UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.        )

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AXIS CAPITAL HOLDINGS LIMITED

(Name of Registrant as Specified in Its Charter)

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March 27, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual General Meeting of Shareholders of AXIS Capital Holdings Limited (“AXIS”), to be held at AXIS Overbay Cottage, 11 Waterloo Lane, Pembroke HM 08, Bermuda, on Wednesday, May 6, 2009 at 8:30 a.m. local time.

The attached Notice of Annual General Meeting of Shareholders and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting, we will make available information relating to the operations of AXIS during the past year. Representatives from our independent registered public accounting firm, Deloitte & Touche, will be present to respond to appropriate questions from shareholders.

Please mark, date, sign and return your proxy card in the enclosed envelope by following the instructions on the proxy card at your earliest convenience. This will assure that your shares will be represented and voted at the meeting, even if you do not attend.

Sincerely,

Michael A. Butt
Chairman of the Board

AXIS CAPITAL HOLDINGS LIMITED

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2009

Notice is hereby given that the Annual General Meeting of Shareholders of AXIS Capital Holdings Limited will be held at AXIS Overbay Cottage, 11 Waterloo Lane, Pembroke HM 08, Bermuda, on Wednesday, May 6, 2009 at 8:30 a.m. local time for the following purposes:

1.	To elect four Class I Directors to hold office until 2012;

2.	To approve an amendment to our 2007 Long-Term Equity Compensation Plan which increases the aggregate number of shares of common stock authorized for issuance by 4,000,000 and provides that the plan may not be materially amended without shareholder approval;

3.	To amend our bye-laws as described in the attached proxy statement;

4.	To appoint Deloitte & Touche, Hamilton, Bermuda, to act as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm; and

5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only shareholders of record, as shown by the AXIS transfer books at the close of business on March 9, 2009, are entitled to notice of and to vote at the meeting.

Our financial statements for the year ended December 31, 2008 together with the report of our independent registered public accounting firm in respect of these financial statements will be presented at the meeting.

By Order of the Board of Directors,

Richard T. Gieryn, Jr.
Corporate Secretary

Pembroke, Bermuda

March 27, 2009

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to Be Held on May 6, 2009:

The Proxy Statement, the 2008 Annual Report to Shareholders and the Form 10-K of AXIS Capital Holdings Limited for 2008 are available at http://materials.proxyvote.com/G0692U.

PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOU ALSO MAY VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE VOTING INSTRUCTIONS PRINTED ON THE ACCOMPANYING PROXY CARD.

AXIS CAPITAL HOLDINGS LIMITED

92 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA

PROXY STATEMENT

FOR

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2009

March 27, 2009

We are furnishing this proxy statement to the shareholders of AXIS Capital Holdings Limited in connection with the solicitation of proxies by the Board of Directors of AXIS Capital Holdings Limited to be voted at the 2009 Annual General Meeting of Shareholders to be held at AXIS Overbay Cottage, 11 Waterloo Lane, Pembroke HM 08, Bermuda, on Wednesday, May 6, 2009 at 8:30 a.m. local time, and at any postponements or adjournments of that meeting.

When used in this proxy statement, the terms “we,” “us,” “our,” “the Company” and “AXIS Capital” refer to AXIS Capital Holdings Limited.

The approximate date on which we are first sending this proxy statement and the accompanying proxy card is March 27, 2009.

This proxy statement, our 2008 Annual Report to Shareholders and our Form 10-K for 2008 are available at http://materials.proxyvote.com/G0692U.

When the accompanying proxy card is properly executed and returned, the proxies named on the proxy card will vote the common shares, par value U.S. $0.0125 per share, of the Company that the card represents at the meeting as specified on the following proposals:

•	the election of the four nominees for the Class I Directors as identified in this proxy statement;

•	the approval of an amendment to our 2007 Long-Term Equity Compensation Plan which increases the aggregate number of shares of common stock authorized for issuance under the plan by 4,000,000;

•	the amendment to our bye-laws as described in the attached proxy statement;

•

the appointment of Deloitte & Touche, Hamilton, Bermuda, to act as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and the authorization of our Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm; and

•	such other business as may properly come before the meeting or any postponements or adjournments thereof.

Shareholders of record as of the close of business on March 9, 2009 are entitled to vote at the meeting. As of March 9, 2009, there were 142,307,961 outstanding common shares entitled to vote at the meeting. Except as set forth in our bye-laws, each common share entitles the holder of record to one vote. In accordance with our bye-laws, shareholders whose shares constitute 9.5% or more of the voting power of our common shares are entitled to less than one vote for each common share held by them, and we will notify them of their voting power prior to the meeting.

Each proposal requires the affirmative vote of a majority of the votes cast at the meeting by the holders of shares represented in person or by proxy at the meeting, provided that there is a quorum consisting of two or more persons present in person and representing in person or by proxy shares representing more than fifty percent (50%) of the aggregate voting power of the Company. We will count common shares held by shareholders who are present in person or by proxy at the meeting and who elect to withhold authority to vote on any director nominee toward the presence of a quorum and as votes cast on the election of directors. As a result, an election to withhold authority to vote will have the same effect as a vote against a director. We will count common shares held by shareholders who are present in person or by proxy at the meeting and who elect to abstain from voting on any proposal, as well as broker non-votes, towards the presence of a quorum, but will not count those shares as a vote for any proposal. We will count common shares held by shareholders who have signed their proxy cards but have not specified how their shares are to be voted towards the presence of a quorum, and we will vote those shares for the election of directors and for each of the other proposals.

Any shareholder giving a proxy has the power to revoke it prior to its exercise by sending notice of revocation to our Secretary in writing, by executing and delivering a subsequent proxy card or by voting in person at the meeting.

Our financial statements for the year ended December 31, 2008 together with the report of our independent registered public accounting firm in respect of these financial statements will be presented at the meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes designated Class I, Class II and Class III. The term of office for each Class I director expires at the annual general meeting in 2009; the term of office for each Class III director expires at the annual general meeting in 2010; and the term of office for each Class II director expires at the annual general meeting in 2011. At each annual general meeting, the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual general meeting to be held in the third year following the year of their election.

Four Class I directors are to be elected at the meeting to hold office until the annual general meeting in 2012. All of the nominees currently are directors. Our Corporate Governance and Nominating Committee recommended all of the nominees to our Board of Directors for election at the meeting. All nominees have consented to serve if elected. We do not expect that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxy cards authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES.

The table below sets forth the names, ages, class and position of the nominees who are standing for election at the meeting:

Name	Age	Class	Position
Michael A. Butt	66	I	Chairman of the Board
John R. Charman	56	I	Chief Executive Officer, President and Director
Charles A. Davis	60	I	Independent Director
Sir Andrew Large	66	I	Independent Director

Michael A. Butt has been Chairman of the Board since September 2002. Mr. Butt also is Chairman of the Board of AXIS Specialty Limited. Mr. Butt has over 42 years of insurance industry experience. From 1982 to 1986, Mr. Butt was the Chairman of Sedgwick Limited and Vice Chairman of the Sedgwick Group plc. From 1987 to 1992, Mr. Butt served as Chairman and Chief Executive Officer of Eagle Star Holdings plc and Eagle Star Insurance Company. From 1993 to 1998, Mr. Butt was Chief Executive Officer and President of Mid Ocean Limited. From 1998 to August 2002, Mr. Butt was a director of XL Capital Ltd. Mr. Butt also is a former director of the Farmers Insurance Group, BAT Industries and Instituto Nazionale delle Assicuranzioni. Mr. Butt also has been the Chairman of the Association of Bermuda Insurers and Reinsurers since January 2008.

John R. Charman has been Chief Executive Officer and President and a director since our inception. Mr. Charman also is Chief Executive Officer and President of AXIS Specialty Limited. Mr. Charman has over 38 years of experience in the insurance industry and has been in a senior underwriting position since 1975. From

2000 to 2001, he served as deputy chairman of ACE INA Holdings and President of ACE International. Mr. Charman also was Chief Executive Officer at ACE Global Markets from 1998 to 2001. Prior to that, Mr. Charman was the Chief Executive Officer of Tarquin plc (a joint venture company among Insurance Partners, Harvard University and the Charman Group), the parent company of the Charman Underwriting Agencies at Lloyd’s. He also was a deputy chairman of the Council of Lloyd’s and a member of the Lloyd’s Core Management Group and Lloyd’s Market Board between 1995 and 1997. He also is a director of the Bank of Bermuda, a wholly-owned, indirect subsidiary of HSBC Holdings plc.

Charles A. Davis has served as a director since our inception. Since June 2005, Mr. Davis has been a member and the Chief Executive Officer of Stone Point Capital LLC. From 1998 until May 2005, he was with MMC Capital, Inc., a subsidiary of Marsh & McLennan Companies, Inc., serving as the Chief Executive Officer from 1999 to 2005 and Chairman from 2002 to 2005. He also served as a Vice Chairman of Marsh & McLennan Companies, Inc. from 1999 to November 2004. Prior to joining MMC Capital in 1998, Mr. Davis spent 23 years at Goldman, Sachs & Co., where, among other positions, he served as head of Investment Banking Services worldwide, head of the Financial Services Industry Group, a General Partner, a Senior Director and a Limited Partner. Mr. Davis also is a director of The Hershey Company and The Progressive Corporation.

Sir Andrew Large has served as a director since December 2006. He retired as Deputy Governor for Financial Stability at the Bank of England and as a member of the Bank’s Monetary Policy Committee in 2006. Prior to his appointment to the Bank of England in September 2002, he was Deputy Chairman of the Board of Barclays Bank plc from May 1998 when he also chaired the Group of 30 Project on Clearing and Settlement. From 1992 to 1997, he chaired the Securities and Investments Board in the United Kingdom. He was an investment banker from 1970 through 1990 at Orion Bank and Swiss Bank Corporation of which he was a member of the Management Board from 1987 through 1989. He began his career at British Petroleum in 1964.

The table below sets forth the names, ages, classes and positions of the directors who are not standing for election at the meeting:

Name	Age	Class	Position
Geoffrey Bell	69	III	Independent Director
Robert L. Friedman	66	II	Independent Director
Donald J. Greene	75	II	Independent Director
Christopher V. Greetham	64	III	Independent Director
Jurgen Grupe	71	II	Independent Director
Maurice A. Keane	67	III	Independent Director
Cheryl-Ann Lister	51	II	Independent Director
Henry B. Smith	60	III	Independent Director
Frank J. Tasco	81	II	Independent Director

Geoffrey Bell has served as a director since September 2006. He currently is President of Geoffrey Bell and Company formed in 1982 as a consultant to major corporations and banks internationally providing advice on capital market transactions as well as undertaking economic, financial and country risk analysis. He also is the Founder and is a member of the Board of Directors of the Consultative Group of International Economic and Monetary Affairs known as the Group of 30.

Robert L. Friedman has served as a director since our inception. Since 1999, Mr. Friedman has been a Senior Managing Director of The Blackstone Group L.P., and since February 2003 he also has been that firm’s Chief Legal Officer. Prior to joining Blackstone, Mr. Friedman was a partner at Simpson Thacher & Bartlett LLP for 25 years, where he served as a senior member of that law firm’s mergers and acquisitions practice. Mr. Friedman currently serves as a director of TRW Automotive Holdings Corp, FGIC Corporation and The India Fund, Inc.

Donald J. Greene has served as a director since our inception. Mr. Greene was a named partner of LeBoeuf, Lamb, Greene & MacRae LLP (now known as Dewey & LeBoeuf LLP), where he practiced from 1964 until his retirement in 2001. Mr. Greene also is a director of Associated Electric & Gas Insurance Services Limited and of its wholly-owned Lloyd’s syndicate management company, AEGIS Managing Agency Limited. He is a former director of AXA Financial Holdings and Equitable Life Assurance Company. He was a founding director and former Chairman of the International Insurance Foundation and a former director of the International Insurance Council. He is a member of the board of overseers of the School of Risk Management of St. John’s University (which school was formerly the College of Insurance) and a director of the Risk Foundation. In addition, he is an invested Commander of the Most Excellent Order of the British Empire by order of Her Majesty’s Government for service to Lloyd’s, the British insurance industry and the community of international insurance and law.

Christopher V. Greetham has served as a director since October 2006. He retired from his position as Executive Vice President and Chief Investment Officer of XL Capital Ltd. in September 2006. From 1982 to 1996, Mr. Greetham was Chief Financial Officer of OIL Insurance Ltd. and President of OIL Investment Corporation Ltd. Between 1975 and 1982, he served as an investment analyst and a portfolio manager at Bankers Trust Company. He also is a director of The First American Corporation.

Jurgen Grupe has served on our Board of Directors since May 2004. He also is a director of AXIS Specialty Holdings Ireland Limited, AXIS Re Limited and AXIS Specialty Europe Limited. From 1998 until his retirement in 2002, Mr. Grupe was a director of Aon Reinsurance Worldwide and Chairman of the Board of Aon Reinsurance Europe. Prior to Aon’s acquisition of Jauch & Hubener Gmbh in 1997, he was a partner at Jauch & Hubener and Chairman of its reinsurance brokerage company.

Maurice A. Keane has served as a director since September 2002. He also is Chairman of the Board of AXIS Specialty Holdings Ireland Limited and a director of AXIS Re Limited and AXIS Specialty Europe Limited. Mr. Keane formerly was the Group Chief Executive Officer of the Bank of Ireland, a position he held from 1998 until his retirement in 2002. He was Deputy Group Chief Executive Officer from 1991 through 1997, having been a Managing Director since 1983. He currently is a director of DCC plc and is a member of the National Pension Reserve Fund Commission. In January 2009, he was appointed a director of Anglo Irish Bank Corporation Limited after it was nationalized.

Cheryl-Ann Lister was elected as a director in September 2008. Ms. Lister began her career in 1980 at the Bank of N.T. Butterfield & Son Limited as the manager of the investment department at Bermuda Commercial Bank in 1987. In 1992, she joined EBT Securities Limited, a privately held international investment trading company, and ultimately served as a director with responsibilities for the company’s operations in Bermuda and Brazil. From 1999 through 2006, Ms. Lister served in both the chairperson and CEO roles at the Bermuda Monetary Authority, which is responsible for regulating and supervising financial institutions in Bermuda. Ms. Lister was a founding member and President of the Bermuda Society of Financial Analysts and served as a Governor for the Association of Investment Management and Research (now the CFA Institute). She also served as President of the International Society of Financial Analysts. Ms. Lister currently serves as a consultant to the Bermuda Ministry of Justice on matters relating to anti-money laundering and anti-terrorism financing and is also the Chairperson of the National Anti-Money Laundering Committee.

Henry B. Smith has served as a director since May 2004. Mr. Smith served as the Chief Executive Officer and President of W.P. Stewart & Co., Ltd. from May 2005 to March 2006. Mr. Smith is the former Chief Executive Officer of the Bank of Bermuda Limited, a position he held from March 1997 until March 2004. He joined the Bank of Bermuda in 1973 as a management trainee and held various senior positions within the Bank of Bermuda, including Executive Vice President and Chief Operations Officer, Executive Vice President, Europe and Senior Vice President and General Manager, Retail Banking. He also is a director of the Bank of Bermuda, a wholly-owned indirect subsidiary of HSBC Holdings plc, and W.P. Stewart & Co., Ltd.

Frank J. Tasco has served as a director since our inception. Mr. Tasco retired in 1992 as Chairman of the Board and Chief Executive Officer of Marsh & McLennan Companies, Inc., a position he held since 1986. From December 1992 to December 1994, Mr. Tasco served as Chairman of Borden, Inc.

CORPORATE GOVERNANCE

Independence of Directors

Our Board of Directors consists of 13 directors, of which 11 are non-management directors. The board has determined that all 11 of our non-management directors are independent as defined in the listing standards of the New York Stock Exchange. The board has made this determination based primarily on a review of the responses of the directors to questions regarding employment and compensation history, family relationships and affiliations, and discussions with the directors. With respect to Mr. Charles A. Davis, the board reviewed his current relationship with Stone Point Capital, LLC and the amount of our common shares and warrants owned by entities that are managed by or affiliated with Stone Point along with assets that we currently have under management with affiliates of Stone Point. The board determined that neither this relationship nor the amount of common shares and warrants that may be deemed to be beneficially owned by Stone Point or its affiliates constituted a material relationship with us as defined in the listing standards of the New York Stock Exchange. With respect to Mr. Robert L. Friedman, the board reviewed his relationship with The Blackstone Group L.P. and various investments held by us in Blackstone or that are managed by affiliates of Blackstone. With respect to Mr. Christopher V. Greetham, the board reviewed his service solely as an advisory board member to a fund group with respect to which we have an investment in one fund. The board determined that these transactions did not constitute a material relationship with us as defined in the listing standards of the New York Stock Exchange. For more details about these transactions and our share ownership, see “Certain Relationships and Related Transactions” and “Principal Shareholders” in this proxy statement.

Meetings of the Board of Directors and its Committees

Pursuant to our Corporate Governance Guidelines, we expect directors to attend all meetings of our Board of Directors, all meetings of all committees of the board on which they serve and each annual general meeting of shareholders, absent exigent circumstances. Our Board of Directors met five times during the year ended December 31, 2008. No director attended fewer than 75% of the aggregate of the total number of meetings of the board and the total number of meetings of all committees of the board on which the director served. All twelve of our directors serving at the time of our 2008 annual general meeting of shareholders attended the meeting. Our non-management directors meet in executive session without management at each meeting of the board. They have selected Mr. Greene as the presiding director.

Our Board of Directors currently maintains Executive, Audit, Compensation, Corporate Governance and Nominating, Finance and Risk Committees. Current copies of the charter for each of these committees, as well as our Corporate Governance Guidelines and Code of Business Conduct, are available on our website at www.axiscapital.com and are available, without charge, in print to any shareholder who requests them by contacting our Secretary at 92 Pitts Bay Road, Pembroke HM 08, Bermuda.

Executive Committee.    The Executive Committee is composed of Messrs. Butt, Charman and Davis and is chaired by Mr. Greene. This committee may exercise the authority of the Board of Directors when the entire Board of Directors is not available to meet, except in cases where the action of the entire Board of Directors is required by our memorandum of association, our bye-laws or applicable law. The Executive Committee did not meet during the year ended December 31, 2008.

Audit Committee.    The Audit Committee is composed of Messrs. Greene and Keane and Ms. Lister and is chaired by Mr. Smith. This committee has general responsibility for the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence and the performance of our internal audit functions and independent auditors. The committee appoints, retains and determines the compensation for our independent auditors, pre-approves fees and services of the independent auditors and reviews the scope and results of their audit. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of the Audit Committee is a non-management director and is independent as defined in the listing standards of the New York Stock Exchange and under the Exchange Act. Our Board of

Directors has determined that each of Messrs. Greene, Keane and Smith and Ms. Lister qualify as an audit committee financial expert pursuant to the rules and regulations of the Securities and Exchange Commission, or SEC. The Audit Committee met nine times during the year ended December 31, 2008.

Compensation Committee.    The Compensation Committee is composed of Messrs. Greene, Greetham, Grupe and Smith and is chaired by Mr. Tasco. This committee establishes our Chief Executive Officer’s and our other executive officers’ compensation in light of our established corporate performance goals and makes recommendations to our Board of Directors with respect to overall officer, management and employee compensation policies, incentive compensation plans, equity-based plans and director compensation. Each member of this committee is a non-management director and is independent as defined in the listing standards of the New York Stock Exchange. The Compensation Committee met five times during the year ended December 31, 2008.

Compensation Committee Process

Under our Compensation Committee’s charter, the Committee has the power and duty to set the Chief Executive Officer’s annual compensation after evaluating his performance under corporate goals and objectives that the Compensation Committee sets each year. The Compensation Committee also has the authority to make recommendations to the board regarding compensation programs and policies affecting other employees, including the other executive officers, and the form and amount of director compensation. The Compensation Committee is empowered to approve initial offers of employment, salary increases, bonuses and other incentive payments for our highest salary grade level employees, including our executive officers, and must approve all equity awards to our executive officers. The Compensation Committee also is responsible for the design of our incentive and equity compensation plans and any changes or amendments to those plans. The Compensation Committee is permitted to delegate any of its responsibilities to subcommittees in its discretion, but to date has not done so.

Our Compensation Committee generally receives proposals and information from our human resources department and from our Chief Executive Officer for their consideration regarding executive and director compensation. Our Chief Executive Officer makes recommendations regarding salary increases, annual cash incentives and equity awards for all of our executive officers other than himself. The Compensation Committee also approves salary increases, incentive payments and equity awards for our executive officers. Our Compensation Committee receives input from our Chief Human Resources Officer, in consultation with third-party consultants and senior management, as necessary, regarding director compensation. However, the Compensation Committee is responsible for recommendations to the board regarding director compensation.

Our Compensation Committee has sole authority to retain and terminate any consultants used to evaluate executive compensation, and may retain other advisors if and when it deems necessary. The Compensation Committee employs compensation consultants to assist in establishing compensation policies and programs, and considers reports prepared by compensation consultants engaged by management. The consultants prepare reports comparing our compensation programs to those of peer companies, to aid the Compensation Committee in ensuring the competitiveness and appropriateness of our compensation programs. During 2008, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”) as its independent compensation consultant. During the year, PM&P reviewed and advised the Compensation Committee on matters concerning compensation of the Chief Executive Officer and the other named executive officers. PM&P prepared a formal presentation for the Compensation Committee in May 2008 regarding executive compensation. PM&P had provided a formal report on directors’ compensation in September of 2007. We did not request an additional review on director compensation in 2008. During 2008, our Human Resources Department engaged Mercer Human Resources Consulting on behalf of management to assist in a review of the 2007 Long-Term Equity Compensation Plan, which was approved by our shareholders in May 2007 and for which our shareholders are being asked to approve an amendment at this meeting.

At the beginning of each calendar year, our Compensation Committee generally reviews the incentive plan results from the prior year, makes final determinations regarding salaries for the current year and equity awards and incentive cash payments for prior-year performance, establishes the performance goals under the incentive plan for the current year, approves the Compensation Committee’s report for our proxy statement and conducts a self-assessment. Mid-year the Compensation Committee generally reviews the compensation consultant’s report, if any, regarding our executive compensation program and generally reviews our compensation programs. In the fall of each year, the Compensation Committee reviews our director compensation program, approves any needed changes to the director compensation program, and conducts a preliminary assessment of our performance for the year. Our Compensation Committee generally meets at the end of each calendar year to make preliminary decisions regarding the salaries for the next calendar year and to determine the equity awards and incentive cash payments that will be made at the beginning of the next calendar year, subject to final year-end results.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2008, none of our executive officers served as a member of the compensation committee or as a director of another entity, one of whose executive officers served on our Compensation Committee or as one of our directors.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee is composed of Mr. Bell, Mr. Keane and Sir Andrew Large and is chaired by Mr. Greene. This committee takes a leadership role in shaping our corporate governance by identifying and proposing qualified director nominees, overseeing the purpose, structure and composition of the board committees, overseeing the annual evaluation of the Board of Directors and the committees and periodically reviewing our Code of Business Conduct and Corporate Governance Guidelines. Each member of this committee is a non-management director and is independent as defined in the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee met four times during the year ended December 31, 2008.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders to be nominated to our Board of Directors for election at the annual general meeting of shareholders. A shareholder who wishes to submit a candidate for consideration must be a shareholder of record at the time that it submits a candidate for nomination and must be entitled to vote for the candidate at the meeting. A shareholder must give written notice of the submission to our Secretary not less than 90 days nor more than 120 days prior to the anniversary of the annual general meeting of shareholders for the preceding year. The notice must include:

•	the name, age and business and residence addresses of the candidate,

•	the principal occupation or employment of the candidate,

•	the number of common shares or other securities of the Company beneficially owned by the candidate,

•	all other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, and

•	the candidate’s written consent to be named in the proxy statement and to serve as a director if elected.

The notice also must include information on the shareholder submitting the nomination, including the shareholder’s name and address as it appears on our books and the number of our common shares beneficially owned by the shareholder.

The Corporate Governance and Nominating Committee believes that directors should be persons who combine the highest standards of integrity and significant accomplishments in their chosen field of endeavor. Directors should bring a diversity of experiences, skills and perspectives to our Board of Directors. The committee considers qualities of intelligence, honesty, perceptiveness, good judgment, high ethics and standards, integrity and fairness to be of paramount importance. It also examines experience, knowledge and skills in business judgment, leadership, strategic planning, general management practices and crisis response. In addition, the committee looks for candidates with financial expertise and a willingness and ability to commit the time required to fully discharge their responsibilities to the board. The committee evaluates candidates on the basis of their qualifications and not on the basis of the manner in which they were submitted for consideration.

Finance Committee.    The Finance Committee is composed of Messrs. Bell, Friedman and Greetham and is chaired by Mr. Davis. This committee generally approves and monitors the investment of funds and financing facilities. It also is responsible for establishing our investment guidelines, approving the selection and terms of investment managers, evaluating the performance of investment managers, monitoring the need for additional financing and ensuring compliance with outstanding debt facility covenants. The Finance Committee met five times during the year ended December 31, 2008.

Risk Committee.    The Risk Committee is composed of Messrs. Bell, Charman, Greene, Grupe and Keane and Ms. Lister, with Sir Andrew Large serving as Chairman. The purpose of the Risk Committee is to assist the board in its oversight of risks to which the Company is exposed. The Risk Committee met four times during the year ended December 31, 2008.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to all of our directors and employees, including our Chief Executive Officer and President, our Chief Financial Officer and our Controller. Copies of our Code of Business Conduct and our Corporate Governance Guidelines are available on our website at www.axiscapital.com and are available, without charge, in print to any shareholder who requests them by contacting our Secretary at 92 Pitts Bay Road, Pembroke HM 08, Bermuda. We intend to disclose on our website any required amendment to, or waiver of, a provision of the Code of Business Conduct that applies to our Chief Executive Officer and President, our Chief Financial Officer or our Controller. In addition, waivers of the Code of Business Conduct for our directors and executive officers may be made only by our Board of Directors or the Corporate Governance and Nominating Committee and will be promptly disclosed to shareholders on our website in accordance with the listing standards of the New York Stock Exchange.

Shareholder Communications with the Board of Directors

Shareholders and other interested parties may send communications to our Board of Directors by sending written notice to our Secretary. The notice may specify whether the communication is directed to the entire board, to the non-management directors, to the presiding director of the non-management directors or to a particular board committee or other director. Our Secretary will handle routine inquiries and requests for information or will otherwise determine whether the communication is made for a valid purpose and is relevant to the Company and its business and, if he so determines, will forward the communication to the Chairman of the Board, to the non-management directors or to the appropriate committee chairman or director. At each meeting of our Board of Directors, our Secretary presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors on request.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of February 17, 2009 regarding beneficial ownership of our common shares by each of the following, in each case based on information provided to us by these individuals:

•	each person or group known to us to be the beneficial owner of more than 5% of our common shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

	Number of Common Shares (1)	Percent of Outstanding Common Shares (1)
Directors and Executive Officers
Geoffrey Bell	8,146	*
Michael A. Butt(2)	937,130	*
John R. Charman(3)	6,525,754	4.5%
Charles A. Davis(4)	—	—
Robert L. Friedman	7,000	*
Donald J. Greene(5)	88,000	*
Christopher V. Greetham	10,496	*
Jurgen Grupe	—	—
Maurice A. Keane(6)	79,009	*
Sir Andrew Large	5,024	*
Cheryl-Ann Lister	5,901	*
Henry B. Smith(7)	27,698	*
Frank J. Tasco(8)	69,648	*
William A. Fischer(9)	523,661	*
David B. Greenfield	130,200	*
John Gressier(10)	629,739	*
Dennis B. Reding(11)	480,392	*
All directors and executive officers as a group (19 persons)(12)	10,291,776	7.0%

Other Shareholders
Trident II, L.P. and related entities(13)	19,818,344	12.4%
FMR LLC and related entities(14)	14,092,447	9.9%
Barclays Global Investors, NA and related entities(15)	8,905,655	6.2%
AXA Financial, Inc. and related entities(16)	9,559,201	6.7%

*	Less than 1%

(1)	Number of common shares beneficially owned and percentage ownership are based on 142,983,212 common shares outstanding as of February 17, 2009, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting or investment power with respect to such shares. All outstanding warrants for common shares and options for common shares currently exercisable or exercisable within 60 days after February 17, 2009 are deemed to be outstanding and to be beneficially owned by the person holding such warrants or options for the purpose of computing the number of common shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the table, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Our bye-laws reduce the total voting power of any shareholder owning 9.5% or more of our common shares to less than 9.5% of the voting power of our capital stock.

(2)	Includes 707,130 common shares held directly by Mr. Butt and options to acquire 230,000 common shares.

(3)	Includes 1,722,064 common shares held directly by Mr. Charman, 1,804,908 common shares owned by Dragon Holdings Trust (“Dragon Trust”), 497,704 common shares owned by N.I.M.I.C. International Ltd., a company that is wholly owned by N.I.M.I.C. Trust (formerly known as the JR Charman Children’s Settlement), and options to acquire 910,112 common shares. It also includes 1,193,227 common shares issuable upon exercise of warrants of the Company held by Dragon Trust and 397,739 common shares issuable upon exercise of warrants of the Company held by N.I.M.I.C. International Ltd. It does not include 300,000 series B preferred shares owned by N.I.M.I.C. International Ltd. Mr. Charman may be deemed to share voting and/or dispositive power with respect to the common shares and common shares issuable upon exercise of the warrants held by Dragon Trust and N.I.M.I.C. International Ltd., but he disclaims beneficial ownership of all such common shares. The trustee of Dragon Trust and the N.I.M.I.C. Trust is Codan Trust Company Limited (“Codan”) whose registered office is at Richmond House, 12 Par-La-Ville Road, Hamilton HM08, Bermuda. Any two directors or one director and one officer of Codan are authorized to sign documentation on behalf of Codan as trustees of Dragon Trust with respect to its exercise of its dispositive power over the common shares and common shares issuable upon the exercise of warrants of the Company held by Dragon Trust. Mr. Charman has a discretionary and contingent interest in the trust property of Dragon Trust. He also has the power to appoint and remove new or successor trustees. The Trustee has absolute discretion as to whether to make any distributions to him or not and there are other family beneficiaries. Mr. Charman’s contingent interest is subject to him surviving to the end of the trust period, which is expected to be at least 80 years. Mr. Charman has no beneficial interest in the property of N.I.M.I.C. International Ltd. or the N.I.M.I.C. Trust, although he has the power to appoint new or successor trustees and to request that trustees of the N.I.M.I.C. Trust resign.

(4)	Mr. Davis is a member and the Chief Executive Officer of Stone Point Capital LLC and one of the members of Stone Point LLC who participates in the management of Trident II, L.P., Marsh and McLennan Capital Professional Fund, L.P. and Marsh & McLennan Employees’ Securities Company, L.P. Mr. Davis may be deemed to share voting and dispositive power with respect to the common shares and common shares issuable upon exercise of the warrants of the Company that are, or may be deemed to be, beneficially owned by Trident II, L.P., Marsh & McLennan Capital Professional Fund, L.P. and Marsh & McLennan Employees’ Securities Company, L.P. Mr. Davis disclaims beneficial ownership of all such common shares, except to the extent of any pecuniary interest therein. See footnote 13 below.

(5)	Includes 72,000 common shares held directly by Mr. Greene and options to acquire 16,000 common shares. Does not include 33,725 phantom shares issued in lieu of director’s fees and in lieu of dividend payments on phantom shares.

(6)	Includes 55,009 common shares held directly by Mr. Keane and options to acquire 24,000 common shares.

(7)	Includes 19,698 common shares held directly by Mr. Smith and options to acquire 8,000 common shares.

(8)	Includes 45,648 common shares held directly by Mr. Tasco and options to acquire 24,000 common shares. Does not include 31,715 phantom shares issued in lieu of director’s fees and in lieu of dividend payments on phantom shares.

(9)	Includes 283,661 common shares held directly by Mr. Fischer and options to acquire 240,000 common shares.

(10)	Includes 409,739 common shares held directly by Mr. Gressier and options to acquire 220,000 common shares.

(11)	Includes 350,392 common shares held directly by Mr. Reding and options to acquire 130,000 common shares.

(12)	Includes 6,648,698 commons shares, warrants to acquire 1,590,966 common shares and options to acquire 2,052,112 common shares.

(13)	The number of common shares beneficially held and the information set forth below is based solely on information contained in Amendment No. 5 to the Schedule 13G filed on February 7, 2008 by Trident II, L.P. (“Trident II”), Trident Capital II, L.P. (“Trident GP”), Stone Point Capital LLC (“Stone Point”), Marsh & McLennan Capital Professional Fund, L.P. (“Trident PF”) and Marsh & McLennan Employees’ Securities Company, L.P. (“Trident ESC”) and includes common shares beneficially held as of December 31, 2007 by such entities. Trident II and Trident GP have shared voting and dispositive power over 19,818,344 common shares. Trident PF has shared voting and dispositive power over 554,436 common shares. Trident ESC has shared voting and dispositive power over 558,148 common shares. Stone Point has shared voting power over 20,372,780 common shares. The sole general partner of Trident II is Trident GP. Trident II is the direct beneficial owner of 2,900,032 common shares and 16,918,312 common shares issuable upon exercise of warrants of AXIS Capital. As the general partner, Trident GP holds voting and investment power with respect to the securities of AXIS Capital that are, or may be deemed to be, beneficially owned by Trident II. The manager of Trident II is Stone Point, and the members of Stone Point are Charles A. Davis, Meryl D. Hartzband, James D. Carey, Nicolas D. Zerbib and David J. Wermuth. The general partners of Trident GP are four single member limited liability companies that are owned by individuals who are members of Stone Point (Messrs. Davis, Carey and Wermuth and Ms. Hartzband). Each of the single member limited liability companies that is a general partner of Trident GP has disclaimed beneficial ownership of the common shares and warrants that are, or may be deemed to be, beneficially owned by Trident II. The sole general partner of Trident PF is a company controlled by the four individuals who are members of Stone Point. The sole general partner of Trident ESC is a company that is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”). Trident PF has agreed that it will not dispose of its holdings in AXIS Capital prior to Trident II and to the extent that it elects to divest of its interest in AXIS Capital at the same time as Trident II, Trident PF will divest its holdings in AXIS Capital in parallel with Trident II. Trident ESC has agreed that it will divest its holdings in AXIS Capital in parallel with Trident II. As a result of this agreement, Trident II may be deemed to beneficially own 162,792 common shares directly held by Trident PF and Trident ESC and warrants to purchase 949,792 common shares held by Trident PF and Trident ESC, and Trident PF and Trident ESC may be deemed to beneficially own 2,900,032 common shares directly held by Trident II and warrants to purchase 16,918,312 common shares held by Trident II. Trident II disclaims beneficial ownership of all common shares and warrants beneficially owned by Trident PF and Trident ESC, and Trident PF and Trident ESC each disclaims beneficial ownership of all common shares and warrants beneficially owned by Trident II and each other. Stone Point has authority to execute documents on behalf of the general partner of Trident ESC pursuant to a limited power of attorney. The principal address for Trident II, Trident GP, Trident PF and Trident ESC is c/o Maples & Calder, Ugland House, Box 309, South Church Street, Georgetown, Grand Cayman, Cayman Islands. The principal address for Stone Point is 20 Horseneck Lane, Greenwich, Connecticut 06830.

(14)	The number of common shares beneficially held and the information set forth below is based solely on information contained in Amendment No. 5 to the Schedule 13G filed on February 17, 2009 by FMR LLC (“FMR”) and Edward C. Johnson 3d., and includes common shares beneficially held as of December 31, 2008 by such entities. FMR has sole voting power over 837,262 common shares and sole dispositive power over 14,092,447 common shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 13,255,285 common shares; Pyramis Global Advisors Trust Company, 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR, and a bank, is the beneficial owner of 321,780 common shares; and Pyramis Global Advisors, LLC, 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR, and an investment adviser, is the beneficial owner of 6,500 common shares. Each of Mr. Johnson and FMR, through control of Pyramis Global Advisors Trust Company and Pyramis Global Advisors, LLC, has sole power to vote or to direct the voting of the 321,780 common shares and 6,500 common shares beneficially owned by those entities, respectively. The address for FMR and Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(15)	The number of common shares beneficially held and the information set forth below is based solely on information contained in the Schedule 13G filed on February 5, 2009 by Barclays Global Investors, NA. (“Barclays Global Investors”) and certain of its affiliates, and includes common shares beneficially held as of December 31, 2008. Barclays Global Investors and the other beneficial owners listed below, as a group, are the beneficial owners of an aggregate of 8,905,655 common shares. Barclays Global Investors holds sole voting power over 4,862,995 common shares and sole dispositive power over 6,090,280 common shares. Barclays Global Fund Advisors, a registered investment adviser, holds sole voting and dispositive power over 1,177,040 common shares. Barclays Global Investors, LTD, a bank, holds sole voting power over 627,390 common shares and sole dispositive power over 776,394 common shares. Barclays Global Investors Japan Limited, a registered investment adviser, holds sole voting and dispositive power over 736,325 common shares. Barclays Global Investors Canada Limited, a registered investment advisor, holds sole voting and dispositive power over 110,417 common shares. Barclays Global Investors Australia Limited holds sole voting and dispositive power over 15,199 common shares. The address for Barclays Global Investors and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, California 94105. The address for Barclays Global Investors, LTD is 1 Royal Mint Court, London, EC3N 4HH. The address for Barclays Global Investors Japan Limited is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-0012, Japan. The address for Barclays Global Investors Canada Limited is Brookfield Place 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1, and the address for Barclays Global Investors Australia Limited is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220.

(16)	The number of common shares beneficially held and the information set forth below is based solely on information contained in Amendment No. 5 to the Schedule 13G filed on February 13, 2009 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and AXA Financial, Inc. and includes common shares beneficially held as of December 31, 2008 by such entities. These entities have sole voting power over 8,521,151 common shares and sole dispositive power over 9,559,201 common shares. The address for AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle is 26, rue Drouot, 75009 Paris, France; the address for AXA is 25, avenue Matignon, 75008 Paris, France; and the address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.

EXECUTIVE OFFICERS

The table below sets forth certain information concerning our executive officers:

Name	Age	Positions
Michael A. Butt(1)	66	Chairman of the Board
John R. Charman(1)	56	Chief Executive Officer and President
William A. Fischer	48	Chief Executive Officer and President, AXIS Re Bermuda
David B. Greenfield	46	Chief Financial Officer
John Gressier	41	Chairman, AXIS Insurance
Karl Mayr	59	Chief Executive Officer and President, AXIS Re Europe
Michael E. Morrill	49	Chief Executive Officer and President, AXIS Re U.S.
Dennis B. Reding	60	Chief Operating Officer

(1)	Biography available under “Board of Directors.”

William A. Fischer has been Chief Executive Officer and President of AXIS Re Bermuda since our inception. Mr. Fischer has 22 years of industry experience. Mr. Fischer began his career at Skandia America Reinsurance in 1987 as a treaty underwriter, where he served until November 1991. From November 1991 to October 1994, he served as Vice President of Treaty Property Underwriting at Transatlantic Reinsurance Company. Mr. Fischer then served as Executive Vice President with responsibilities for property, accident and health, and financial products at Everest Re Group, Ltd. from October 1994 to May 2001. He then served as a Senior Vice President of the Broker Market Group of American Re, where he was responsible for all property business, until joining us in late 2001.

David B. Greenfield joined AXIS Capital in August 2006 as Chief Financial Officer. Prior to joining AXIS, Mr. Greenfield was a partner with KPMG LLP, which he joined in 1984, serving clients in the financial services industry. In addition, Mr. Greenfield was KPMG’s Global Sector Chair for Insurance and a member of KPMG’s Global Financial Services Leadership Team. Mr. Greenfield was the lead partner for several of KPMG’s largest insurance clients. His leadership responsibilities at KPMG included international client development and management over teams of partners and staff globally.

John Gressier was appointed Chairman of AXIS Insurance in January 2007. Prior to that appointment, he served as Deputy Chairman of AXIS Insurance since January 2005 and Chief Executive Officer and President of AXIS Global Insurance since April 2002. Mr. Gressier has over 22 years of experience in the insurance industry. Mr. Gressier served as an underwriter at Charman Underwriting Agencies from 1989 until ACE Limited acquired Charman in 1998. Mr. Gressier then served as Deputy Underwriter of Syndicates 488/2488, Director of ACE Global Markets Underwriting Limited and Director of Marine and Specialty Lines for Syndicate 2488. He also was a member of ACE Global Markets Executive Underwriting Committee. In February 2001, Mr. Gressier was appointed Joint Active Underwriter of Syndicate 2488 and director of the ACE Agency Board, where he served until joining us in 2002.

Karl Mayr has been Chief Executive Officer and President of AXIS Re Europe since August 2003. Mr. Mayr has 28 years of reinsurance experience. He joined Frankona Ruckversicherungs-AG in 1980, where he was appointed a member of the Board of Management in 1992. From 1988 to 1992, he held senior officer positions at the U.S. branch of Frankona in Kansas City, Missouri, which he led from 1990. After the acquisition of Frankona by ERC, he served on various boards of management in the German companies as well as a director on the boards of several European affiliates. From 2002 until July 2003, Mr. Mayr was Chief Executive Officer of GE Frankona Re.

Michael E. Morrill has been Chief Executive Officer and President of AXIS Re U.S. since August 2002. Mr. Morrill has over 22 years of experience in the insurance and reinsurance industry. From 2001 to 2002, Mr. Morrill was the President and Chief Executive Officer of Gerling Global Reinsurance Corporation of America. From 1996 to 2001, he served as Chief Underwriting Officer for North America and Senior Vice President at Transatlantic Reinsurance Company. He also has held senior management and underwriting positions at Munich American Reinsurance Company, Cologne Reinsurance Company of America and Christiania General Insurance Company.

Dennis B. Reding was appointed Chief Operating Officer of AXIS Capital in January 2007 and, prior to that appointment, served as Chairman of AXIS Insurance since January 2005. From January 2003 until December 2004, he was Chief Executive Officer of AXIS U.S. Insurance. Mr. Reding has 38 years of industry experience. Mr. Reding was President and Chief Executive Officer of Westchester Specialty Group from 1992 to 1998. He then served as President and Chief Executive Officer of ACE USA, Inc. from 1998 to 2001 and President of ACE INA Holdings, Inc. from 2001 to 2002. Mr. Reding was Chairman and Chief Executive Officer of Combined Specialty Group, Inc., an Aon subsidiary, in 2002.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Overview:

2008 was an extremely challenging year for AXIS and the property and casualty insurance industry as a whole. Accordingly, the Compensation Committee made the following compensation determinations with respect to our named executive officers:

•

The bonus pool amount for named executive officers was awarded at between 70% and 75% of target bonus for each named executive officer. This resulted in bonus payments that were 26% (for our CEO) to 41% of the awards paid in 2007;

•	Equity grants by officer were between 50%—66% of the grants made in 2007; and

•	Base salaries for 2009 were frozen relative to 2008 levels.

The Compensation Committee believes that these actions were reasonable and consistent with our compensation philosophies as described below.

While our financial results did not meet the targets that we set at the beginning of the year, we believe that they were nevertheless strong. Impacting our 2008 results was Hurricane Ike, the third most costly windstorm in U.S. history. Additionally, insurance rates in our core product lines continued to suffer from declines in pricing, and the global financial crisis had a negative impact our investment earnings. Despite these challenges, we were able to achieve a return on average shareholders’ common equity, or ROACE, of 8.1% and a net income of $351 million. Additionally, we received an upgrade in our financial strength rating to “A+” from Standard & Poor’s. We believe that achieving this upgrade during a period of such global financial uncertainty is noteworthy.

Objectives of AXIS’s Executive Compensation Programs:

At AXIS, our stated mission is to become the leading diversified global specialty insurance and reinsurance company as measured by quality, sustainability and profitability. We strive to achieve a return on equity of 15% or better over an underwriting cycle. To achieve outperformance in a highly cyclical business, we are tasked with ensuring that our capital is adequately protected to take full advantage of market opportunities for our shareholders when they are available. Critical to the achievement of this objective is recruiting and retaining the best talent in the global marketplace.

We have designed our executive compensation program with a goal of attracting, retaining and motivating superior talent globally and maximizing shareholder value in the long-term. The overall combination of executive compensation and benefits that we pay our executive officers is designed to reward above-median performance with above-median levels of compensation as compared to our competitive universe. Further, the programs are designed to provide a combination of fixed and variable components of compensation so that below-median performance can be appropriately addressed with reductions in levels of compensation commensurate with such performance.

Our industry is highly cyclical in nature, largely due to fluctuations in industry capital levels. These industry capital levels are out of our executive officers’ control, but drive the overall competitive environment in our underwriting operations. As a result, flexibility is of utmost importance in our compensation programs. Additionally, conditions in the global capital markets more broadly can significantly impact the performance of our invested assets. For example, throughout much of 2008, the global capital markets experienced a significant amount of deleveraging, which is expected to continue through much, if not all, of 2009. We believe that we should reward our executive officers for adequately protecting our capital under such difficult market conditions so that, going forward, we can participate in value creation opportunities for our shareholders. We also believe that we should reward our executive officers for outperforming leaders of similar businesses and achieving results for our shareholders that are beneficial under such market conditions. Therefore, our compensation programs are designed to take into account all of the relevant circumstances and provide competitive compensation to attract, reward, motivate and retain our executive officers. We generally seek to avoid creating incentive compensation plans that are inflexible or that are overly formulaic.

Individual performance also plays a role in our decisions regarding executive officers’ compensation; however, consistent with our emphasis on flexibility, we do not generally have structured individual goals for our executive officers. Instead, our Compensation Committee reviews the performance of the portion of our business for which the executive officer is responsible, reviews the individual performance of the executive officer in achieving the objectives for his or her business segment, considers the opinion of Mr. Charman, our Chief Executive Officer (except with regard to his own individual performance), considers the overall performance of the Company, and considers any other factors it deems relevant in evaluating the individual performance of our top executive officers.

Furthermore, our Chief Executive Officer’s compensation program is designed to reflect his significant level of responsibility and overall contributions to our success. At AXIS, our Chief Executive Officer coordinates our insurance and reinsurance businesses, which are separate leading global businesses that our Chief Executive Officer was instrumental in building into highly successful enterprises under his leadership. We believe that he has a higher level of risk management, marketing and client service responsibility than is often the case at comparable companies. Our Chief Executive Officer is responsible for the coordination of all aspects of our business from a risk-management perspective. The significant diversity of our operations and successful management of these operations ultimately serves to preserve our capital and drive long-term shareholder returns. Therefore, we have designed our Chief Executive Officer’s compensation to reflect this situation, both to compensate him for the functions he performs and to ensure that his compensation is connected to the successes attributable to his skills and responsibilities.

Competitive Market Analysis:

While AXIS gives careful consideration to each element of total compensation, we evaluate our competitive position with respect to our named executive officers on a total direct compensation basis, which consists of base salary, annual bonus and long-term incentives, because these are the most significant elements of compensation and also because other elements vary greatly from company to company and are difficult to compare. The Compensation Committee engages an independent consultant to periodically review the appropriateness of our executive compensation program so that the committee can make adjustments as needed. The consultant provides AXIS with a competitive market perspective of total direct compensation based on an analysis of proxy disclosures of publicly-traded insurance companies that we consider to be our peers and/or competitors. In designing a competitive executive compensation program, we take into account the need to attract qualified executives in geographic areas where we operate, such as Bermuda, Singapore and London, that have a relatively higher cost of living, as well as the costs associated with relocating executives to those areas.

In May 2008, Pearl Meyer & Partners (“PM&P”) reviewed our 2007 executive compensation program and company performance. Mr. Charman’s compensation was compared to that of chief executive officers at our peer companies. Because executive job functions at our peer companies vary, we compared our executive officers’ compensation (other than our Chief Executive Officer’s and Chief Financial Officer’s) to that of executive officers at the peer companies who have the most similar positions to those of our named executive officers. However, to address in part the variation in business structures and because consistent information regarding comparable officers at other companies is difficult to obtain, the consultant also compared our executive officers’ compensation, other than our Chief Executive Officer’s and Chief Financial Officer’s, to that of the third through fifth highest-paid officers at the peer companies.

The components of total compensation that were included in this analysis were:

•	Salary

•	Bonus

•	Total Cash Compensation (salary plus bonus)

•	Long-Term Incentives (which for AXIS consisted solely of restricted stock grants)

•	Total Direct Compensation (consisting of total cash compensation plus long-term incentives)

The AXIS peer group consisted of:

•	ACE Limited

•	XL Capital Ltd

•	Everest Re Group, Ltd.

•	PartnerRe Ltd.

•	Arch Capital Group Ltd.

•	Endurance Specialty Holdings Ltd.

•	Platinum Underwriters Holdings, Ltd.

•	RenaissanceRe Holdings Ltd.

•	Montpelier Re Holdings Ltd.

•	Aspen Insurance Holdings Limited

•	Allied World Assurance Company Holdings, Ltd

•	IPC Holding, Ltd.

The review performed by our independent consultant examined our performance under several growth and profitability measures as compared to that of our peer companies. The growth measures included total revenues, gross written premiums, and total assets over a one-year and three-year compounded annual growth rate. The profitability measures included one- and three-year average combined ratio (which is the sum of our net loss and loss expense, acquisition cost, and general and administrative expense ratios), ROACE and total shareholder return. The review showed that AXIS’ performance for 2007 was at or above the 70th percentile for all growth and profitability measures except one-year total shareholder return (for which we were at the 64th percentile). In summary, the consultant’s report indicated that pay levels for our named executive officers are high versus the peer group, but were not considered out of line given the level of performance achieved in 2007 and over the period from 2005 to 2007. Variable compensation accounts for between 70% and 89% of total direct compensation for our named executive officers (89% for our Chief Executive Officer), which is a highly variable and leveraged model. Accordingly, we believe that AXIS continues to meet its stated objectives of paying above median total compensation for above median performance. As a result, the Compensation Committee determined that our program did not need to be adjusted for 2008, and we continued with the compensation structure that was used in prior years.

2008 Performance:

Our performance in 2008, as led by Mr. Charman, our President and Chief Executive Officer, and our other executive officers, was impacted by significant current year catastrophic loss activity as a result of Hurricane Ike, which has become the third most costly natural disaster in U.S. history, and by the unprecedented turmoil occurring in the world’s global financial markets, which had a substantial negative impact on our investment earnings.

For the year ended December 31, 2008:

•	Return on average common shareholders’ equity was 8.1%.

•	Net income available to common shareholders was $351 million.

•	Our combined ratio, which is the sum of our net loss and loss expense, acquisition cost, and general and administrative expense ratios, was 89.8%.

•	In December 2008, our Board of Directors approved an 8.1% increase in the quarterly common dividend to $0.20 per common share.

With respect to our peer group, AXIS performed above the median in the following categories for 2008, based upon company reports, including unaudited financial results for the year ended December 31, 2008:

•	Our combined ratio was 89.8% compared to a median of 93.8%.

•	Our return on average common shareholders’ equity was 8.1% compared to a median of 3.5%.

This strong financial performance in 2008 despite extremely challenging market conditions was the primary driver of the Compensation Committee’s decisions regarding annual incentives and equity grants.

Elements of Compensation:

Executive compensation at AXIS is primarily a combination of base salary, annual cash bonus paid under our annual incentive plan, long-term incentive awards made under our 2007 Long-Term Equity Compensation Plan, and supplemental retirement programs. We also provide general employee benefits and certain perquisites to our executive officers.

Compensation of our executive officers is governed in part by the employment agreements we have entered into with each of our executive officers. The terms and conditions of the employment agreements are described in detail under the narrative to the Summary Compensation Table and in the section entitled “Potential Payments Upon Termination or Change in Control” below. On February 19, 2008, Mr. Charman’s employment agreement was amended to extend his term of service through December 31, 2013. On May 20, 2008, Mr. Charman’s employment agreement was amended again to include the following provisions:

•	Require a 12 month notice period should Mr. Charman desire to voluntarily terminate his employment with AXIS;

•	Extend the geographic restrictions regarding Mr. Charman’s non-compete provision to include any other geographic region in which the Company or its affiliates conduct business; and

•	Increase the term of Mr. Charman’s non-compete and non-solicitation provisions to 24 months from the date of termination.

As consideration for agreeing to these valuable concessions, in recognition of Mr. Charman’s previous agreement in February 2008 to forgo his announced retirement and to extend his contract until the end of 2013 without any additional consideration at that time, in recognition of the significant value that Mr. Charman has created for the Company and its shareholders since founding AXIS in 2001 and continues to create, and in order to ensure that Mr. Charman’s ongoing interests are aligned with those of the Company and its shareholders, the Board of Directors agreed to grant Mr. Charman a one-time, special grant of 1,000,000 shares of restricted stock. Vesting of the first 500,000 shares occurred on January 31, 2009, while the remaining 500,000 shares will vest in three equal installments on each of January 1, 2010, January 1, 2012 and January 1, 2013.

On September 19, 2008, Mr. Butt’s employment agreement was amended to extend his term of service through December 31, 2010. In addition, a provision was added for reimbursement or payment for the use of an automobile.

Base Salary:

Base salaries are the most basic form of compensation and are integral to any employment arrangement. Our main consideration in determining base salaries is to remain competitive. We also seek to balance a logical salary structure within the Company globally with the demands of the market for executive talent. A competitive base salary allows us to attract individuals from other organizations, both within our industry and outside our industry.

Paying our existing employees a competitive base salary that is updated to compete with market pressures helps retain key staff by minimizing their need or desire to leave us to increase their level of basic compensation. In addition, base salary helps our executive officers maintain a sufficient standard of living in the locations where we operate and, accordingly, base salaries differ by geographic location.

AXIS has developed a salary grade structure utilizing the assistance of Mercer Human Resource Consulting. Each of our 14 salary grades has a minimum, midpoint and maximum salary that were established with a midpoint at the 60th to 65th percentile compared to similar positions at comparable companies. The ranges of permitted salaries for each grade were established utilizing approximately the top third of the salary range for our industry based on the data provided by the outside consulting firm. Our executive officers are generally in the highest salary grade because they have the highest level of responsibility among our employees, but their placement within the range of salaries in that grade is based on the individual’s type of position, historical factors, geographic location, individual performance, and the Compensation Committee’s determination of competitiveness and appropriate levels based on the Chief Executive Officer’s recommendations.

Messrs. Charman and Butt are not graded, and their initial annual base salaries were established per their employment contracts at the time of hire based on then-current market conditions. The Compensation Committee bases salary adjustments for Messrs. Charman and Butt on the same factors used to determine the other executive officers’ salaries within their pay grade. Mr. Charman’s salary also reflects, in part, his substantial contribution to our company and his high level of responsibility as discussed above, and thus is higher than the salaries of our other executive officers.

Base salaries are generally reviewed annually at the end of each calendar year. We review external salary survey data to assist in developing the total budget for salary increases company-wide. This total amount includes annual merit increases, increases due to promotions and any increases needed for market adjustments to remain competitive. A merit increase guideline is then expressed in terms of a percentage of current annual base salary for each geographic location. We intend that the merit increase guidelines will ensure that our salaries remain competitive and reflect cost of living adjustments and that average pay increases for the geographic location as reported in surveys.

The Chief Executive Officer recommends annual salary increases, if any, for our named executive officers (except for himself). The Compensation Committee reviews and approves those increases using the guidelines described above. The Compensation Committee reviews and evaluates the performance of the Chief Executive Officer and approves any changes to his base salary.

Our Chief Executive Officer reviewed the base salaries for our named executive officers in late 2007 and determined that, except for our Chief Financial Officer, they were competitive with base salaries at our peer companies. He recommended to our Compensation Committee that base salaries for our named executive officers, other than our Chief Financial Officer, not be increased for 2008. He recommended that the 2008 base salary for our Chief Financial Officer be increased to $550,000, which would align with the 75th percentile of salaries for chief financial officers at our peer companies. The Compensation Committee approved these recommendations and further determined that the base salary for our Chief Executive Officer should remain the same for 2008.

In late 2008, our Chief Executive Officer again reviewed the base salaries for our named executive officers, taking into account our performance in 2008 and recommended that base salaries for our named executive officers not be increased for 2009. The Compensation Committee agreed with his recommendations and further determined that the base salary for our Chief Executive Officer should remain the same for 2009 as well.

Annual Incentive Plan:

Annual incentive compensation, which we refer to as the annual bonus, for our named executive officers is provided under our 2004 Annual Incentive Plan, which is described below in the narrative to the Summary Compensation Table. The annual incentive plan is a critical tool for rewarding the achievement of corporate goals while providing us with the flexibility to reduce or eliminate the incentive amount if those goals are not met. The annual incentive plan also provides a retention tool, as executive officers must generally remain with us through the date of payment to receive their annual incentive payment, which may be a significant portion of their overall compensation.

To further our goal of keeping the best interests of shareholders at the forefront of decision-making for our staff and executive officers, the total bonus pool for the annual incentive plan historically has been and continues to be tied to our return on average shareholders’ common equity, or ROACE. For 2008, the Compensation Committee determined that if AXIS achieved a designated minimum ROACE, the target bonus pool would be equal to 100% of the total target bonus amount for all employees. In early 2008, the Compensation Committee set the minimum ROACE performance target at 14%, slightly below our expected long-term average ROACE target, despite the view that our industry had progressed substantially into the “soft” part of a market cycle, resulting in lower achievable returns relative to expected average long-term goals. We believe that our targeted long-term average ROACE, if achieved, would represent outperformance relative to industry results over the long-term. Due to the highly cyclical nature of our markets, however, outperformance in any one year may differ from our long-term average target, and therefore warrants variations in the ROACE targets selected by the Compensation Committee from year-to-year. Given that our minimum ROACE for 2008 was set just below our expected long-term average, and given that 2008 was a “soft” market, the Compensation Committee recognized that this minimum ROACE represented an aggressive goal. Nevertheless, the Committee determined that an aggressive, stretch goal for 2008 was appropriate, particularly in light of the superior results achieved in 2006 and 2007.

In order to provide a greater incentive to exceed the minimum target and achieve superior results for 2008, the Compensation Committee further decided to increase the percentage of ROACE required to achieve superior results from 111.5% of the minimum target, the level used in 2007, to 120% of the minimum ROACE target for 2008. Accordingly, if AXIS achieved 120% of the aggressive ROACE target, the bonus pool would be 150% of the total target pool amount. The Compensation Committee also retained the discretion to approve a downward or upward adjustment to any bonus pool amount, in the event of performance below the target level or above the superior level. The goal of the Compensation Committee, in both setting the targets and retaining discretion to make adjustments based on ultimate results and the circumstances behind those results, was to establish a program that provides appropriate incentive for behavior that focuses on business decisions that are in the long-term best interests of the Company and its shareholders, and comports with our business strategy of underwriting discipline.

In order to achieve a competitive total compensation package, in consultation with its outside consultant, AXIS in 2003 established the individual target annual bonuses expressed as a percentage of annual salary for each salary grade. Target amounts represent a starting point for the Compensation Committee to use in allocating bonuses among the executive officers, and are not guaranteed for executive officers even if AXIS meets its performance goals, except with regard to Messrs. Charman and Butt, whose employment agreements require that they receive the target bonus if performance targets are met. Our executive officers’ target bonuses are generally 100% of their annual base salaries, except for Messrs. Charman and Butt. Mr. Charman’s annual incentive target award is set under his employment contract at a minimum of 150% of his annual base salary. Mr. Butt’s annual incentive target award also is set under his employment contract at a minimum of 125% of his annual base salary. These target bonus levels for Messrs. Charman and Butt were individually negotiated with the officers as part of their employment contracts.

Even if the bonus pool is fully funded, each individual executive officer’s actual incentive award is subject to the discretion of the Compensation Committee. Each executive may receive no bonus or a lower than target bonus for an unsatisfactory individual performance, may receive a bonus based on the level of pool funding if they meet expectations, or may receive a higher bonus at the discretion of the Compensation Committee, which would be taken from the total bonus pool available for other executive officers and employees.

In 2008, our financial results were below the targets that we set at the beginning of the year. However, given the diminution of capital and decreased earnings throughout our industry in 2008, generating net income of $351 million and ROACE of 8.1% was considered by the Compensation Committee to be a strong result despite the fact that our internal, and admittedly aggressive, goals set at the beginning of the year were not achieved. This view was further strengthened by the previously mentioned upgrade by Standard & Poor’s that was announced prior to the Compensation Committee’s approval of the final compensation determinations on February 9, 2009. Accordingly, the Compensation Committee approved an overall bonus pool amount that was approximately 56% of the prior year pool (approximately 88% of the target amount). The Compensation Committee further determined that our most senior officers would receive a greater reduction in their bonus amount than would our non-officer staff, who received on average 98% of their target amount.

In determining the bonus amount for each of the named executive officers, the Compensation Committee decided that each contributed in a substantially similar manner to the 2008 ROACE performance, and no differentiation was required between the level of reduction from target applied to each officer. Therefore, based on the recommendation of our Chief Executive Officer (other than for himself), the Compensation Committee approved an allocation to the named executive officers of a portion of the annual incentive plan bonus pool equal to each named executive officer’s target percentage of annual salary multiplied by approximately 75%, except for our Chief Executive Officer, whose target percentage of annual salary was multiplied by approximately 70%. This resulted in reductions in incentive awards for our named executive officers of between 59% to 74% from the awards made in 2007 (or payment of 26% to 41% of the prior year’s bonus). Our Chief Executive Officer’s 2008 bonus was approximately 26% of what it was in 2007, a reduction of approximately 74%.

Long-Term Equity Plan:

In 2008, we provided long-term incentive compensation through equity awards under our 2007 Long-Term Equity Compensation Plan, or 2007 LTEP, which was approved by our shareholders at our annual general meeting in May 2007. Equity awards are an especially valuable tool in linking the personal interests of executive officers to those of our shareholders, because the amount the executive officers will ultimately receive under these awards is determined by our stock price. A higher stock price benefits our shareholders and increases the value of the executive officers’ equity awards. In addition, the vesting requirement for our equity awards is a valuable retention tool that we consider very important in a competitive industry. Furthermore, because other employers with whom we compete for executive talent grant equity as part of their compensation packages, we believe that we need to include this element as part of our executive officers’ compensation in order to be competitive.

In 2003, with the help of our outside consultant at that time, we established equity award guidelines for a target annual award of stock options and restricted stock for each executive. The targets were designed to provide an above median total compensation package for above median performance when compared to our industry peer group, when the equity awards are combined with base salary and annual incentive payments. In 2005, we modified our practice to discontinue the grants of stock options and increase the grants of restricted stock because we desired a more effective equity vehicle for rewarding executive performance and retaining valuable executive talent. We believe that the use of restricted stock provides executive officers with the motivation to meet or exceed individual goals and make decisions that add to longer-term shareholder value.

Under these equity award guidelines, the standard annual award for Mr. Charman would be 90,000 shares of restricted stock, the standard annual award for Mr. Butt would be 45,000 shares of restricted stock, the standard annual award for Mr. Reding would be 37, 500 shares of restricted stock and the standard annual awards for our other named executive officers would be 30,000 shares of restricted stock. These guidelines, however, only represent the starting point for determining an executive officer’s actual award each year. At the end of each fiscal year, the Compensation Committee determines the actual awards to be made in its discretion, considering competitiveness, retention needs, Company and individual performance, and any other factors it deems relevant. The awards are generally granted in the first quarter of the following year.

As discussed in our proxy statement for our 2008 annual general meeting, in February 2008, the Compensation Committee determined that equity awards of between 150% to 200% of the standard target level were appropriate for the named executive officers because the Compensation Committee wanted to reward them for an exceptional 2007 for AXIS and its shareholders. The need for continued retention of our key executives also was a significant consideration in the Compensation Committee’s determination of the higher awards. As a result, on February 4, 2008, our Compensation Committee approved the following annual awards of restricted stock under the 2007 LTEP to the named executive officers: Mr. Charman—180,000 shares; Mr. Butt—90,000 shares; Mr. Greenfield—45,000 shares; and Messrs. Gressier and Fischer—60,000 shares. With the exception of Mr. Charman’s award, the restricted stock vests in full on the third anniversary of the date of grant. As permitted under the terms of the 2007 LTEP, 120,000 shares subject to Mr. Charman’s award were restricted until December 31, 2009, and the remaining 60,000 shares are restricted until February 4, 2011. The Compensation Committee adjusted the vesting schedule for Mr. Charman’s award from the three-year cliff vesting typically used for restricted stock grants to better align the vesting periods with the term of Mr. Charman’s employment agreement, which, at the time of the award, expired on December 31, 2009. As discussed above, subsequent to the award, we amended Mr. Charman’s employment agreement to extend his term of employment to December 31, 2013. The awards made in February 2008 reflect 2007 performance but, because they were granted early in 2008, they are reflected on the Summary Compensation Table and the Grants of Plan-Based Awards table for the 2008 fiscal year.

In December of 2008, following a review of stock plan practices based on external survey data, the Compensation Committee approved the following changes to our standard award agreements on a prospective basis, as permitted under the 2007 LTEP:

•	Extend the vesting requirement from three years to four years;

•	Change the vesting structure from three year cliff vesting to vesting of 25% per year for four years;

•	Grant restricted stock units (as opposed to restricted stock) in jurisdictions where it is customary or appropriate; and

•	Discontinue automatic vesting upon retirement.

Additionally, beginning January 1, 2009, the Compensation Committee discontinued the practice of paying interest on vested dividends that accrue during the period of restriction.

The Compensation Committee also decided to implement in 2009 minimum stock ownership guidelines for all named executive officers and other selected members of senior management. The guidelines, as currently proposed, would require the Chief Executive Officer and Chairman to hold AXIS securities with a value equal to a minimum of five times their annual base salary, and would require the other named executive officers and covered members of senior management to hold AXIS securities with a value equal to a minimum of three times their annual base salary. Individuals subject to the guidelines will have five years from the date the guidelines are implemented, promotion or appointment to a position subject to the guidelines, whichever is later, to meet the minimum requirement applicable to them. Restricted stock or restricted stock units that have vested or that will vest within 60 days, including shares withheld to or used to pay mandatory payroll or income taxes within the previous three years, as well as shares owned outright, will count towards meeting the guidelines.

In February 2009, the Compensation Committee determined that equity awards of between 50% and 66% of the awards granted in early 2008 (for 2007 performance) were appropriate for the named executive officers based on the Company’s financial performance for 2008. On February 9, 2009, our Compensation Committee approved the following annual awards of restricted stock under the 2007 LTEP to the named executive officers: Mr. Charman—90,000 shares; Mr. Butt—45,000 shares; Messrs. Greenfield, Gressier and Fischer—30,000 shares; and Mr. Reding—37,500 shares. These awards will vest 25% per year over four years. The awards made in February 2009 reflect 2008 performance, but, because they were granted in early 2009, are not reflected on the Summary Compensation Table or the Grants of Plan-Based Awards table for the 2008 fiscal year.

Deferred Compensation and Supplemental Retirement Plans:

The AXIS Specialty U.S. Services, Inc. Supplemental Retirement Plan, referred to as the “U.S. Supplemental Plan,” is designed to permit eligible employees to accumulate additional retirement income through a nonqualified deferred compensation plan. The U.S. Supplemental Plan is described below under the

Nonqualified Deferred Compensation table. We maintain this plan because U.S. tax law strictly limits the benefits that we are able to provide to eligible executive officers under our tax-qualified plan, the AXIS 401(k) & Savings Plan. The U.S. Supplemental Plan is relatively inexpensive to provide in relation to the valuable benefits it provides to the participants, which help us to attract and retain key executive officers.

In January 2004, AXIS implemented supplemental retirement plans (“SERPs”) for Messrs. Charman and Butt. The plans are described more fully below under the Pension Benefits table. Mr. Charman’s plan generally requires us to make annual payments to Mr. Charman upon retirement for a period of twenty years or beginning on January 1, 2009 even if he is not retired. This date was set during the negotiation of his employment agreement to coincide with the original termination date of the agreement. The first annual installment of Mr. Charman’s SERP was paid in February 2009. Mr. Butt’s plan generally requires us to make annual payments to Mr. Butt upon retirement for a period of ten years or beginning on January 1, 2010 even if he is not retired. This date was set during the negotiation of his employment agreement and subsequent extension and coincides with the termination date of the agreement, as amended. On September 19, 2008, Mr. Butt’s SERP was amended to increase by $100,000 the supplemental amount payable to Mr. Butt for each of the last five years of the SERP, to comport with what was originally intended by the Compensation Committee when it approved the amendment made to Mr. Butt’s SERP in March 2006.

If the executive dies, is permanently disabled or a change of control of the Company occurs, the remaining benefits under the SERP become fully payable in a lump sum. Payments are accelerated upon these events because these are circumstances where the executive and his family would likely need additional security. These plans were established to provide competitive retirement benefits for our most senior leaders and to aid in their retention.

Severance Benefits:

Although we do not maintain a general severance plan for our executive officers, each of our executive officers has rights upon termination of his employment under his employment agreement. The terms and conditions of the separation benefits and payments are described in detail in the section entitled “Potential Payments Upon Termination or Change in Control.” We provide these benefits in order to be competitive as an employer. We generally provide certain benefits upon an executive officer’s death or disability in part because these are circumstances where the executive officer and his family would likely need additional security, and we wish to reward loyal service with benefits at the time they are most needed. We also provide various benefits in connection with a change in control, in part because a change in control situation often undermines our executive officers’ job security, and it is to the benefit of AXIS and its shareholders to encourage the executive officers to seek out beneficial business transactions and to remain with us through the closing of the transaction, even though their futures may be uncertain as a result. As such, we structured the change of control provisions in the executive’s agreements with a “double trigger,” which requires termination of the executive without cause or by the executive for good reason in connection with a change of control. This structure essentially places the decision of whether or not to trigger change of control benefits largely in the hands of the acquiring company since the consummation of the transaction alone would not trigger the benefit.

We provide executive officers with benefits and severance payments if we terminate them without cause and in some cases if they voluntarily leave under certain circumstances. These benefits add a level of security to the executive officer’s position. We believe that they are needed to attract and retain talented executive officers in our industry. These provisions encourage individuals to move from more established firms in the industry to our firm, which has less history, and help attract individuals from outside of the industry to take a position in our industry, which is generally more volatile. In addition, we face significant competition within our industry for experienced leaders, and we believe that these benefits are needed to remain competitive as an employer. Furthermore, we provide these benefits in part so that we can obtain valuable agreements from the executive officers to assign to us certain intellectual property rights, not to compete with us for a certain period of time after leaving, not to solicit our employees or customers and to maintain the confidentiality of our information. Moreover, providing termination payments allows us to obtain a release of claims from the executive officer upon their departure from AXIS, which we consider a valuable benefit to us. In certain circumstances, we have chosen to contractually agree to pay severance in the event of a termination for cause in order to secure a covenant to not compete with AXIS for a specified duration.

Other Compensation:

Because our business is global and we are headquartered in Bermuda, many of our executive officers are required to relocate or to maintain a second residence in order to work for us. To reduce the likelihood that this factor will prevent talented executive officers from joining AXIS, we provide reimbursements for a certain amount of personal travel for return trips home to executive officers who work away from their home countries, as well as in some cases housing and/or automobile allowances to help defray the cost of maintaining a second residence or working in multiple locations. We also provide certain other perquisites and benefits, as well as the general health plan and other benefits provided to all employees, which make us a competitive employer and do not represent a significant cost to us. These benefits also provide our executive officers with the security and convenience that allows them to focus their attention on carrying out their responsibilities to AXIS.

U.S. Tax Considerations:

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to certain executive officers, although performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). For AXIS, this rule has limited effect because our company is headquartered in Bermuda and U.S. tax law only affects a portion of our income. Therefore, although we are aware of and consider the impact of this rule when developing and implementing our executive compensation programs, compliance with the requirements of Section 162(m) requires a somewhat formulaic approach, and we believe that flexibility is more important in our compensation programs. Therefore, this has not been a driving factor in the operation of any of our compensation programs.

Compensation Committee Report

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions referred to above, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Frank J. Tasco, Chairman

Donald J. Greene

Christopher V. Greetham

Jurgen Grupe

Henry B. Smith

Summary Compensation Table

The following table sets forth compensation earned by (i) each individual who served as a Chief Executive Officer of AXIS in 2008, (ii) each individual who served as a Chief Financial Officer of AXIS in 2008, and (iii) the other three most highly compensated executive officers for the year ended December 31, 2008. These individuals are referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (3)		Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John R. Charman	2008	$1,250,000		—	$21,448,807	(2)	—	$1,315,000	$1,221,000	$758,492	(7)	$25,993,299	(2)
Chief Executive Officer,	2007	$1,250,000		$2,187,500	$5,226,278		$118,898	$2,812,500	$385,000	$558,926		$12,539,102
President and Director	2006	$1,250,000		$1,989,700	$3,127,342		$382,187	$2,812,500	$618,000	$695,322		$10,875,051

Michael A. Butt	2008	$850,000		—	$5,397,664	(4)	—	$800,000	$702,000	$499,599	(8)	$8,249,263
Chairman of the Board	2007	$850,000		$1,156,250	$2,035,833		$50,303	$1,593,750	$91,000	$408,388		$6,185,524
	2006	$850,000		$1,127,450	$1,394,888		$161,695	$1,593,750	$430,000	$375,139		$5,932,922

David B. Greenfield(5)	2008	$550,000		—	$1,131,003		—	$415,000	—	$57,838	(9)	$2,153,841
Chief Financial Officer	2007	$500,000		$250,000	$548,111		—	$750,000	—	$50,667		$2,098,778
	2006	$199,135		$316,050	$40,436		—	$356,250	—	$19,923		$931,794

John Gressier	2008	$800,000		—	$1,959,922		—	$600,000	—	$378,477	(10)	$3,738,399
Chairman, AXIS	2007	$800,000		$725,000	$1,403,922		$36,584	$1,200,000	—	$360,990		$4,526,496
Insurance	2006	$873,207	(6)	$848,900	$976,625		$117,596	$1,200,000	—	$260,540		$4,276,868

William A. Fischer	2008	$750,000		—	$1,959,922		—	$565,000	—	$468,901	(11)	$3,743,823	(11)
Chief Executive Officer	2007	$750,000		$775,000	$1,403,922		$36,584	$1,125,000	—	$463,525		$4,554,031	(12)
and President, AXIS Re Bermuda	2006	$750,000		$795,900	$976,625		$117,596	$1,125,000	—	$458,219		$4,223,340

Dennis B. Reding	2008	$700,000		—	$4,354,546	(13)	—	$660,000	—	$101,259	(14)	$5,815,805
Chief Operating Officer, AXIS Capital

(1)	As discussed above in “Compensation Discussion and Analysis,” 2008 non-equity incentive payments to our named executive officers were awarded at between 70% and 75% of target bonus for the group, which represented a reduction in bonuses compared to 2007 ranging from 74% (for Mr. Charman) to 59%.

(2)	This amount for Mr. Charman includes $15,463,852 related to a one-time, special grant made in May 2008 of 1,000,000 shares of restricted stock in recognition of his agreeing to forego his announced retirement and extend his employment agreement through 2013. This grant is discussed in greater detail above in “Compensation Discussion and Analysis.”

(3)	The amounts in these columns reflect the dollar amounts recognized for financial statement reporting purposes for the respective fiscal years in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS 123(R)”), for stock and option awards. The assumptions made in the valuation of the stock and option awards are located in note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(4)	On February 4, 2008, Mr. Butt received a restricted stock award of 90,000 shares under the 2007 LTEP. Because he was eligible for retirement (defined as age 60 with at least five years of service) under the 2007 LTEP at the time of the award, pursuant to SFAS 123(R) all of the service conditions for this award were met in 2008. Accordingly, $3,528,000, representing the full fair value of this award, is included in this amount. As noted above in “Compensation Discussion and Analysis,” we have discontinued the practice of providing automatic vesting of equity granted under the 2007 LTEP upon retirement.

(5)	Mr. Greenfield joined the Company on August 1, 2006.

(6)	Mr. Gressier’s annual base salary in effect through September 8, 2006, when he was based in the United Kingdom, was £500,000, which yielded actual salary payments of £344,872. This amount is converted to U.S. dollars using the average of the daily rates of exchange from January 1, 2006 through and including September 29, 2006. The total amount shown is the sum of his salary while based in the United Kingdom, as converted to U.S. dollars, plus $246,154, his salary in U.S. dollars from and after September 11, 2006, when he was based in Bermuda and received an annual base salary of $800,000.

(7)

The amount for Mr. Charman includes $84,974 for personal travel between the U.S., Bermuda and the United Kingdom, as provided in his employment agreement, club membership fees, $180,000 in housing allowances, the value of a non-cash award in recognition of years of service to the Company, payment for a personal internet account, company-paid premiums for additional medical coverage for Mr. Charman and his children in the United Kingdom (converted from British Pounds to U.S. dollars based on the exchange rate the date the premium was paid), $14,218 in interest on unpaid dividends accrued on restricted stock, $125,000 in Company contributions to the International Pension Plan and $337,493 reflecting the incremental cost to us for personal use of aircraft that we lease. The incremental cost to us for personal use of corporate aircraft is based on the variable operating costs, including fuel costs, hourly costs, landing fees, and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as the lease costs for the aircraft, are not included. On certain occasions, an executive officer’s family member or other guest may accompany the executive on a flight. The additional direct operation cost incurred in these situations is included, except for incidental costs.

(8)	The amount for Mr. Butt includes $39,013 for personal travel between Bermuda and Europe, as provided in his service agreement, club membership fees, $180,000 in housing allowances, the value of a non-cash award in recognition of years of service to the Company, $85,000 in Company contributions to the International Pension Plan, $34,850 related to the purchase of a car for Mr. Butt in 2008, including insurance and registration, and $143,518 reflecting the incremental cost to us for personal use of aircraft that we lease. The incremental cost to us for personal use of corporate aircraft is based on the variable operating costs, including fuel costs, hourly costs, landing fees, and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as the lease costs for the aircraft, are not included. On certain occasions, an executive officer’s family member or other guest may accompany the executive on a flight. The additional direct operation cost incurred in these situations is included, except for incidental costs.

(9)	The amount for Mr. Greenfield includes $23,000 in Company contributions under the AXIS 401(k) & Savings Plan and $32,000 in Company contributions under the U.S. Supplemental Plan.

(10)	The amount for Mr. Gressier includes an automobile allowance, $180,000 in housing allowances, the value of a non-cash award in recognition of years of service to the Company, $80,000 in Company contributions to the International Pension Plan and $102,057 in reimbursements for the cost of personal travel between Bermuda and the United Kingdom, as provided in his employment agreement.

(11)	The amount for Mr. Fischer includes an automobile allowance, club membership fees, payment for personal income tax and planning services, $53,522 reimbursements for the cost of personal travel between Bermuda and the United States, as provided in his employment agreement, payment for a personal internet account, $204,000 in housing allowances, $93,494 in tax gross-up payments related to his housing allowance, the value of a non-cash award in recognition of years of service to the Company, $23,000 in Company contributions under the AXIS 401(k) & Savings Plan and $52,000 in Company contributions under the U.S. Supplemental Plan.

(12)	The total compensation for Mr. Fischer for 2007, as reported in last year’s proxy statement, was incorrect due to an inadvertent calculation error. The amount previously reported was $4,562,988. The correct amount, as shown in the Summary Compensation Table above, is $4,554,031.

(13)	On February 4, 2008, Mr. Reding received a restricted stock award of 75,000 shares under the 2007 LTEP. In May 2008, Mr. Reding became eligible for retirement (defined as age 60 with at least five years of service) under the 2007 LTEP and, as a result, pursuant to SFAS 123(R) all of the service conditions for this award were met in 2008. Accordingly, $2,940,000, representing the full fair value of this award, is included in this amount. As noted above in “Compensation Discussion and Analysis,” we have discontinued the practice of providing automatic vesting of equity granted under the 2007 LTEP upon retirement.

(14)	The amount for Mr. Reding includes an automobile allowance, reimbursement for club membership fees, the value of a non-cash award in recognition of years of service to the Company, reimbursement for an executive physical, $23,000 in Company contributions under the AXIS 401(k) & Savings Plan and $47,000 in Company contributions under the U.S. Supplemental Plan.

Grants of Plan-Based Awards in 2008

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
			Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
John R. Charman	2/04/2008	(1)							180,000				$7,056,000
	5/20/2008	(1)							1,000,000	(3)			$35,170,000
	n/a		—	$1,875,000	—

Michael A. Butt	2/04/2008	(1)							90,000				$3,528,000
	n/a		—	$1,062,500	—

David B. Greenfield	2/04/2008	(1)							45,000				$1,764,000
	n/a		—	$550,000	—

John Gressier	2/04/2008	(1)							60,000				$2,352,000
	n/a		—	$800,000	—

William A. Fischer	2/04/2008	(1)							60,000				$2,352,000
	n/a		—	$750,000	—

Dennis B. Reding	2/04/2008	(1)							75,000				$2,940,000
	n/a		—	$875,000	—

(1)	Grant of restricted stock under the 2007 Long-Term Equity Compensation Plan.

(2)	Amounts represent the value of the restricted stock awards granted in 2008, calculated using a grant date fair value per share of $39.20 for all grants except for Mr. Charman’s May 20, 2008 grant, which had a grant date fair value per share of $35.17. The assumptions made in the valuation of the awards are located in note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(3)	One time, special grant made in connection with Mr. Charman’s employment agreement amendment in May 2008, as discussed above in the Compensation Discussion and Analysis.

Employment Agreements with Executive Officers

John R. Charman

Under Mr. Charman’s employment agreement, dated as of December 15, 2003 and as amended October 23, 2007, February 19, 2008 and May 20, 2008, Mr. Charman serves as our Chief Executive Officer and President, a member of our Board of Directors and a member of the Executive Committee of our Board of Directors. Under the terms of the February 19, 2008 amendment, Mr. Charman’s term of service was extended to December 31, 2013. Under the employment agreement, Mr. Charman is entitled to an annual base salary of at least $1,250,000, which was his annual salary during 2008, and an annual target incentive bonus opportunity of at least 150% of his base salary should performance targets be met. Mr. Charman is entitled to participate in all incentive plans and all employee benefit plans in which our senior executives are eligible to participate.

Mr. Charman also is entitled to: (i) reimbursement for membership in two clubs in London or Bermuda; (ii) reimbursement of first-class air fare for up to 14 personal trips per year for Mr. Charman or members of his family between London and Bermuda, Bermuda and New York, London and New York, Bermuda and Newark, or London and Newark; (iii) financial and tax planning and tax return preparation up to $10,000 per year; (iv) $15,000 per month housing allowance for residence in Bermuda; (v) use of a luxury automobile; and (vi) any other fringe benefits provided to our senior executives generally. In addition to his Bermuda medical benefits, which are the same as we provide to all of our Bermuda employees, we also provide Mr. Charman with medical coverage for him and his children in the United Kingdom. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote.

The May 20, 2008 amendment provided: (1) a 12-month notice period should Mr. Charman desire to voluntary terminate his employment with the Company; (2) an extension of the geographic restrictions in his non-compete provision to include any other geographic region in which the Company or its affiliates conduct business; and (3) an increase in the term of his non-compete and non-solicitation provisions to 24 months from the date of his termination.

The employment agreement also entitles Mr. Charman to a supplemental executive retirement benefit, which has been established and is the subject of a separate written agreement that is described under the Pension Benefits table, below. Mr. Charman’s employment agreement provides for certain benefits upon termination of his employment for various reasons, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Michael A. Butt

Mr. Butt serves as Chairman of our Board of Directors under a service agreement dated as of December 15, 2003, as amended May 12, 2006 and September 19, 2008. Under the terms of the September 2008 amendment, Mr. Butt’s term of service was extended until December 31, 2010. Under the service agreement, Mr. Butt is entitled to an annual base salary of at least $850,000, which was his annual salary during 2008, and an annual target incentive bonus opportunity of no less than 125% of his base salary should performance targets be met. Mr. Butt is entitled to participate in all incentive plans and all employee benefit plans in which our senior executives are eligible to participate.

Mr. Butt also is entitled to: (i) reimbursement for membership in two clubs in Bermuda; (ii) reimbursement of first-class air fare for up to four personal trips per year for Mr. Butt or members of his family between Bermuda and Europe; (iii) financial and tax planning and tax return preparation up to $10,000 per year; (iv) reimbursement or payment for the cost or use of a luxury automobile; and (v) any other fringe benefits provided to our senior executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote.

The service agreement also entitles Mr. Butt to a supplemental executive retirement benefit, which has been established and is the subject of a separate written agreement that is described under the Pension Benefits table, below. Mr. Butt’s service agreement provides for certain benefits upon termination of his employment for various reasons, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

David B. Greenfield

On September 8, 2006, we entered into an employment agreement with Mr. Greenfield, our current Executive Vice President and Chief Financial Officer. Mr. Greenfield’s term of service under the agreement continues until September 7, 2009, and then renews each year for one-year terms unless either we or Mr. Greenfield provide written notice of termination at least six months prior to the end of the term. Under the employment agreement, Mr. Greenfield is entitled to an annual base salary of at least $475,000 and an annual bonus payable at our discretion. The employment agreement entitled Mr. Greenfield to a minimum annual bonus of $200,000 for 2006, which is included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column for 2006. In addition, the employment agreement required us to grant Mr. Greenfield 10,000 restricted shares of our common stock under our 2003 Long-Term Equity Compensation Plan, which was granted in 2006.

Under the employment agreement, Mr. Greenfield is entitled to: (i) reimbursement on an after-tax basis for the cost of suitable accommodations and related expenses while Mr. Greenfield works in Bermuda; (ii) reimbursement for the use of an automobile, if necessary while he works in Bermuda; (iii) reimbursement for initiation fees and annual membership in one private club; (iv) up to $10,000 per year in costs of annual tax return preparation and tax planning services; and (v) other employee benefits that we provide to senior executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote. Under the employment agreement, Mr. Greenfield assigned to us certain intellectual property rights to which he might otherwise be entitled.

Mr. Greenfield’s employment agreement provides for certain benefits upon termination of his employment for various reasons, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Mr. Greenfield’s employment agreement was amended in December 2008 to ensure compliance with Sections 409A and 457A of the Internal Revenue Code.

John Gressier

On July 5, 2007, AXIS Specialty Limited entered into an employment agreement with Mr. Gressier to serve as Chairman of AXIS Insurance. Mr. Gressier’s term of service under the agreement continues until February 13, 2010, and then renews each year for one-year terms unless either we or Mr. Gressier provide written notice of termination at least six months prior to the end of the term. Under the employment agreement, Mr. Gressier is entitled to an annual base salary of at least $800,000 and an annual bonus payable at our discretion.

Under the employment agreement, Mr. Gressier also is entitled to: (i) a monthly housing allowance of $15,000 so long as Mr. Gressier is on assignment in Bermuda; (ii) reimbursement for the use of an automobile, if necessary while he works in Bermuda; (iii) reimbursement for initiation fees and annual membership in one private club; (iv) up to $5,000 per year in costs of annual tax return preparation and tax planning services; (v) reimbursement of business-class air fare for up to four personal trips per year for Mr. Gressier or members of his family between Bermuda and the United Kingdom while he is on assignment in Bermuda; and (v) other employee benefits we provide to senior executives generally. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote. Under the employment agreement, Mr. Gressier assigned to us certain intellectual property rights to which he might otherwise be entitled.

Mr. Gressier’s employment agreement provides for certain benefits upon termination of his employment for various reasons, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

William A. Fischer

Under Mr. Fischer’s employment agreement, dated as of January 1, 2004, Mr. Fischer has agreed to serve as Chief Executive Officer and President of AXIS Global Reinsurance, which we now refer to as AXIS Re Bermuda, or in such other position as we mutually agree upon. Mr. Fischer’s term of service under this agreement is automatically renewed each December 31 unless we or Mr. Fischer provide notice of termination of his employment at least six months prior to the end of the term. Mr. Fischer is entitled to an annual base salary of at least $575,000 under the employment agreement, and received an annual base salary of $750,000 during 2008.

Under the employment agreement, Mr. Fischer also is entitled to: (i) an annual bonus payable at our discretion; (ii) a housing allowance of up to $18,000 per month; (iii) a $900 per month automobile allowance; (iv) four return trips home for him and his family each calendar year; (v) reimbursement for membership in two private clubs; and (vi) costs of an accountant to prepare his personal tax returns in the United States. In addition, we reimburse Mr. Fischer for the cost of personal internet service. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote. Under the employment agreement, Mr. Fischer assigned to us certain intellectual property rights to which he might otherwise be entitled.

Mr. Fischer’s employment agreement provides for certain benefits upon termination of his employment for various reasons, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Mr. Fischer’s employment agreement was amended in December 2008 to ensure compliance with Sections 409A and 457A of the Internal Revenue Code.

Dennis B. Reding

Pursuant to Mr. Reding’s employment agreement dated as of January 1, 2004, Mr. Reding serves as our Chief Operating Officer. Mr. Reding’s term of service under this agreement is automatically renewed each December 31 unless we or Mr. Reding provide notice of termination of his employment at least six months prior to the end of the term. Mr. Reding is entitled to an annual base salary of at least $575,000 under the employment agreement, and received an annual base salary of $700,000 during 2008. Mr. Reding is entitled to participate generally in the benefit plans made available to employees.

Under the employment agreement, Mr. Reding also is entitled to: (i) an annual bonus payable at our discretion; (ii) a $1,000 per month automobile allowance; and (iii) reimbursement for membership in one private club. These benefits are reflected in the “All Other Compensation” column of the Summary Compensation Table and the related footnote. Under the employment agreement, Mr. Reding assigned to us certain intellectual property rights to which he might otherwise be entitled.

Mr. Reding’s employment agreement provides for certain benefits upon termination of his employment for various reasons, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Mr. Reding’s employment agreement was amended in December 2008 to ensure compliance with Sections 409A and 457A of the Internal Revenue Code.

Long-Term Equity Compensation Plans

2007 Long-Term Equity Compensation Plan

In 2007, our Board of Directors adopted and our shareholders approved the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan, or “2007 LTEP.” The 2007 LTEP provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance units and other equity-based or equity-related awards to our employees, directors and consultants. The Compensation Committee has broad authority to administer the plan, including the authority to select plan participants, determine when awards will be made, determine the type and amount of awards, determine the exercise price of options and stock appreciation rights, determine any limitations, restrictions or conditions applicable to each award, and determine the terms of any agreement or other document that evidences an award. During 2008, only restricted stock was awarded under this plan to the named executive officers. We are asking our shareholders to approve an amendment to the 2007 LTEP increasing the number of shares authorized for issuance under the plan and providing that the plan may not be materially amended without shareholder approval, as described in more detail in Proposal No. 2 below.

Restricted Stock

Restricted stock awards represent a grant of shares of our common stock, subject to restrictions on transfer of the shares, any other restrictions the Compensation Committee imposes and forfeiture of the shares if the participant terminates employment before the shares vest. The restricted stock we granted during 2008 vests (and the restrictions lapse) with respect to 100% of the shares on the third anniversary of the date of grant. Vesting is fully accelerated upon the retirement, death or permanent disability of the participant or a change in control, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.” In December 2008, we discontinued providing automatic vesting of restricted stock upon retirement for future grants under the 2007 LTEP. Holders of restricted stock may be credited with regular dividends paid with respect to the underlying shares while they are unvested, and the dividends may accrue interest until paid. In 2008, we credited restricted stockholders with dividends on unvested shares of restricted stock and credited interest on those dividend amounts. The interest rate was based on the interest we receive from our corporate bank account, which was approximately 2.51% for 2008. In December 2008, the Compensation Committee approved discontinuing the practice of crediting interest on dividends on all grants of restricted stock under the 2007 LTEP beginning with dividends paid in 2009. We hold the dividends, subject to forfeiture to the same extent as the shares to which they relate, and pay them when the restricted stock becomes vested.

2003 Long-Term Equity Compensation Plan

Our Board of Directors adopted and our shareholders approved the AXIS Capital Holdings Limited 2003 Long-Term Equity Compensation Plan, or “2003 LTEP.” The 2003 LTEP provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, performance shares, performance unit awards and share purchase rights to our employees, directors and consultants. The Compensation Committee has broad authority to administer the plan, including the authority to select plan participants, determine when awards will be made, determine the type and amount of awards, determine the exercise price of options and stock appreciation rights, determine any limitations, restrictions or conditions applicable to each award, and determine the terms of any agreement or other document that evidences an award. As a result of the approval of the 2007 Long-Term Equity Compensation Plan, discussed above, no further grants will be made under the 2003 LTEP. As with the 2007 LTEP, the Compensation Committee also approved discontinuing the practice of crediting interest on dividends on all grants of restricted stock under the 2003 LTEP beginning with dividends paid in 2009. Like the 2007 LTEP, we hold the dividends, subject to forfeiture to the same extent as the shares to which they relate, and pay them when the restricted stock becomes vested.

Annual Incentive Plan

We fund annual incentive payments, under our Annual Incentive Plan, to provide performance-based annual bonuses for our employees. The funding for the Annual Incentive Plan for 2008 is tied directly to our return on average shareholders’ common equity, or “ROACE,” which is equal to our net income for the year, divided by our average common shareholders equity for the year. If ROACE performance targets are met or exceeded, we fund a total annual incentive plan pool equal to or greater than, respectively, the aggregate of all target bonuses. If the performance is below target, our Compensation Committee reviews our performance with respect to our peer group to determine the level of payments to be made (if any) under the plan in its discretion.

Once the pool is established, individual awards are based on a portion of the total pool amount available, adjusted for the employee’s individual performance. The Chief Executive Officer determines the individual performance and the amount of annual incentive for each named executive officer, and makes a recommendation to the Compensation Committee. The Compensation Committee reviews the recommendations and determines the appropriate bonus amount, within the restrictions of the total pool, for the executive officers. The Compensation Committee also evaluates the Chief Executive Officer’s performance in its discretion and determines his incentive award under the plan. All individual awards for executive officers are at the discretion of the Compensation Committee, except that Mr. Charman’s and Mr. Butt’s individual awards must at least equal the target bonus amount if the performance goals are satisfied, per their employment agreements. The individual awards may range from 0% of their individual target for individuals whose performance was unsatisfactory during the year, to an amount up to 100% or more of their individual target for those who met expectations for the year, to an uncapped percentage of salary for those who exceeded expectations for the year as determined by the annual performance review process. However, the total payments made under the plan to all employees, including executive officers, cannot exceed the overall pool funding level established by the Compensation Committee. Each eligible employee that is granted an incentive payment and that is employed on the date incentives are paid receives his or her bonus in cash early in the following year.

At the beginning of 2008, the Compensation Committee established the performance metrics for the Annual Incentive Plan. For 2008, the Compensation Committee determined that if AXIS achieved the designated performance target, the total bonus pool paid under the Annual Incentive Plan would be equal to 100% of the total target bonus amount for all employees. If AXIS were to achieve ROACE of at least 120% of the ROACE performance target, designated as “superior performance,” we would fund the Annual Incentive Plan at 150% of the total target pool amount. In the event of performance below the target level or over the superior level, the Compensation Committee retained the discretion to approve an incentive pool amount appropriate in its judgment. In 2008, our financial results were below the targets that we set at the beginning of the year. Based on the analysis discussed above in the Compensation Discussion and Analysis, the Compensation Committee decided to fund the total Annual Incentive Plan pool at approximately 88% of the target pool amount (or approximately 56% of the prior year’s pool).

We previously established individual target annual bonuses expressed as a percentage of annual salary for each executive officer based on salary grade, and in accordance with the employment agreement requirements for Messrs. Charman and Butt. The previously established targets continued to apply in 2008, as follows: Mr. Charman—150% of his base annual salary; Mr. Butt—125% of his base annual salary; Mr. Reding—125% of his base annual salary; Messrs. Greenfield, Gressier and Fischer—100% of their respective base annual salaries. At the end of the year, based on the level of Company performance, the Compensation Committee allocated to each of the named executive officers a portion of the Annual Incentive Plan bonus pool equal to the target percentage of annual salary, multiplied by 75%, except for our Chief Executive Officer, whose target percentage of annual salary was multiplied by 70%. This resulted in reductions in incentive awards for our named executive officers of between 59% and 74% from what was awarded in 2007. Mr. Charman’s incentive award was approximately 26% of his award amount in 2007.

Retirement Benefits

We maintain retirement plans for our employees, including executive officers, in Bermuda (an unregistered, international retirement plan), and the United States. Messrs. Charman, Butt and Gressier participated in the AXIS Specialty Limited International Pension Plan, our International Pension Plan, during 2008. Messrs. Greenfield, Fischer and Reding participated in the AXIS 401(k) & Savings Plan during 2008.

The International Pension Plan permits employees to make contributions to their own accounts in the plan, and requires us to contribute an amount equal to at least 10% of each participant’s base salary each year, reduced by any amounts that we are required to contribute to another plan, although we may contribute more in our discretion. For 2008, we contributed an amount equal to 10% of base salary to the International Pension Plan. Our contributions to the International Pension Plan vest fully after the employee has been in the plan for two years. Benefits are paid after termination of employment or upon death or disability either in cash or by transfer to another retirement plan or retirement product.

In the United States, we maintain the AXIS 401(k) & Savings Plan, under which employees may contribute a portion of their earnings on a tax-deferred basis and we make matching contributions. We also may make annual employer discretionary contributions. For 2008, we made matching contribution equal to 100% of each employee’s contributions, subject to a maximum match of 4% of eligible earnings. We also made an annual employer discretionary contribution equal to 6% of each participant’s eligible earnings. For purposes of calculating the matching and employer discretionary contributions, only the first $230,000 of each executive officer’s earnings was taken into account, due to limitations imposed by the Internal Revenue Code. Executive officers are always fully vested in our matching contributions, and vest in our employer discretionary contributions 25% per year, with full vesting in the plan after four years of service. Benefits are distributable upon termination of employment or upon reaching age 59 1/2.

In addition, we provide non-tax-qualified retirement programs as described in detail below under the Pension Benefits table and the Nonqualified Deferred Compensation table.

Additional Benefits

We maintain an Executive Health Exam Program, under which we pay for a biannual physical examination for each of our executive officers. Executive officers are encouraged to participate in this program, and each of our executive officers was entitled to have a physical exam between June 1, 2006 and May 31, 2008. The exam is customized for each executive to meet his needs, and thus the value varies from executive to executive, but the cost of the exam is approximately $2,000 on average. We pay the full cost of the physical examination, plus any travel-related expenses. We reimbursed Messrs. Charman and Fischer for physical examinations and related expenses in 2007, which amounts are included for each of them in the 2007 “All Other Compensation” column of the Summary Compensation Table. Mr. Reding completed a physical examination in 2008, which amounts are included in the 2008 “All Other Compensation” column of the Summary Compensation Table.

In addition, we provide Mr. Charman with an additional life insurance benefit that is not provided to our other executive officers or employees. The policy lapsed in April 2008, but in 2009 we purchased a new policy on his behalf. This benefit is described below under the heading “Potential Payments Upon Termination or Change in Control,” and the premiums are included in the amounts shown in the “All Other Compensation” column of the Summary Compensation Table for Mr. Charman.

In 2005, our Compensation Committee adopted a formal practice permitting personal use of corporate aircraft by certain of our executive officers. We permit our Chairman to use corporate aircraft for up to 12 personal trips per year, and we allow our Chief Executive Officer 24 trips per year. A trip is defined as round-trip travel from Bermuda to the east coast of the United States, from Bermuda to Europe, or travel within Europe.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information regarding all outstanding equity awards held by the named executive officers at December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John R. Charman	450,112			$12.50	9/20/2011	1,510,000	(4)	$43,971,200
	200,000			$14.50	12/11/2012
	130,000			$29.62	1/01/2014
	130,000			$28.02	1/12/2015

Michael A. Butt	80,000			$12.65	9/29/2012	255,000	(5)	$7,425,600
	40,000			$14.50	12/11/2012
	55,000			$29.62	1/01/2014
	55,000			$28.02	1/12/2015

David B. Greenfield	—			—	—	100,000	(6)	$2,912,000

John Gressier	60,000			$12.50	3/31/2012	170,000	(7)	$4,950,400
	80,000			$14.50	12/11/2012
	40,000			$29.62	1/01/2014
	40,000			$28.02	1/12/2015

William A. Fischer	80,000			$12.50	10/14/2011	170,000	(8)	$4,950,400
	80,000			$14.50	12/11/2012
	40,000			$29.62	1/01/2014
	40,000			$28.02	1/12/2015

Dennis B. Reding	35,000			$13.45	11/13/2012	168,162	(9)	$4,896,877
	40,000			$29.62	1/01/2014
	55,000			$28.02	1/12/2015

(1)	All option grants vested 1/3 on each anniversary of the date of grant.

(2)	Except for Mr. Charman’s 2008 stock grant, all restricted stock grants vest in full on the third anniversary of the date of grant. In 2008, we made two grants to Mr. Charman. The first grant of 180,000 restricted shares was made as part of the annual restricted stock grant to our employees, and will vest as follows:

- 120,000 shares will vest on December 31, 2009, and

- 60,000 shares will vest on February 4, 2011.

The second grant of 1,000,000 restricted shares was made in May 2008 in connection with the amendment of Mr. Charman’s employment agreement, and vest as follows:

- 500,000 shares vested on January 31, 2009,

- 166,666 shares will vest on January 1, 2010,

- 166,667 shares will vest on January 1, 2012, and

- 166,667 shares will vest on January 1, 2013.

(3)	Based on the closing price of our common stock on December 31, 2008, which was $29.12.

(4)	Mr. Charman’s 1,510,000 shares of stock vest as follows:

- 150,000 shares vested on January 17, 2009,

- 500,000 shares vested on January 31, 2009,

- 120,000 shares will vest on December 31, 2009,

- 166,666 shares will vest on January 1, 2010,

- 180,000 shares will vest on January 30, 2010,

- 60,000 shares will vest on February 4, 2011,

- 166,667 shares will vest on January 1, 2012, and

- 166,667 shares will vest on January 1, 2013.

(5)	Mr. Butt’s 255,000 shares of stock vest as follows:

- 75,000 shares vested on January 17, 2009,

- 90,000 shares will vest on January 30, 2010, and

- 90,000 shares will vest on February 4, 2011.

With respect to Mr. Butt’s unvested stock, Mr. Butt received a restricted stock award of 90,000 shares in February 2008 that vest on February 4, 2011. Under the terms of the 2007 LTEP and Mr. Butt’s award agreement, however, the stock award automatically vests upon retirement. Because he was eligible for retirement (defined as age 60 with at least five years of service) under the 2007 LTEP at the time of the award, pursuant to SFAS 123(R) all of the service conditions for this award were met in 2008.

(6)	Mr. Greenfield’s 100,000 shares of stock will vest as follows:

- 10,000 shares will vest on August 1, 2009,

- 45,000 shares will vest on January 30, 2010, and

- 45,000 shares will vest on February 4, 2011.

(7)	Mr. Gressier’s 170,000 shares of stock vest as follows:

- 50,000 shares vested on January 17, 2009,

- 60,000 shares will vest on January 30, 2010, and

- 60,000 shares will vest on February 4, 2011.

(8)	Mr. Fischer’s 170,000 shares of stock vest as follows:

- 50,000 shares vested on January 17, 2009,

- 60,000 shares will vest on January 30, 2010, and

- 60,000 shares will vest on February 4, 2011.

(9)	Mr. Reding’s 168,162 shares of stock vest as follows:

- 50,000 shares vested on January 17, 2009,

- 75,000 shares will vest on January 30, 2010, and

- 43,162 shares will vest on February 4, 2011.

With respect to Mr. Reding’s unvested stock, Mr. Reding received a stock award of 75,000 shares in February 2008 that vest on February 4, 2011. Under the terms of the 2007 LTEP and Mr. Reding’s award agreement, however, the stock award automatically vests upon retirement. In May 2008, Mr. Reding became eligible for retirement (defined as attaining age 60 with at least five years of service) under the 2007 LTEP and, as a result, pursuant to SFAS 123(R) all of the service conditions for this award were met in 2008. Consequently, his award was subject to U.S. tax withholding liability. To fund this tax liability, Mr. Reding directed us to withhold 31,838 restricted shares he received as part of his 2008 grant, which left Mr. Reding with 43,162 shares of restricted stock.

Option Exercises and Stock Vested in 2008

The following table sets forth information regarding all exercises of stock options by or vesting of restricted stock held by the named executive officers during the 2008 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John R. Charman	1,575,000	$33,435,500	90,000	$3,585,600
Michael A. Butt	—	—	37,500	$1,494,000
David B. Greenfield	—	—	—	—
John Gressier	—	—	30,000	$1,195,200
William A. Fischer	—	—	30,000	$1,195,200
Dennis B. Reding	—	—	69,338	$1,110,191

Pension Benefits

The following table sets forth information regarding the defined benefit pension plans in which our named executive officers participated in 2008.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John R. Charman	Amended and Restated Supplemental Executive Retirement Agreement between us and Mr. Charman dated May 8, 2008	n/a	$12,973,000	—

Michael A. Butt	Amended and Restated Supplemental Executive Retirement Agreement between us and Mr. Butt dated May 8, 2008, as amended	n/a	$2,912,000	—

David B. Greenfield	—	—	—	—
John Gressier	—	—	—	—
William A. Fischer	—	—	—	—
Dennis B. Reding	—	—	—	—

In January 2004, we entered into supplemental retirement agreements, or “SERPs,” with Messrs. Charman and Butt, both of which were amended and restated in 2008. Mr. Butt’s SERP was further amended in September 2008 to increase by $100,000 the amount payable for each of the last five years of the agreement. The SERP for Mr. Charman requires us to make annual payments to Mr. Charman upon his retirement, or beginning January 1, 2009 even if he has not retired, for a period of 20 years. Mr. Charman’s received his first payment under his SERP in February 2009. The SERP for Mr. Butt requires us to make annual payments to Mr. Butt upon his retirement, or beginning January 1, 2010 even if he has not retired, for a period of 10 years. The benefits for both Mr. Charman and Mr. Butt vested 50% on December 31, 2006, vested an additional 25% on December 31, 2007 and fully vested on December 31, 2008. Any remaining SERP benefits will be immediately paid in a lump sum upon the respective executive officer’s death, disability or upon a change of control.

The present values shown in the Pension Benefits table above are calculated assuming a 6% discount rate, a 3% annual increase in total pension benefits for each executive, and payment of benefits beginning in 2009 for Mr. Charman and 2010 for Mr. Butt.

Mr. Charman’s payment amount for each of the 20 years of benefit payments is determined pursuant to the table below, beginning with the year in which his employment terminates. The annual amount is equal to

$750,000, adjusted each year with compound interest at an annual rate of 3% for each year after 2004, and then offset by $37,199, which is derived from the amount Mr. Charman was entitled to under the International Pension Plan (described above in the narrative following the Summary Compensation Table) as of December 31, 2008 expressed as a 20 year certain annuity, as reflected in the following table:

Year of Payment	Pension Amount After Offset for Mr. Charman
2009	$832,257
2010	$858,340
2011	$885,206
2012	$912,879
2013	$941,381
2014	$970,738
2015	$1,000,976
2016	$1,032,122
2017	$1,064,201
2018	$1,097,243
2019	$1,131,277
2020	$1,166,331
2021	$1,202,437
2022	$1,239,626
2023	$1,277,931
2024	$1,317,385
2025	$1,358,023
2026	$1,399,880
2027	$1,442,992
2028	$1,487,398

Mr. Butt’s payment amount for each of the ten years of benefit payments is determined pursuant to the table below, beginning with the year in which his employment terminates. The payment amount for each year he receives benefit payments is offset by the annual benefits Mr. Butt is entitled to under the International Pension Plan (described above in the narrative following the Summary Compensation Table) expressed as a ten year certain annuity:

Year of Payment	Pension Amount Before Offset for Mr. Butt
2009	$289,819
2010	$398,513
2011	$407,468
2012	$416,693
2013	$426,193
2014	$435,979
2015	$446,058
2016	$456,440
2017	$467,133
2018	$478,147
2019	$489,491

Nonqualified Deferred Compensation in 2008

The following table sets forth information regarding our named executive officers’ deferred compensation arrangements that are not tax qualified.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($) (1)		Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
John R. Charman	$20,833	(3)	$125,000	(3)	$(375,205)	—	$560,068
Michael A. Butt	—		$85,000	(4)	$(166,219)	—	$376,727
David B. Greenfield	—		$32,000		$(10,000)	—	$49,154
John Gressier	—		$80,000	(5)	$3,209	—	$190,696
William A. Fischer	—		$52,000		$(105,522)	—	$232,546
Dennis B. Reding	$70,000		$47,000		$(23,748)	—	$527,810

(1)	Amounts shown in this column also are included in the “All Other Compensation” column of the Summary Compensation Table for 2008.

(2)	Includes the following amounts that were included in the amounts reported in the “All Other Compensation” column of the Summary Compensation Table in 2007 and 2006 for the named executive officers, as follows:

Name	2007	2006
John R. Charman	$125,000	$125,000
Michael A. Butt	$85,000	$85,000
David B. Greenfield	$27,500	—
John Gressier	$80,000	$24,615
William A. Fischer	$52,500	$53,000

(3)	Includes $10,462 credited in January 2009 attributable to the 2008 fiscal year.

(4)	Includes $7,083 credited in January 2009 attributable to the 2008 fiscal year

(5)	Includes $6,667 credited in January 2009 attributable to the 2008 fiscal year.

In the United States, we maintain the AXIS Specialty U.S. Services, Inc. Supplemental Retirement Plan. Messrs. Fischer, Greenfield and Reding participated in this plan in 2008. None of Messrs. Fischer, Greenfield and Reding will participate in this plan following December 31, 2008 due to limitations in Section 457A of the Internal Revenue Code. The U.S. Supplemental Plan is designed to permit eligible employees to accumulate additional retirement income through a non-qualified deferred compensation plan that enables them to make salary contributions in excess of those allowed under the AXIS 401(k) & Savings Plan, to make additional employee contributions from their bonus payments, and to receive discretionary employer contributions. Each year, we make a discretionary contribution to all participants in the U.S. Supplemental Plan expressed as a percentage of the employee’s base salary that is above the IRS maximum under the AXIS 401(k) & Savings Plan. For 2008, we contributed 10% of each participating executive officer’s base salary in excess of $230,000 to this plan.

Each executive officer’s own contributions under the U.S. Supplemental Plan are always fully vested. Participants vest in our contributions based on their years of service, at a rate of 25% a year with full vesting after four years of service is completed. The executive officer’s own contributions may be distributed upon separation of employment or upon the earlier of separation of employment or a specified date in either a lump sum or over a period of annual installments between two and ten years. Benefits will be paid immediately in a lump sum in the event of the executive’s death.

Internationally, we maintain the AXIS Specialty Limited International Pension Plan, referred to as our International Pension Plan. Messrs. Charman, Butt and Gressier participated in the International Pension Plan during 2008. The International Pension Plan is discussed in more detail under Retirement Benefits on page 32.

Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our named executive officers upon a change in control of the Company or following termination of employment. In the first part of this section, we describe benefits under general plans that apply to any executive officer participating in those plans. We then describe specific benefits to which each named executive officer is entitled, along with estimated amounts of benefits assuming termination as of December 31, 2008 for specified reasons.

2003 Long-Term Equity Compensation Plan

As described above in the narrative to the Summary Compensation Table and the Grants of Plan-Based Awards table, we maintain the 2003 LTEP, under which we made grants until 2007. Under the 2003 LTEP, upon the occurrence of a change in control, executive officers receive the following benefits:

(1) options and stock appreciation rights become immediately exercisable, and remain exercisable throughout their entire term, unless exercised, cashed out, or replaced;

(2) restricted shares immediately vest; and

(3) the target performance goals or payout opportunities attainable under all outstanding awards of restricted stock, performance units and performance shares are deemed to have been fully attained.

In addition, restricted shares and options granted under the 2003 LTEP generally vest fully upon an executive officer’s retirement, death or disability. Upon termination of employment due to retirement, death or disability, an optionee has one year to exercise any vested options. Optionees generally have three months to exercise their options upon any other termination of employment other than termination for cause, in which case all options terminate immediately. Retirement is defined under the 2003 LTEP as termination of employment after attainment of age 60 and completion of ten years of service, or termination after attainment of age 60 if the Compensation Committee determines that the employee will be treated as retired. Disability is defined as in the employee health care plan maintained by the Company.

Under the 2003 LTEP, a “change in control” occurs if:

(1) a person, company, government, or political subdivision, agency, or instrumentality of a government becomes the beneficial owner of 50% or more of the combined voting power of our outstanding voting securities, except for: (a) any acquisition directly from us, (b) any acquisition by us, (c) any acquisition by one of our employee benefit plans, or (d) any acquisition that complies with clauses (a), (b) and (c) of paragraph (3) below;

(2) our board is no longer composed of a majority of individuals who were either members as of the date the 2003 LTEP was adopted, or whose election or nomination for election was approved by a majority of the directors then comprising the incumbent board;

(3) a merger, sale of substantially all of the assets or other similar transaction occurs between us and another person, company, government, or political subdivision, agency, or instrumentality of a government, unless, following the transaction, (a) substantially all of the beneficial owners of our voting securities immediately before the transaction beneficially own more than 50% of the combined voting power of the successor entity, in substantially the same proportions as their ownership of our voting securities immediately prior to the transaction; (b) no person, company, government, or political subdivision, agency, or instrumentality of a government (excluding the successor entity) beneficially owns 50% or more of the shares of common stock or the combined voting power of the successor entity, or owns all or substantially all of our assets, except to the extent that such ownership existed with respect to us before the transaction; and (c) at least a majority of the members of the board of directors of the successor entity or person that owns all or substantially all of our assets as a result of the transaction were members of our incumbent board at the time of the execution of the initial agreement, or of the action of the board, pursuant to which the merger or other transaction occurs; or

(4) our shareholders approve a complete liquidation or dissolution of AXIS Capital Holdings Limited, or the sale or other disposition of all or substantially all of our assets.

2007 Long-Term Equity Compensation Plan

We also have the 2007 LTEP, as described above in the narrative to the Summary Compensation Table and the Grants of Plan-Based Awards table and in more detail in Proposal No. 2 below. Under the 2007 LTEP, upon the occurrence of a change in control, executive officers receive the following benefits:

(1) options and stock appreciation rights become immediately exercisable, and remain exercisable throughout their entire term, unless exercised, cashed out, or replaced;

(2) performance units are paid out as if the date of the change of control were the last day of the applicable performance period and “target performance levels” had been attained; and

(3) all other outstanding awards will automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related to the awards will lapse.

In addition, restricted shares and options granted under the 2007 LTEP generally vest fully upon an executive officer’s retirement, death or disability. Retirement is defined under the 2007 LTEP as termination of employment after attainment of age 60 and completion of five years of service, or if the Compensation Committee determines that an employee’s termination constitutes a retirement. Disability is defined as in the employee health care plan maintained by the Company.

Under the 2007 LTEP, a “change in control” is defined in substantially the same manner as under the 2003 LTEP.

U.S. Supplemental Retirement Plan

Messrs. Fischer, Greenfield and Reding are entitled to their own contributions, if any, and the vested portion of our contributions under the U.S. Supplemental Retirement Plan (described above under the Nonqualified Deferred Compensation table) upon termination of their employment for any reason.

Mr. Charman

In addition to the benefits described above for all executive officers, Mr. Charman is entitled to additional benefits under his employment agreement upon termination of his employment. Upon termination for any reason, Mr. Charman is entitled to any annual, long-term or other incentive award earned but not yet paid.

If Mr. Charman’s employment terminates as a result of his death, Mr. Charman’s employment agreement automatically terminates, and his designated beneficiary or legal representatives are entitled to:

(1) base salary through the end of the month in which he dies;

(2) one year’s base salary;

(3) a separation bonus of at least (a) $1,250,000 or (b) Mr. Charman’s highest annual bonus for any of the three years immediately preceding his death; and

(4) an extended exercise period of up to one year for Mr. Charman’s September 30, 2001 grant of 2,025,112 options.

Either Mr. Charman or we may terminate his employment agreement if Mr. Charman becomes disabled, by providing 15 days’ prior written notice to the other party. Under the employment agreement, disability means Mr. Charman has been unable to substantially perform his duties due to physical or mental incapacity for 180 consecutive days. If Mr. Charman’s employment ends because of disability, then Mr. Charman is entitled to the benefits listed above ((1) through (4)) that would be payable upon his death, plus continued coverage for one year under all employee benefit programs he was participating in immediately before the date of his termination, offset by any coverage provided to Mr. Charman in connection with subsequent employment.

If we terminate Mr. Charman’s employment agreement for “cause,” or if Mr. Charman voluntarily terminates his employment agreement with us without “good reason,” Mr. Charman is entitled to receive continued eligibility for one year under all medical benefit programs he was participating in immediately prior to the date of his termination, at Mr. Charman’s expense for the full cost of premiums for such coverage.

Under the employment agreement, “cause” means Mr. Charman is convicted of a felony involving moral turpitude or Mr. Charman is guilty of gross negligence or gross misconduct in performing his duties that results in material economic harm to us. We are required to give Mr. Charman written notice, after which he must be given 15 days to correct the failures, and Mr. Charman is entitled to a hearing and a unanimous vote of all disinterested members of the Board of Directors, before termination can become effective due to gross misconduct or gross negligence. Felonies involving moral turpitude would be determined based on Bermuda law, but would likely include crimes such as fraud that reflect negatively on Mr. Charman’s honesty, integrity or personal values. Gross misconduct and gross negligence would be based on the facts of a particular event, but would be more than minor wrongful (or minor careless or neglectful) behavior.

Under the employment agreement, “good reason” means:

(1) our assignment to Mr. Charman of duties materially inconsistent with his positions and responsibilities;

(2) material reduction in Mr. Charman’s authorities or responsibilities;

(3) our removal of Mr. Charman from, or failure to elect Mr. Charman to, the positions of President and Chief Executive Officer, or our Board of Directors or Executive Committee, except in connection with a termination of his employment;

(4) a reduction in Mr. Charman’s base salary or target bonus opportunity;

(5) following a change in control, our failure to pay Mr. Charman an annual bonus at least $1,250,000 or, if higher, the largest annual bonus he received in the three years before the year in which the change in control occurs, or our failure to calculate Mr. Charman’s bonus as favorably as the method used to calculate the most recent annual bonus paid before the change in control;

(6) our failure to obtain the specific assumption of the employment agreement by any successor;

(7) our material breach of any of our material obligations to Mr. Charman or members of his family; or

(8) our requiring Mr. Charman to be based at any office or location other than his current locations.

If we terminate Mr. Charman’s employment without cause or if Mr. Charman terminates his employment with good reason (other than in connection with a change in control as described below), then Mr. Charman is entitled to:

(1) two years’ base salary;

(2) a separation bonus of at least two times (a) $1,250,000 or (b) Mr. Charman’s highest annual bonus for any of the three years immediately preceding his termination of employment;

(3) an extended exercise period of up to one year for Mr. Charman’s September 30, 2001 grant of 2,025,112 options; and

(4) continued coverage for one year under all employee benefit programs he was participating in immediately before the date of his termination, offset by any coverage provided to Mr. Charman in connection with subsequent employment.

If we terminate Mr. Charman’s employment agreement without cause, or if Mr. Charman terminates his employment with good reason, in anticipation of, or within the 12-month period following, a change in control, Mr. Charman is entitled to:

(1) two years’ base salary;

(2) a separation bonus of at least three times (a) $1,250,000 or (b) Mr. Charman’s highest annual bonus for any of the three years immediately preceding his termination of employment;

(3) an extended exercise period of up to one year for Mr. Charman’s September 30, 2001 grant of 2,025,112 options; and

(4) continued coverage for 24 months under all employee benefit programs he was participating in immediately before the date of his termination, offset by any coverage provided to Mr. Charman in connection with subsequent employment.

Under the employment agreement, a “change in control” would occur if (1) any person, company, government, or political subdivision, agency, or instrumentality of a government becomes a beneficial owner of 30% or more of our voting stock; (2) the majority of the board consists of individuals other than incumbent directors; (3) we adopt a plan of liquidation; (4) we dispose of all or substantially all of our assets or business in a merger or other business transaction unless our shareholders beneficially own, directly or indirectly, in substantially the same proportion, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to our business; or (5) we combine with another entity and are the surviving entity but, immediately after the combination, our shareholders immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the combined entity. The incumbent directors are our directors as of November 20, 2001, and any individual whose election or nomination for election was supported by two-thirds of those incumbent directors.

Mr. Charman also is entitled to a full tax gross-up if any of his compensation and benefits is subject to the excise tax on “golden parachute payments” under the U.S. Internal Revenue Code or any interest and penalties associated with the excise tax. However, because Mr. Charman is not currently subject to U.S. taxes, this excise tax does not apply to him.

Any amount payable to Mr. Charman under his employment agreement upon his termination of employment for any reason must be paid in a lump sum with respect to 50% of the amount promptly following his termination, and with respect to the remaining 50%, with accrued interest, on the first anniversary of his termination date.

Mr. Charman also is subject to non-competition restrictions and provisions prohibiting solicitation of our employees and our customers, each for a period of 24 months after termination of the agreement, along with ongoing confidentiality and non-disparagement requirements.

Mr. Charman also is entitled to benefits under his SERP upon termination of employment, as described above under the Pension Benefits table. The benefits vested 50% on December 31, 2006, vested an additional 25% on December 31, 2007 and fully vested on December 31, 2008. The payment amount for each of the 20 years of benefit payments is equal to $750,000, adjusted each year with compound interest at an annual rate of 3% for each year after 2004, and then offset by the amount Mr. Charman was entitled to as of December 31, 2008 under the International Pension Plan, expressed as a 20-year certain annuity. Mr. Charman’s remaining SERP benefits will be immediately paid in a lump sum upon his death, disability or upon a change of control. For this purpose, disability is defined the same as under the 2003 LTEP and change of control is defined the same as in Mr. Charman’s employment agreement, each of which is described above.

Through April 2008, we also provided Mr. Charman with a supplemental life insurance policy to pay a benefit of £5,000,000 upon his death, in lieu of the general life insurance coverage we provide to all of our employees. This life insurance benefit was insured by Basset Life, and we paid all of the premiums for this coverage. Because this policy expired in April 2008 and was not renewable due to the insolvency of the carrier, no amounts under the policy are reflected in the table below for termination due to death at December 31, 2008. In February, 2009, we purchased a new ten-year term life insurance policy for Mr. Charman with a $10 million death benefit.

The following table sets forth the termination and/or change in control benefits payable to Mr. Charman under the benefits applicable to all executive officers as well as under Mr. Charman’s employment agreement and SERP, assuming termination of employment on December 31, 2008. With the exception of insured benefits, all payments will be made by us.

Executive Benefits and Payments upon Termination	Executive Voluntary Termination or Company Termination for Cause	Executive Termination for Good Reason or Company Termination Without Cause (pre-CIC)		Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control		Death	Disability
Compensation:
Base Salary	—	$2,500,000		$2,500,000		$1,250,000	$1,250,000
Separation Bonus(1)	—	$9,604,400		$14,406,600		$4,802,200	$4,802,200
Acceleration of Unvested Restricted Stock(2)	—	—		$43,971,200	(7)	$43,971,200	$43,971,200
Acceleration of Unvested Options(3)	—	—		—		—	—
Benefits and Perquisites:
Medical Benefits(4)	—	$5,454		$10,908		—	$5,454
Life Insurance	—	$37,469	(8)	$74,938	(8)	—	$37,469	(9)
Other Continued Benefits(5)	—	$125,000		$250,000		—	$125,000
SERP Benefits(6)	$22,618,629	$22,618,629		$22,618,629	(7)	$22,618,629	$22,618,629

(1)	Bonus calculations are based on the highest annual bonus paid to Mr. Charman for any of the three preceding years, which was the bonus paid in 2007 with respect to the 2006 fiscal year.

(2)	Aggregate value of unvested restricted stock calculated at a price of $29.12, the closing price of our common stock on December 31, 2008.

(3)	Mr. Charman had no remaining unvested stock options on December 31, 2008.

(4)	Value of continued coverage under medical plans assumes continuation of premiums paid by us as of December 31, 2008 for the maximum coverage period, and that benefits are not discontinued due to coverage by a subsequent employer.

(5)	Consists of company contributions to the International Pension Plan, assuming benefits are not discontinued due to coverage by a subsequent employer, and assuming an employer contribution each year equal to 10% of the base salary as in effect on December 31, 2008.

(6)	Reflects an offset payment under the International Pension Plan of $37,199 per year for each of the 20 years included in the calculation of the lump sum payment.

(7)	Payment of SERP benefits and acceleration of equity vesting is automatic upon a change of control as described above, so termination of employment is not a condition.

(8)	Assumes continuation of premiums paid by us under Mr. Charman’s new policy purchased in February 2009 for the maximum coverage period.

(9)	Assumes the premium would not be waived due to disability, continuation of premiums paid by us under Mr. Charman’s new policy purchased in February 2009 for the maximum coverage period and that benefits are not discontinued due to coverage by a subsequent employer.

Mr. Butt

In addition to the benefits described above for all executive officers, Mr. Butt is entitled to additional benefits under his service agreement upon termination of his service with us.

If Mr. Butt’s service terminates as a result of death, Mr. Butt’s service agreement automatically terminates, and his spouse, other beneficiary or legal representatives are entitled to:

(1) base salary through the end of the month in which he dies;

(2) a separation bonus of at least (a) $850,000 or (b) Mr. Butt’s highest annual bonus for any of the three years immediately preceding his death; and

(3) an extended exercise period for options granted upon commencement of Mr. Butt’s service agreement, through one year after termination of his service due to death, but not beyond the maximum term of the option.

Either Mr. Butt or we may terminate his service agreement if Mr. Butt becomes disabled, by providing 15 days’ prior written notice to the other party. Under the service agreement, disability means Mr. Butt has been unable to substantially perform his duties due to physical or mental incapacity for 180 consecutive days. If Mr. Butt’s employment ends because of disability, then Mr. Butt is entitled to the benefits listed above ((1) through (3)) that would be payable upon his death, plus a lump sum equal to one year’s base salary and continued coverage for one year under all benefit programs he was participating in immediately prior to the date of his termination.

If we terminate Mr. Butt’s service agreement for “cause,” or if Mr. Butt voluntarily terminates his service agreement with us without “good reason,” Mr. Butt is not entitled to any post-termination benefits under his service agreement.

Under the service agreement, “cause” means conviction of Mr. Butt for a felony involving moral turpitude, or Mr. Butt’s gross negligence or gross misconduct in performing his duties that results in material economic harm to us. We must give Mr. Butt 15 days’ notice, and give him an opportunity to cure the defects, before we can terminate him for gross negligence or gross misconduct. In addition, Mr. Butt is entitled to a hearing before our full Board of Directors and a unanimous vote of all disinterested members of the board for the termination to take effect. “Good reason” means:

(1) our assignment to Mr. Butt of duties materially inconsistent with his positions and responsibilities;

(2) material reduction in Mr. Butt’s authorities or responsibilities;

(3) our removal of Mr. Butt from, or failure to elect Mr. Butt to, the position of Chairman of the Board, except in connection with a termination of his employment;

(4) a reduction in Mr. Butt’s base salary or target bonus opportunity;

(5) following a change in control, our failure to pay Mr. Butt an annual bonus at least $850,000, or, if higher, the largest annual bonus he received in the three years before the year in which the change in control occurs or our failure to calculate Mr. Butt’s bonus in a manner as favorable to Mr. Butt as that used to calculate the most recent annual bonus paid prior to the change in control;

(6) our failure to obtain the specific assumption of the employment agreement by any successor;

(7) our material breach of any of our material obligations to Mr. Butt or members of his family; or

(8) our requiring Mr. Butt to be based at any office or location other than his current locations.

If we terminate Mr. Butt’s employment without cause or if Mr. Butt terminates his employment with good reason (other than in connection with a change in control as described below), then Mr. Butt is entitled to:

(1) two years’ base salary;

(2) a separation bonus of at least (a) $850,000 or (b) Mr. Butt’s highest annual bonus for any of the three years immediately preceding his termination;

(3) an extended exercise period for options granted upon commencement of Mr. Butt’s service agreement, through one year after termination of his service, but not beyond the maximum term of the option; and

(4) continued coverage for 12 months under all benefit programs he was participating in immediately prior to the date of his termination, offset by any benefits received from subsequent employment.

The definition of change of control under Mr. Butt’s service agreement is the same as the definition summarized above from Mr. Charman’s employment agreement. If we terminate Mr. Butt’s agreement without cause or if Mr. Butt terminates his employment with good reason in anticipation of, or within the 12-month period following, a change in control, Mr. Butt is entitled to:

(1) two years’ base salary;

(2) a separation bonus of at least two times (a) $850,000 or (b) Mr. Butt’s highest annual bonus for any of the three years immediately preceding his termination;

(3) an extended exercise period for options granted upon commencement of Mr. Butt’s service agreement, through one year after termination of his service, but not beyond the maximum term of the option; and

(4) continued coverage for 24 months under all benefit programs he was participating in immediately prior to the date of his termination, offset by any benefits received from subsequent employment.

Upon any termination of his employment, Mr. Butt is entitled to any earned but unpaid bonus accrued as of the date of his termination. Mr. Butt also is entitled to a full tax gross-up if any of his compensation and benefits is subject to the excise tax on “golden parachute payments” under the U.S. Internal Revenue Code or any interest and penalties associated with the excise tax. However, because Mr. Butt is not currently subject to U.S. taxes, this excise tax does not apply to him.

Any amount payable to Mr. Butt pursuant to his service agreement upon his termination of employment for any reason must be paid in a lump sum promptly following his termination. Mr. Butt is subject to non-competition provisions for a period of one year after termination of the service agreement, provisions prohibiting solicitation of our employees and customers for a period of one year after termination of the service agreement, and ongoing confidentiality and non-disparagement requirements.

Mr. Butt also is entitled to benefits under his SERP upon termination of employment. The benefits vested 50% on December 31, 2006, vested an additional 25% on December 31, 2007 and vested fully on December 31, 2008. The benefit amounts under Mr. Butt’s SERP are described above under the Pension Benefits table. Mr. Butt’s remaining SERP benefits will be immediately paid in a lump sum upon his death, disability or upon a change of control. For this purpose, disability is defined the same as under the 2003 LTEP and change of control is defined the same as in Mr. Butt’s service agreement, each of which is described above.

The following table sets forth the termination and/or change in control benefits payable to Mr. Butt under the benefits applicable to all executive officers as well as under Mr. Butt’s service agreement and SERP, assuming termination of employment on December 31, 2008. With the exception of insured benefits, all payments will be made by us.

Executive Benefits and Payments upon Termination	Executive Voluntary Termination or Company Termination for Cause	Executive Termination for Good Reason or Company Termination without Cause (pre-CIC)	Executive Termination for Good Reason or Company Termination Without Cause in Connection with Change in Control		Death	Disability
Compensation:
Base Salary	—	$1,700,000	$1,700,000		—	$850,000
Annual Bonus(1)	—	$2,721,200	$5,442,400		$2,721,200	$2,721,200
Acceleration of Unvested Restricted Stock(2)	—	—	$7,425,600	(7)	$7,425,600	$7,425,600
Acceleration of Unvested Options(3)	—	—	—		—	—
Benefits and Perquisites:
Medical Benefits(4)	—	$11,426	$22,852		—	$11,426
Life Insurance(4)	—	$203	$406		—	—	(7)
SERP Benefits(5)	$3,789,871	$3,789,871	$3,789,871	(6)	$3,789,871	$3,789,871

(1)	Bonus calculations are based on the highest annual bonus paid to Mr. Butt for any of the three preceding years, which was the bonus paid in 2007 with respect to the 2006 fiscal year.

(2)	Aggregate value of unvested restricted stock calculated at a price of $29.12, the closing price of our common stock on December 31, 2008.

(3)	Mr. Butt had no remaining unvested stock options on December 31, 2008.

(4)	Value of continued coverage under medical and life insurance plans assumes continuation of premiums paid by us as of December 31, 2008 for the maximum coverage period, and that benefits are not discontinued due to coverage by a subsequent employer.

(5)	Assumes an offset payment under the International Pension Plan of $43,257 per year for each of the ten years included in the calculation of the lump sum payment.

(6)	Payment of SERP benefits and acceleration of equity is automatic upon a change of control as described above, so termination of employment is not a condition.

(7)	Life insurance premiums are waived under our plan in the event of disability; however, Mr. Butt’s life insurance coverage would continue.

Mr. Greenfield

In addition to the benefits described above for all executive officers, Mr. Greenfield is entitled to additional benefits under his employment agreement upon termination of his employment. Mr. Greenfield’s employment will automatically terminate upon his death, and we may terminate Mr. Greenfield’s employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. We also may terminate Mr. Greenfield’s employment without cause upon 30 days’ notice. Mr. Greenfield may terminate his employment upon at least six months’ notice to us. In addition, Mr. Greenfield’s employment may be terminated as a result of either party declining to extend the term of the agreement.

Under the employment agreement, we may terminate Mr. Greenfield’s employment for cause upon Mr. Greenfield’s:

(1) material breach of the terms of his employment;

(2) conviction for a felony or commission of any act which would rise to the level of a felony;

(3) commission of a lesser crime or offense that materially harms or could harm our business or reputation;

(4) willful violation of our specific directives;

(5) commission of a dishonest or wrongful act involving fraud, misrepresentation, or moral turpitude causing us damage or potential damage;

(6) willful failure to perform a substantial part of his duties; or

(7) breach of fiduciary duty.

If we terminate his employment without cause or decline to extend the term of the agreement or, if within the first 12 months after a change in control (defined substantially the same as in the 2003 LTEP), Mr. Greenfield provides us with notice of his intention to terminate his employment as a result of (1) a material harmful change in his position or duties, (2) reduction in his compensation or a material breach by us of the employment agreement, or (3) relocation, at our request, to a place more than 50 miles from his current place of employment, and in each case we do not make the necessary adjustments within 30 days, then Mr. Greenfield is entitled to:

(1) continuation of his base salary and employee benefits for a period of 12 months after the date of termination;

(2) any annual bonus that he would have been entitled to during such 12 month period if performance targets were exceeded; and

(3) the immediate vesting of all of his equity awards.

During any period when Mr. Greenfield has given notice of voluntary termination or when either party has given notice of nonrenewal of the agreement, we may until the termination date limit Mr. Greenfield’s duties, require him to not have any contact with our customers, clients or employees, exclude him from our premises and/or require him to resign. If we take any such action, Mr. Greenfield will nevertheless continue to be an employee and we will continue to pay him his base salary and afford him all employee benefits to which he is entitled until the date of termination.

Under the employment agreement, Mr. Greenfield is required to execute a general release and waiver of claims against us and to resign from all of his positions upon termination of his employment for any reason. Mr. Greenfield is subject to non-competition provisions for a period of six months after termination of employment, non-solicitation of our employees and customers for a period of 12 months after termination of employment and ongoing confidentiality requirements.

The following table sets forth the termination and/or change in control benefits payable to Mr. Greenfield under the benefits applicable to all executive officers as well as under Mr. Greenfield’s employment agreement, assuming termination of employment on December 31, 2008. With the exception of insured benefits, all payments will be made by us.

Executive Benefits and Payments upon Termination	Executive Voluntary Termination or Company Termination for Cause	Executive Termination for Specified Reasons After Change in Control		Company Termination Without Cause or Non-Extension of Term		Death or Disability
Compensation:
Base Salary	—	$550,000		$550,000		—
Annual Bonus	—	$550,000	(3)	$550,000	(3)	—
Acceleration of Unvested Restricted Stock(1)	—	$2,912,000	(4)	$2,912,000		$2,912,000
Benefits and Perquisites:
Medical, Dental and Vision Coverage(2)	—	$15,450		$15,450		—
Life Insurance(2)	—	$792		$792		—
Disability Insurance(2)	—	$568		$568		—

(1)	Aggregate value of unvested restricted stock calculated at a price of $29.12, the closing price of our common stock on December 31, 2008.

(2)	Value of continued coverage under medical, dental, vision, life and disability plans assumes continuation of premiums paid by us as of December 31, 2008 for the maximum coverage period.

(3)	Represents target bonus for 2008.

(4)	Acceleration of equity is automatic upon a change of control as described above, so termination of employment is not a condition.

Mr. Gressier

In addition to the benefits described above for all executive officers, Mr. Gressier is entitled to additional benefits under his employment agreement upon termination of his employment. Mr. Gressier’s employment will automatically terminate upon his death, and we may terminate Mr. Gressier’s employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. We also may terminate Mr. Gressier’s employment without cause upon 30 days’ notice. Mr. Gressier may terminate his employment upon at least six months’ notice to us. In addition, Mr. Gressier’s employment may be terminated as a result of either party declining to extend the term of the agreement.

Under the employment agreement, we may terminate Mr. Gressier’s employment for cause upon Mr. Gressier’s:

(1) material breach of the terms of his employment;

(2) conviction for a felony or commission of any act which would rise to the level of a felony;

(3) commission of a lesser crime or offense that materially harms or could harm our business or reputation;

(4) willful violation of our specific directives;

(5) commission of a dishonest or wrongful act involving fraud, misrepresentation, or moral turpitude causing us damage or potential damage;

(6) willful failure to perform a substantial part of his duties; or

(7) breach of fiduciary duty.

If we terminate his employment with cause or without cause, or if he terminates his employment upon at least six months’ notice to us, then Mr. Gressier is entitled to continuation of his base salary and employee benefits for a period of six months after the date of termination.

If we terminate his employment without cause, then Mr. Gressier is entitled to immediate vesting of all equity awards, including any restricted shares in accordance with their terms.

If, within the first 12 months after a change in control (defined substantially the same as in the 2003 LTEP), Mr. Gressier provides us with notice of his intention to terminate his employment as a result of (1) a material harmful change in his position or duties, (2) reduction in his compensation or a material breach by us of the employment agreement, or (3) relocation, at our request, to a place more than 50 miles from his current place of employment, and in each case we do not make the necessary adjustments within 30 days, then Mr. Gressier is entitled to:

(1) continuation of his base salary and employee benefits for a period of 12 months after the date of termination;

(2) any annual bonus that he would have been entitled to during such 12 month period if performance targets were exceeded; and

(3) the immediate vesting of all of his equity awards.

During any period when Mr. Gressier has given notice of voluntary termination or when either party has given notice of nonrenewal of the agreement, we may until the termination date limit Mr. Gressier’s duties, require him to not have any contact with our customers, clients or employees, exclude him from our premises and/or require him to resign. If we take any such action, Mr. Gressier will nevertheless continue to be an employee and we will continue to pay him his base salary and afford him all employee benefits to which he is entitled until the date of termination.

Under the employment agreement, Mr. Gressier is required to execute a general release and waiver of claims against us and to resign from all of his positions upon termination of his employment for any reason. Mr. Gressier is subject to non-competition provisions for a period of six months after termination of employment, non-solicitation of our employees and customers for a period of six months after termination of employment and ongoing confidentiality requirements.

The following table sets forth the termination and/or change in control benefits payable to Mr. Gressier under the benefits applicable to all executive officers as well as under Mr. Gressier’s employment agreement, assuming termination of employment on December 31, 2008. With the exception of insured benefits, all payments will be made by us.

Executive Benefits and Payments upon Termination	Executive Termination for Specified Reason After Change in Control		Company Termination with Cause, Executive Voluntary Termination upon Six Months Notice	Company Termination without Cause	Death or Disability
Compensation:
Base Salary	$800,000		$400,000	$400,000	—
Annual Bonus	$800,000	(3)	—	—	—
Acceleration of Unvested Restricted Stock(1)	$4,950,400	(4)	—	$4,950,400	$4,950,400
Acceleration of Unvested Options	—		—	—	—
Benefits and Perquisites:
Medical, Dental and Vision Coverage(2)	$14,637		$7,319	$7,319	—
Life Insurance(2)	$1,035		$518	$518	—
Disability Insurance(2)	$731		$366	$366	—

(1)	Aggregate value of unvested restricted stock calculated at a price of $29.12, the closing price of our common stock on December 31, 2008.

(2)	Value of continued coverage under medical, dental, vision, life and disability plans assumes continuation of premiums paid by us as of December 31, 2008 for the maximum coverage period.

(3)	Represents target bonus for 2008.

(4)	Acceleration of equity is automatic upon a change of control as described above, so termination of employment is not a condition.

Mr. Fischer

In addition to the benefits described above for all executive officers, Mr. Fischer is entitled to additional benefits under his employment agreement upon termination of his employment. Mr. Fischer’s employment will automatically terminate upon his death, and we may terminate Mr. Fischer’s employment as a result of his disability if he is unable to work for 181 days in any 12 month period due to illness or injury, or for cause. We also may terminate Mr. Fischer’s employment without cause upon 30 days’ notice. Mr. Fischer may terminate his employment upon at least six months’ notice to us. In addition, Mr. Fischer’s employment may be terminated as a result of either party declining to extend the term of the agreement.

Under the employment agreement, we may terminate Mr. Fischer’s employment for cause upon his:

(1) material breach of his employment agreement;

(2) willful misconduct or gross negligence in the performance of duties;

(3) willful conduct that can be demonstrated as harmful to us or our reputation; or

(4) conviction of a felony, an indictable offense or a crime involving moral turpitude.

If we terminate Mr. Fischer’s employment without cause or if we decline to renew his employment agreement, he is entitled to continuation of his base salary and employee benefits for a period of 12 months after the date of termination. If, within the first 12 months after a change in control (defined substantially the same as in the 2003 LTEP), Mr. Fischer provides us with notice of his intention to terminate his employment as a result of (1) a material harmful change in his position or duties, (2) reduction in his compensation or our material breach of the employment agreement, or (3) relocation, at our request, to a place more than 50 miles from his current place of employment, and in each case we do not make the necessary adjustments within thirty days, then Mr. Fischer is entitled to continuation of his base salary and employee benefits for a period of 12 months after the date of termination and the bonus to which he would have been entitled as if all performance targets were met. If Mr. Fischer’s employment is terminated for any reason, other than for cause or by Mr. Fischer without six months’ notice, we will pay the costs of repatriating him and his family to the United States.

During any period when Mr. Fischer has given notice of voluntary termination, when we have given notice of termination without cause, or when either party has given notice of nonrenewal of the agreement, we may until the termination date limit Mr. Fischer’s duties, require him to not have any contact with our customers, clients or employees, exclude him from our premises and/or require him to resign. If we take any such action, Mr. Fischer will nevertheless continue to be an employee, and we will continue to pay him his base salary and afford him all employee benefits to which he is entitled until the date of termination.

Under the employment agreement, Mr. Fischer is required to execute a general release and waiver of claims against us and to resign from all of his positions upon termination of his employment for any reason. Mr. Fischer is subject to non-competition provisions for a period of six months after termination of employment, non-solicitation of our employees and customers for a period of six months after termination of employment and ongoing confidentiality requirements.

The following table sets forth the termination and/or change in control benefits payable to Mr. Fischer under the benefits applicable to all executive officers as well as under Mr. Fischer’s employment agreement, assuming termination of employment on December 31, 2008. With the exception of insured benefits, all payments will be made by us.

Executive Benefits and Payments upon Termination	Executive Voluntary Termination with Six Months Notice	Company Termination for Cause	Executive Termination for Specified Reasons After Change in Control		Company Termination Without Cause or Declining to Renew Agreement	Death or Disability
Compensation:
Base Salary	—	—	$750,000		$750,000	—
Annual Bonus	—	—	$750,000	(5)	—	—
Acceleration of Unvested Restricted Stock(1)	—	—	$4,950,400	(6)	—	$4,950,400
Acceleration of Unvested Options(2)	—	—	—		—	—
Benefits and Perquisites:
Medical Benefits(3)	—	—	$14,637		$14,637	—
Life Insurance(3)	—	—	$1,035		$1,035	—
Disability Insurance(3)	—	—	$731		$731	—
Repatriation(4)	$70,000	—	$70,000		$70,000	$70,000

(1)	Aggregate value of unvested restricted stock calculated at a price of $29.12, the closing price of our common stock on December 31, 2008.

(2)	Mr. Fischer had no remaining unvested stock options on December 31, 2008.

(3)	Value of continued coverage under medical, life and disability plans assumes continuation of premiums paid by us as of December 31, 2008 for the maximum coverage period.

(4)	Estimated cost of Mr. Fischer’s relocation requirements.

(5)	Represents target bonus for 2008.

(6)	Acceleration of equity is automatic upon a change of control as described above, so termination of employment is not a condition.

Mr. Reding

In addition to the benefits described above for all executive officers, Mr. Reding is entitled to additional benefits under his employment agreement upon termination of his employment. Mr. Reding’s employment will automatically terminate upon his death, and we may terminate Mr. Reding’s employment as a result of his disability if he is unable to work for 181 days in any 12-month period due to illness or injury. We also may terminate Mr. Reding’s employment without cause. Mr. Reding may terminate his employment upon at least six months’ notice to us. In addition, Mr. Reding’s employment may be terminated as a result of either party declining to extend the term of the agreement.

Under the employment agreement, we may terminate Mr. Reding’s employment for cause upon Mr. Reding’s:

(1) material breach of his employment agreement;

(2) willful misconduct or gross negligence in the performance of duties;

(3) willful conduct that can be demonstrated as harmful to us or our reputation; or

(4) conviction of a felony, an indictable offense or a crime involving moral turpitude.

If we terminate his employment without cause or decline to extend the term of the agreement or, if within the first 12 months after a change in control (defined substantially the same as in the 2003 LTEP), Mr. Reding provides us with notice of his intention to terminate his employment as a result of (1) a material harmful change in his position or duties, (2) reduction in his compensation or a material breach by us of the employment agreement, or (3) relocation, at our request, to a place more than 50 miles from his current place of employment, and in each case we do not make the necessary adjustments within 30 days, then Mr. Reding is entitled to continuation of his base salary and employee benefits for a period of 12 months after the date of termination and the bonus to which he would have been entitled as if all performance targets were met.

During any period when Mr. Reding has given notice of voluntary termination or when either party has given notice of nonrenewal of the agreement, we may until the termination date limit Mr. Reding’s duties, require him to not have any contact with our customers, clients or employees, exclude him from our premises and/or require him to resign. If we take any such action, Mr. Reding will nevertheless continue to be an employee and we will continue to pay him his base salary and afford him all employee benefits to which he is entitled until the date of termination.

Under the employment agreement, Mr. Reding is required to execute a general release and waiver of claims against us and to resign from all of his positions upon termination of his employment for any reason. Mr. Reding is subject to non-competition provisions for a period of six months after termination of employment, non-solicitation of our employees and customers for a period of six months after termination of employment and ongoing confidentiality requirements.

The following table sets forth the termination and/or change in control benefits payable to Mr. Reding under the benefits applicable to all executive officers as well as under Mr. Reding’s employment agreement, assuming termination of employment on December 31, 2008. With the exception of insured benefits, all payments will be made by us.

Executive Benefits and Payments upon Termination	Executive Voluntary Termination or Company Termination for Cause	Executive Termination for Specified Reasons After Change in Control		Company Termination Without Cause or Non-Extension of Term		Retirement, Death or Disability
Compensation:
Base Salary	—	$700,000		$700,000		—
Annual Bonus	—	$875,000	(3)	$875,000	(3)	—
Acceleration of Unvested Restricted Stock(1)	—	$4,896,877	(4)	$4,896,877		$4,896,877
Benefits and Perquisites:
Medical, Dental and Vision Coverage(2)	—	$15,450		$15,450		—
Life Insurance(2)	—	$792		$792		—
Disability Insurance(2)	—	$848		$848		—

(1)	Aggregate value of unvested restricted stock calculated at a price of $29.12, the closing price of our common stock on December 31, 2008.

(2)	Value of continued coverage under medical, dental, vision, life and disability plans assumes continuation of premiums paid by us as of December 31, 2008 for the maximum coverage period.

(3)	Represents target bonus for 2008.

(4)	Acceleration of equity is automatic upon a change of control as described above, so termination of employment is not a condition.

DIRECTOR COMPENSATION

The table below sets forth information regarding compensation earned by our non-employee directors in 2008.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (6)(8)		Option Awards ($) (8)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compen- sation ($)		Total ($)
Geoffrey Bell	$87,500		$100,000		—	—	—	—		$187,500
Charles A. Davis	$84,000		$100,000	(4)	—	—	—	—		$184,000
Robert L. Friedman	$77,000		$100,000	(4)	—	—	—	—		$177,000
Donald J. Greene	$107,500	(3)(5)	$100,000	(5)	—	—	—	—		$207,500
Christopher V. Greetham	$83,000		$100,000		—	—	—	$95,000	(7)	$278,000
Jurgen Grupe	$114,500	(1)	$100,000	(4)	—	—	—	—		$214,500
Maurice A. Keane	$131,500	(2)(3)	$100,000		—	—	—	—		$231,500
Sir Andrew Large	$82,500	(3)	$100,000		—	—	—	—		$182,500
Cheryl-Ann Lister	$22,667		—		—	—	—	—		$22,667
Henry B. Smith	$109,000		$100,000		—	—	—	—		$209,000
Frank J. Tasco	$85,500	(3)(5)	$100,000	(5)	—	—	—	—		$185,500

(1)	Cash payment for Mr. Grupe includes $33,000 for serving on the Board of Directors of AXIS Specialty Holdings Ireland Limited, AXIS Re Limited and AXIS Specialty Europe Limited.

(2)	Cash payment for Mr. Keane includes $44,000 for serving on the Board of Directors of AXIS Specialty Holdings Ireland Limited, AXIS Re Limited and AXIS Specialty Europe Limited.

(3)	This amount was paid to Messrs. Greene, Keane and Tasco and Sir Andrew Large and in shares of common stock, instead of cash, pursuant to their elections for 2008. As a result, each received the following number of fully vested shares of our common stock: Mr. Greene—3,355; Mr. Keane—3,766; Mr. Tasco—2,563; and Sir Andrew Large—2,455.

(4)	This amount was paid to Messrs. Davis, Friedman and Grupe in cash instead of shares of common stock, pursuant to their elections for 2008.

(5)	All cash and shares of common stock for Messrs. Greene and Tasco were converted to phantom stock units under our 2003 Directors Deferred Compensation Plan pursuant to their elections for 2008. Mr. Greene received 5,924 fully vested phantom stock units and Mr. Tasco received 5,132 fully vested phantom stock units as a result of their elections.

(6)	The grant date fair value of the common stock awards made to the directors in 2008 was $100,000, as discussed in more detail in the narrative below. The assumptions made in the valuation of the stock awards are located in note 15 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(7)	Represents amounts received under a one-year consulting arrangement with us.

(8)	The aggregate number of stock and option awards outstanding for each of the directors at December 31, 2008 was as follows:

Name	Restricted Stock	Options	Phantom Stock Units
Geoffrey Bell	—	—	—
Charles A. Davis	—	—	—
Robert L. Friedman	—	—	—
Donald J. Greene	—	16,000	31,654
Christopher V. Greetham	—	—	—
Jurgen Grupe	—	—	—
Maurice A. Keane	—	24,000	—
Sir Andrew Large	—	—	—
Cheryl-Ann Lister		—	—
Henry B. Smith	—	8,000	—
Frank J. Tasco	—	24,000	30,437

2008 Directors Annual Compensation Program

Compensation for our directors generally consists of cash compensation in the form of retainers and fees and equity compensation in the form of stock grants.

Compensation Elections

Prior to the commencement of each calendar year, directors may elect to receive:

(1) common shares in lieu of the cash compensation that would otherwise be payable to them during that year; or

(2) cash in lieu of the equity compensation that would otherwise be payable to them during that year.

For 2008, Messrs. Davis, Friedman and Grupe elected to receive cash in lieu of the restricted stock grant to which they were entitled. Messrs. Greene, Keane and Tasco and Sir Andrew Large elected to receive shares of common stock in lieu of the cash to which they were entitled, with Messrs. Greene and Tasco also electing to defer receipt of their equity awards pursuant to our 2003 Directors Deferred Compensation Plan, described below.

Cash Compensation

Directors who also are employees do not receive compensation for their service as directors. Pursuant to the 2008 Directors Annual Compensation Program, the non-employee directors received an annual retainer of $50,000 for service on the Board of Directors plus $3,000 for each board meeting and presentation attended in 2008. The chairman of the Audit Committee received an annual fee of $20,000, the chairman of each of the Risk Committee, Finance Committee and Compensation Committee received an annual fee of $10,000, the chairman of the Corporate Governance and Nominating Committee received an annual fee of $5,000 and the presiding director of the non-management directors received an annual fee of $15,000. Non-employee directors also receive $1,500 for each committee meeting attended. Non-employee directors who become directors after January 1 of any year are entitled to a pro-rated portion of any cash compensation and are not entitled to any equity compensation (or cash compensation in lieu thereof) until January 1 of the next year.

In addition to compensation received for service on our board, Mr. Keane receives additional compensation in the amount of $35,000 for services as Chairman of the Board of AXIS Specialty Holdings Ireland Limited and as a director of AXIS Re Limited and AXIS Specialty Europe Limited, plus $3,000 for each meeting attended. Mr. Grupe also receives additional annual compensation in the amount of $30,000 for services as a director of AXIS Specialty Holdings Ireland Limited, AXIS Re Limited and AXIS Specialty Europe Limited, plus $3,000 for each meeting attended.

Equity Compensation

In addition to the annual retainer, committee chairman fees and meeting fees, pursuant to our director compensation program, each non-employee director is entitled to an annual grant of common stock under the 2007 LTEP, valued at $100,000 based on the fair market value of the common shares on the tenth business day after January 1.

Shares issued to our directors in lieu of cash payments and equity grants made to our directors are made under and subject to the terms of our 2007 LTEP, which is discussed above in the narrative following the Summary Compensation Table.

Deferred Compensation Plan

In 2008, each non-employee director was eligible to participate in an unfunded nonqualified deferred compensation plan known as the AXIS Capital Holdings Limited 2003 Directors Deferred Compensation Plan, or Directors Deferred Plan, which was adopted by our Board of Directors and approved by our shareholders. The Directors Deferred Plan allowed participating directors to elect (1) the amount, if any, of cash or stock received as fees for services to be deferred (expressed as a dollar amount, number of shares or percentage) and (2) the form in which payment is to be made (lump sum or three annual installments). Directors who choose to defer fees otherwise payable in shares are credited a number of phantom stock units equal in amount to the number of shares of stock deferred. When a cash dividend is paid on the stock, the portion of the participant’s deferral account denominated in phantom share units is credited with additional phantom share units (or portions thereof). Directors who choose to defer fees otherwise payable in cash are credited with interest on their cash deferral, compounded annually, at a rate that is 1% above the 12-month LIBOR rate for deposits of U.S. dollars reported on the first business day of the year. Amounts deferred are 100% vested at all times. Generally, benefits are paid upon termination of service as a director. The plan is administered by our Board of Directors. During 2008, Messrs. Greene and Tasco elected to receive their cash retainers and restricted stock awards in the form of phantom stock units under this plan. None of our directors have previously elected to defer cash under the plan, so currently there are no cash accounts accruing interest. Messrs. Tasco and Greene hold phantom stock units under the plan. As of January 1, 2009, our non-employee directors will no longer have the option to defer compensation for services rendered after December 31, 2008. Amounts deferred prior to January 1, 2009 must be included as income as of the date the deferred amount is distributed or if no distribution has occurred as of the later of (a) the last taxable year beginning before 2018, or (b) the first taxable year that the amounts are no longer subject to a substantial risk of forfeiture.

Director Compensation for 2009

In September, 2008, our Compensation Committee reviewed the directors compensation program and recommended that the program continue unchanged in 2009.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information concerning our equity compensation plans as of December 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (3)
Equity compensation plans approved by security holders	3,137,282	$21.20	2,285,277
Equity compensation plans not approved by security holders	—	—	—

Total	3,137,212	$21.20	2,285,277

(1)	Includes (i) 3,068,114 stock options granted under the AXIS Capital Holdings Limited 2003 Long-Term Equity Compensation Plan and the AXIS Capital Holdings Limited 2003 Directors Long-Term Equity Compensation Plan, (ii) 51,668 performance stock units granted under the AXIS Capital Holdings Limited 2003 Directors Long-Term Equity Compensation Plan and 10,000 under the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan, and (iii) 7,500 restricted stock units granted under the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan. This balance does not include 5,155,730 outstanding restricted shares.

(2)	Represents the weighted average exercise price of the 3,068,114 outstanding options. The weighted average remaining term of all outstanding options is 4.5 years. This includes stock options granted under the AXIS Capital Holdings Limited 2003 Long-Term Equity Compensation Plan and the AXIS Capital Holdings Limited 2003 Directors Long-Term Equity Compensation Plan.

(3)	Includes common shares available for issuance under the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan pursuant to awards of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance units and other equity-based or equity-related awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Davis, one of our directors, is the Chief Executive Officer of Stone Point Capital, LLC. Stone Point Capital, LLC is the manager of Trident II, L.P., which was a founding investor of AXIS and currently is a beneficial holder of greater than 5% of our common stock. Stone Point Capital, LLC is also the manager of Trident Capital III, L.P., which is the sponsor of Castle Point Capital Fund. We are invested in Castle Point Capital Fund, and in 2008 paid $151,315 in management fees to Castle Point Capital Management, LLC, the manager of Castle Point Capital Fund.

Mr. Friedman, one of our directors, is a Senior Managing Director of The Blackstone Group L.P., which is an affiliate of Blackstone Debt Advisors L.P. and Blackstone Alternative Asset Management, L.P. During the year ended December 31, 2008, we were invested in several collateralized loan obligations. The collateral manager for four of these investments was Blackstone Debt Advisors L.P., which as collateral manager is entitled to management fees payable by the collateralized obligations in the ordinary course of business. In addition, during the year ended December 31, 2008, we were invested in three hedge funds and a credit fund that are managed by Blackstone Alternative Asset Management L.P., which is entitled to management fees in the ordinary course of business. We paid The Blackstone Group or its affiliates $2 million in fees during 2008. Pursuant to a consulting services agreement dated January 1, 2008, Alliant Insurance Services, an indirect, majority owned subsidiary of The Blackstone Group, performs certain retirement plan consulting services for our management. The annual fee for these services is $35,000. Also, we hold 350,000 common units of The Blackstone Group in our investment portfolio.

We provide insurance in the ordinary course of business to various entities that are affiliated with some of our directors and/or principal shareholders. These transactions are negotiated on an arm’s length basis.

Policies and Procedures for Transactions with Related Persons

We analyze all transactions in which AXIS participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations. Related persons include any of our directors or executive officers, certain of our shareholders and their respective immediate family members. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct requires all directors, officers and employees who may have a potential or apparent conflict of interest to fully disclose all the relevant facts to our General Counsel. A copy of our Code of Business Conduct is available on our website at www.axiscapital.com.

In addition to the reporting requirements under the Code of Business Conduct, to identify related person transactions, each year we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. Any potential related person transactions are reviewed by our Corporate Governance and Nominating Committee, which pursuant to its charter is responsible for reviewing and approving any proposed transaction with any related person.

PROPOSAL NO. 2—AMENDMENT TO 2007 LONG-TERM EQUITY COMPENSATION PLAN

We are asking our shareholders to consider and vote on a proposal to increase the number of shares of common stock authorized to be issued under our 2007 Long-Term Equity Compensation Plan, as amended and restated, which we refer to as the “2007 LTEP.” The Board of Directors has approved, subject to shareholder approval, an amendment to the 2007 LTEP to increase by 4,000,000 shares the number of shares of common stock authorized to be issued under the 2007 LTEP.

Additionally, we also are proposing to amend the 2007 LTEP to state that the plan may not be materially amended without shareholder approval, including increasing the benefits accrued to participants under the plan; increasing the number of securities which may be issued under the plan; or modifying the requirements for participation in the plan.

The above two changes are the only amendments being proposed for approval.

Under the 2007 LTEP, which was adopted by shareholders at the 2007 Annual General Meeting and amended and restated by the directors in March 2008, the maximum number of authorized shares of common stock that currently may be issued is 5,000,000 shares. As of February 28, 2009, after deducting 2009 equity awards made in connection with our 2008 performance year, approximately 1,039,648 shares of common stock remained available for issuance under the 2007 LTEP (see table below). As a result of the limited number of shares of common stock remaining available under the 2007 LTEP, we are requesting that shareholders authorize 4,000,000 additional shares of common stock under the 2007 LTEP to cover awards that we expect to grant in the future in accordance with our existing compensation practices. If the amendment is approved, the maximum number of authorized shares of common stock that could be issued under the 2007 LTEP is 9,000,000 shares.

The 2007 LTEP is a significant component of our total compensation program, allowing us to establish long-term incentives for our employees that are aligned with the best interest of our shareholders. We believe that the increase in the number of shares will allow us to continue to remain competitive with our peers in both the retention and recruitment of key employees. To date, we have achieved our objective of retaining key employees, which we attribute in part to our long-term incentive compensation practices. Our equity compensation program has been a significant contributing factor in our performance to date, and we believe that preserving the ability to grant equity awards is in the best interest of our Company and our shareholders. Please refer to “Compensation Discussion and Analysis,” above, for a comprehensive discussion of our compensation objectives, 2008 performance and competitive market analysis.

Company Performance Highlights

•	Our cumulative net income over the past three years has totaled approximately $2.3 billion and our return on average common equity over that time is 19.8%;

•	Our combined ratios for 2006, 2007 and 2008 were 77.3%, 75.3% and 89.8%, respectively, and

•	In February 2009, Standard & Poor’s upgraded our financial strength ratings to A+.

Key Features of the 2007 LTEP

•	Provides for the issuance of stock options, stock appreciation rights, restricted shares, restricted stock units, performance units and other stock-based awards;

•	Administered by an independent Compensation Committee of our Board of Directors;

•	Shareholder approval required for material amendments;

•	No reload or “evergreen” share replenishment features;

•	Ten year maximum term for stock options and stock appreciation rights;

•	One year minimum performance period for performance-based awards;

•	No re-pricing of stock options or stock appreciation rights without prior shareholder approval;

•	Stock options and stock appreciation rights may not be granted below fair market value on the date of grant;

•	Time-based awards generally may not become vested with respect to all the shares subject to such grant over a period that is shorter than three years; and

•

Other “equity-based” or “equity-related” awards, as defined in the 2007 LTEP, and award shares with respect to which restrictions may be waived or lapsed, other than in connection with a change of control or in the case of the death, disability or retirement of a participant, may not exceed 10% of the plan shares.

Highlights of plan administration changes as of January 1, 2009

•	2009 awards no longer provide for automatic vesting upon retirement;

•	Four year pro-rata vesting for restricted stock and restricted stock units awards; and

•	Elimination of the payment of interest on accrued dividends.

Historical Award Information

Dilution:

We recognize that there are different methods to calculate share dilution; therefore, we are including two dilution calculation methods below for reference:

1.	Using February 28, 2009 share data and assuming that the proposal for an additional 4,000,000 shares is approved, our dilution is 8.7%, based on: (A) 13,098,238 “Plan Shares” divided by (B) 150,701,548 “Diluted Shares Outstanding”.

(A)	Plan Shares:

•	Shares available for issuance under all plans—1,039,648

•	Granted but unvested restricted stock—4,773,650

•	Granted but unexercised stock options—3,068,000

•	Granted but unvested restricted stock units—151,500

•	Phantom stock units—65,440

•	New shares requested under this amendment—4,000,000

(B)	Diluted Shares Outstanding:

•	Common shares outstanding (includes granted but unvested restricted stock)—142,391,960

•	Shares available for issuance under all plans—1,039,648

•	Granted but unexercised stock options—3,068,000

•	Granted but unvested restricted stock units—151,500

•	Phantom stock units—65,440

•	New shares requested under this amendment—4,000,000

2.	Alternatively, our dilution is 5.5% if granted but unvested restricted stock is removed from “Plan Shares” in the calculation above.

Burn Rate:

•

Our average burn rate over the past three years was 1.3%. This is based on a 2008 burn rate of 2.0%, a 2007 burn rate of 1.1% and a 2006 burn rate of 0.9%. In 2009, we have awarded 1,236,500 shares, which includes 1,179,000 shares in connection with our annual equity awards. Our year-to-date burn rate for 2009 is currently 0.9%. We expect that additional awards for 2009 will generally be related to the addition of senior staff. Over the past three years, these “off-cycle” grants associated with the addition of senior staff have consisted of approximately 4% to 11% of the total shares awarded in such years.

We calculate burn rate by dividing the number of shares granted each year by the weighted average common shares outstanding as of each year-end, as represented in our consolidated financial statements. For the 2009 year-to-date burn rate, we used the weighted average common shares outstanding as of December 31, 2008.

•

Our average burn rate over the past three years is 1.1%, excluding a special, one-time award made to our Chief Executive Officer in 2008, as described in detail above in “Compensation Discussion and Analysis”.

Participation:

•	Participation in the 2007 LTEP is broad-based, but generally is limited to Senior Vice Presidents and above and outstanding performers within the Assistant Vice President and Vice President levels.

•	In February 2009, we granted awards to 200 employees in connection with our annual equity awards, which represented approximately 27% of our year-end compensation eligible staff.

Description of the 2007 LTEP

The following paragraphs summarize material terms of the 2007 LTEP. This summary is qualified in its entirety by the specific terms of the 2007 LTEP. A copy of the 2007 LTEP, incorporating the proposed plan amendment, is included as Appendix A to this proxy statement.

Purpose. The 2007 LTEP is intended to promote the best interests of the Company and our shareholders by attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants). The 2007 LTEP is also intended to enable such individuals to participate in our long-term growth and financial success.

Types of Awards. The 2007 LTEP provides for a variety of types of equity and cash-based awards to provide flexibility in the compensation program. Employees and other eligible persons may receive awards of incentive stock options, nonqualified stock options, stock appreciation rights, restricted share awards, restricted stock units, performance units and other equity-based or equity-related awards as determined by the Committee.

Eligible Persons. Any of our or our affiliates’ directors, officers, employees or consultants (including any prospective director, officer, employee or consultant) are eligible to participate in the 2007 LTEP. As of March 9, 2009, the record date for our annual general meeting, approximately 127 participants have equity award targets and would be eligible to receive awards under the 2007 LTEP. In addition, we expect to continue to award grants to outstanding performers within the Assistant Vice President and Vice President level.

The following table indicates the number of stock options and shares of restricted stock granted under the 2007 LTEP as of February 28, 2009 to the individuals below, including our named executive officers.

Name and Position	Number of Stock Options	Number of Shares of Restricted Stock
John R. Charman Chief Executive Officer, President and Director	—	1,270,000	(1)
Michael A. Butt Chairman of the Board	—	135,000
David B. Greenfield Chief Financial Officer	—	75,000
John Gressier Chairman, AXIS Insurance	—	90,000
William A. Fischer Chief Executive Officer and President, AXIS Re Bermuda	—	90,000
Dennis B. Reding Chief Operating Officer, AXIS Capital	—	80,862	(2)
Executive Officers as a Group	—	1,920,662	(3)
Non-Executive Directors as a Group	—	58,571	(4)
Non-Executive Officer Employees as a Group	—	1,981,119	(5)

(1)	Includes a one-time special grant of 1,000,000 shares of restricted stock, as discussed in “Compensation Discussion and Analysis.”

(2)	Does not include 31,838 shares withheld to cover tax liability.

(3)	Includes 30,000 restricted stock units

(4)	Consists of unrestricted common shares and phantom share units

(5)	Includes 121,500 restricted stock units

Plan Administration. The 2007 LTEP is administered by an independent Compensation Committee of our Board of Directors. The Compensation Committee has the power and complete discretion to select participants of awards, to determine the nature, terms, and conditions of each award, and to make any other determination and take other action that it deems necessary or desirable for the administration of the 2007 LTEP, including amending an outstanding award.

Shares Available For Awards. The total number of our common shares that may be delivered pursuant to awards granted under the 2007 LTEP (following the proposed amendment) is 9,000,000, of which the maximum number of shares that may be delivered pursuant to incentive stock options granted under the 2007 LTEP is 9,000,000. The total number of shares subject to awards granted in the form of “other equity-based or equity-related awards” or with respect to which restrictions may be waived or lapsed may not exceed 10% of plan shares (unless due to a change of control or in the case of death, disability or retirement of a participant). If an award granted under the 2007 LTEP is forfeited, or otherwise expires, terminates or is cancelled without the delivery of shares, then the shares covered by that award will again be available for new awards under the 2007 LTEP. If our common shares are surrendered or tendered to us in payment of the exercise price of an award or any taxes required to be withheld in respect of an award, such shares will again become available for new awards (other than incentive stock options) under the 2007 LTEP. The closing price of our common stock as of March 19, 2009 was $23.57.

The Compensation Committee will make adjustments and other substitutions to awards under the 2007 LTEP in order to preserve the value of the awards in the event of any extraordinary dividend or other extraordinary distribution, recapitalization, stock split, reverse stock split, split-up or spin-off affecting our common shares. The Compensation Committee may, in its discretion, make such adjustments and other substitutions to the authorized shares under the 2007 LTEP and awards under the 2007 LTEP as it deems equitable or desirable in its sole discretion in the event of any reorganization, merger, consolidation, combination, repurchase or exchange of our shares or other similar corporate transactions.

The Compensation Committee may grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of our affiliates or a company that we acquire or with which we combine, except that the 2007 LTEP prohibits the repricing of options and stock appreciation rights that we previously granted. Any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquire will not reduce the total number of our common shares available for awards under the 2007 LTEP, except that awards issued in substitution for incentive stock options will reduce the number of our common shares available for incentive stock options under the 2007 LTEP.

Stock Options. The Compensation Committee may grant both incentive stock options and nonqualified stock options under the 2007 LTEP. Incentive stock options are designed to qualify for favorable tax treatment under Internal Revenue Code Section 422, while nonqualified stock options are not. The exercise price for either type of option cannot be less than the fair market value per share of our common shares on the date the option is granted. In the case of incentive stock options granted to an employee who, at the time of the grant of such option, owns shares representing more than 10% of the voting power of all classes of our shares or the shares of any of our affiliates, the exercise price cannot be less than 110% of the fair market value of a common share on the date the incentive stock option is granted.

Unless the award agreement states otherwise, one-third of the total award of options will vest and become exercisable on the first three anniversaries of the date the option was granted. Each option will expire at the time set forth in the award agreement, except that no option may be exercisable after the tenth anniversary of the date the option is granted. The exercise price may be paid with cash or, in the discretion of the Compensation Committee, with common shares held by the participant or through a cashless exercise.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights, or SARs, under the 2007 LTEP. SARs may be granted either alone or in tandem with any other award granted under the 2007 LTEP. The base price of each of our common shares covered by a SAR cannot be less than the fair market value of such share on the grant date. Upon exercise of a SAR, the participant will receive an amount equal in value to the excess of the fair market value of the common shares subject to the SAR at the exercise date over the base price. The participant may receive cash, our common shares, other awards, other property or a combination of any of these methods of settlement, as determined by the Compensation Committee. The Compensation Committee will determine the vesting criteria, term, methods of exercise, methods and form of settlement, and any other terms and conditions of any SAR, except that no SAR may be exercisable after the tenth anniversary of the date the SAR is granted.

Restricted Shares and Restricted Stock Units. The Compensation Committee may grant restricted shares and restricted stock units, or RSUs. Restricted shares or RSUs will vest over a period that is at least three years after the date of grant, unless otherwise stated in the award agreement. If the restricted shares or RSUs are subject to performance-based vesting criteria, the award may vest over a period that is at least one year after the date of grant. Restricted shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon the grant of a restricted share, a certificate will be issued and registered in the name of the participant and deposited by the participant, together with a stock power endorsed in blank, with us or a custodian. Upon the lapse of the restrictions applicable to such restricted share, we or the custodian, as applicable, will deliver the certificate to the participant.

An RSU will be granted with respect to one common share or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU may be paid in cash, our common shares, other awards or other property, as determined by the Compensation Committee.

The Compensation Committee may, on such terms and conditions as it may determine, provide a participant who holds restricted shares or RSUs with dividends or dividend equivalents, plus interest thereon, payable in cash, our common shares, other awards or other property. Our historical practice has been to accrue dividends or dividend equivalents on unvested restricted shares or RSUs and to pay out amounts in cash only after underlying restricted shares or RSUs have vested.

Performance Units. The Compensation Committee may grant performance units to participants. The Compensation Committee will set performance goals that, depending on the extent to which they are met during a specified performance period, will determine the number and/or value of performance units that will be paid out to the participant. The Compensation Committee may pay earned performance units in the form of cash and/ or our common shares having an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the form and timing of payout of performance units will be set forth in each award agreement. The Compensation Committee may provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, our common shares, other awards or other property.

Other Stock-Based Awards. The Compensation Committee may grant to participants other equity-based or equity-related compensation awards, including vested common shares. The Compensation Committee may determine the amounts and terms and conditions of any such awards.

Amendment and Termination of the 2007 LTEP. Subject to any applicable law, government regulation, or requirement of the New York Stock Exchange (or other exchange upon which our common shares may be listed), the 2007 LTEP may be amended, modified or terminated by our Board of Directors without the approval of our shareholders, except that shareholder approval will be required for any amendment that would (i) increase the maximum number of our common shares available for awards under the 2007 LTEP, (ii) increase the maximum number of our common shares that may be delivered pursuant to incentive stock options granted under the 2007 LTEP, (iii) change the class of employees or other individuals eligible to participate in the 2007 LTEP, or (iv) otherwise materially amend the 2007 LTEP. No modification, amendment or termination of the 2007 LTEP or a previously granted award that would materially or adversely affect a participant will be effective without the consent of the affected participant.

The Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of the Company) affecting us, any of our affiliates or our financial statements or the financial statements of any of our affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the committee, in its discretion, determines that those adjustments are appropriate or desirable.

Change of Control. Unless otherwise provided in the award agreement or unless provision is made in connection with the change of control for the assumption of or substitution for awards previously granted, in the event of a change of control of the Company:

•	any options and SARs outstanding will become fully exercisable and vested;

•	all performance units will be paid out as if the date of the change of control were the last day of the applicable performance period and “target” performance levels had been attained; and

•	all other outstanding awards will automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto will lapse.

Unless otherwise provided in an award agreement, a change of control is defined to mean any of the following events, generally:

•

an acquisition by any individual, entity or group of beneficial ownership of 50% or more of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of our Board of Directors that is not supported by a majority of the incumbent Board of Directors;

•	the consummation of a reorganization, merger, share exchange, amalgamation, recapitalization, consolidation or similar transaction; or

•	the approval by our shareholders of a plan of our complete liquidation or dissolution or the sale or disposition of all or substantially all of our assets.

Term of the 2007 LTEP. No award may be granted under the 2007 LTEP after the tenth anniversary of the date the 2007 LTEP was originally approved by our shareholders.

U.S. Tax Consequences.

The following provides only a general description of the application of U.S. federal income tax laws to certain types of awards and U.S. taxable participants under the 2007 LTEP. Generally, our U.S. subsidiaries will obtain U.S. tax deductions in the period and in the amount the participant is required to report as ordinary income, provided the compensation expense is attributable to the U.S. subsidiaries. With regard to award participants not subject to U.S. tax and non-U.S. operations, the tax impact to the participant and the non-U.S. operations will be dictated by local tax rules. Because of the variety of awards that may be made under the 2007 LTEP and the complexities of the tax laws, participants should seek advice, based on their particular circumstances, from an independent tax advisor about the consequences of participating in the 2007 LTEP.

This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax or other laws of any foreign country, municipality or state in which a participant may reside. Each participant should consult with, and rely on, his or her own tax advisor regarding all the possible federal, foreign, state, and local tax consequences, based on his or her individual situation, of participating in the 2007 LTEP.

With respect to awards granted under the 2007 LTEP involving common shares or other property that is restricted as to transferability and is subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income when the award vests or becomes transferable. With respect to other awards that may be settled in cash, in common shares, or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or fair market value of common shares or other property received.

Nonqualified Stock Options. Neither the Company nor the participants have income tax consequences from the issuance of nonqualified stock options, or “NSOs.” Generally, in the tax year when an NSO is exercised, the participant will recognize ordinary income equal to the fair market value of the shares at the time of exercise minus the exercise price for such shares, and that amount will be subject to FICA and FUTA taxes if the participant is also an employee. We generally will have a deduction in the same amount as the ordinary income recognized by the participant in our tax year in which or with which the participant’s tax year (of exercise) ends.

Depending upon how long the participant holds the shares of common stock after exercise of the NSO, the sale or other taxable disposition of the shares generally will result in a short-term or long-term capital gain or loss. This gain or loss will equal the difference between the amount realized on such disposition and the fair market value of the shares when the NSO was exercised.

Also note that, if the participant exercises an NSO by paying the exercise price with previously acquired common stock as permitted by the 2007 LTEP, the participant will have federal tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NSO exercised) is considered to have been exchanged in accordance with Section 1036 of the Internal Revenue Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant will recognize income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the old shares and the participant’s holding period with respect to the tendered older shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized by the participant on exercise, increased by any non-stock consideration tendered. Their holding period will commence upon the exercise of the option.

Incentive Stock Options. Neither the Company nor the participant has any tax consequences upon issuance or, generally, upon exercise of an incentive stock option, or “ISO.” Instead, when the participant sells or exchanges the shares acquired upon exercise of the ISO, the participant will recognize income equal to the difference between the fair market value at the time of sale or exchange and the exercise price. This income will be taxed at the applicable capital gains rates if the sale or exchange occurs after the expiration of the required holding periods. Generally, the required holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the shares pursuant to the exercise of the ISO.

If the participant disposes of the shares acquired upon exercise of an ISO before the expiration of the holding periods, the participant will recognize compensation income in an amount equal to the difference between the option exercise price and the lesser of (1) the fair market value of the shares on the date of exercise and (2) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the participant will recognize the difference as gain and will be taxed at the applicable capital gains rate. If the sale price of the shares is less than the exercise price, the participant will recognize a capital loss equal to the excess of the exercise price over the sale price. Such capital gain or loss will be treated as long-term or short-term capital gain or loss depending upon whether the holding period applicable to long-term capital assets is satisfied.

Special tax rules will apply in the following situations: (1) if the participant uses shares acquired upon exercise of an ISO to pay the exercise price of another option (whether or not it is an ISO); (2) upon exercise of an ISO, if the aggregate fair market value of the shares subject to the ISO that first become exercisable by the participant in any one calendar year exceeds $100,000 (if this occurs, the shares exceeding $100,000 in value will be taxable an NSO according to the taxation rules described above); and (3) if the participant terminates employment with us other than due to death or disability (in which case if the participant exercises an ISO more than three months after termination it will be taxed as an NSO according to the taxation rules described above).

Finally, except to the extent that the participant has recognized income with respect to the exercise of an ISO (as described in the preceding paragraphs), the amount by which the fair market value of a share at the time of exercise of the ISO exceeds the exercise price will be included in determining the alternative minimum taxable (“AMT”) income, and may cause the participant to incur an AMT liability in the year of exercise.

To the extent that an option holder recognizes ordinary income upon exercise of an ISO, as described above, we generally will have a deduction in the same amount.

Restricted Stock. If the participant is granted restricted stock that is subject to restrictions that lapse in increments over a period of time or upon attainment of certain performance factors, so that the participant becomes vested in a portion of the shares as the restrictions lapse, the participant will recognize income in any tax year only with respect to the shares that become nonforfeitable during that year. The income recognized will be equal to the fair market value of those shares, determined at the time the restrictions on those shares lapse. That income generally will be taxable at ordinary income tax rates. We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Alternatively, the participant may make a timely election under Section 83(b) of the Internal Revenue Code to recognize ordinary income for the taxable year in which the participant receives an award of restricted stock in an amount equal to all or a portion of the fair market value of shares of restricted stock awarded (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates. At the time of disposition of the shares, if such an election was made, the participant will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. A timely election under Section 83(b) of the Internal Revenue Code must be made within 30 days after the transfer of the restricted stock to the participant. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized the participant at the time of the participant’s election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR ADOPTION OF THE AMENDMENT TO THE 2007 LTEP.

PROPOSAL NO. 3—AMENDMENT TO BYE-LAWS

Under our current bye-laws, if we are required or entitled to vote on any matter at a general meeting of any of our direct subsidiaries, our directors must “push-up,” or refer, the matter to our shareholders and seek authority from our shareholders for our representative or proxy to vote in favor of the resolution proposed by the subsidiary. The primary purpose of this bye-law provision is to mitigate the risk of a direct or indirect U.S. shareholder of the Company having current income inclusions pursuant to the controlled foreign corporation rules under the U.S. Internal Revenue Code. The board proposes to amend Bye-Law 76 to modify the voting push-up provision so that the provision only applies to push-up the votes with respect to a Company subsidiary for exercise by our shareholders in the event that the voting rights of any shares of the Company are adjusted pursuant to Bye-Laws 51-52. This amendment provides a more flexible approach while preserving the protections to our large shareholders afforded by the push-up provision. We believe that this approach is more appropriate in circumstances such as ours where we now have a broad and unconcentrated shareholder base. Additionally, this will facilitate a more orderly meeting process, as we will not be required to include numerous proposals relating to our subsidiaries, including certain proposals that are ministerial in nature. A complete copy of the amended bye-laws is attached as Appendix B to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR THE AMENDMENT TO THE BYE-LAWS.

AUDIT COMMITTEE REPORT

The following report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

The primary purpose of the Audit Committee is to assist our Board of Directors in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee is solely responsible for the appointment, retention and compensation of our independent registered public accounting firm. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the independent auditors, as appropriate.

In performing its duties, the Audit Committee:

•	has reviewed our audited financial statements for the year ended December 31, 2008 and had discussions with management regarding the audited financial statements;

•

has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (as superseded by Statement on Auditing Standards No. 114);

•	has received the written disclosures and the letter from independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board; and

•	has discussed with the independent registered public accounting firm their independence, the audited financial statements and other matters the Audit Committee deemed relevant and appropriate.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that our audited financial statements for the year ended December 31, 2008 be included in our Annual Report on Form 10-K for that year.

AUDIT COMMITTEE

Henry B. Smith, Chairman

Donald J. Greene

Maurice A. Keane

Cheryl-Ann Lister

PROPOSAL NO. 4—APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee and our Board of Directors have recommended the appointment of Deloitte & Touche, Hamilton, Bermuda, as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and the authorization of our Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm. Representatives of the firm are expected to be present at the Annual General Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND THE AUTHORIZATION OF OUR BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE FEES FOR THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by Deloitte & Touche for the fiscal years ended December 31, 2008 and 2007 are set forth below.

	Fiscal Year 2008	Fiscal Year 2007 (1)
Audit Fees	$3,396,978	$3,850,492
Audit-Related Fees	40,000	50,711
Tax Fees	414,349	370,616
All Other Fees	—	—

Total	$3,851,327	$4,271,819

(1)	We restated our audit fees for fiscal year 2007 by $434,492 to include additional billings and out-of-pocket expenses. We restated our audit-related fees for fiscal year 2007 by $40,711 for the audit of employees’ pension plans.

Audit Fees for the years ended December 31, 2008 and December 31, 2007 were for professional services rendered for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q, for services in connection with the audits for insurance statutory and regulatory purposes in the various jurisdictions in which we operate and for the provision of opinions and comfort letters relating to our filings with the Securities and Exchange Commission. The percentage of hours expended to audit our financial statements for the years ended December 31, 2008 and 2007 that were attributed to work performed by persons other than Deloitte & Touche’s full time, permanent employees was less than 50%.

Audit-Related Fees for the year ended December 31, 2008 and 2007 were for the audit of employees’ pension plans. Additionally, in 2007 we paid fees for assistance with an SEC comment letter.

Tax Fees for the years ended December 31, 2008 and December 31, 2007 were for professional services rendered for tax return preparation, compliance, tax planning and tax consulting.

There were no fees in the All Other Fees category for the fiscal years ended December 31, 2008 and December 31, 2007.

Pre-Approval Policy

In September 2003, our Board of Directors adopted a policy regarding the procurement of audit services and non-audit services. The primary purpose of the policy is to ensure that we engage public accountants as external auditors to provide only audit and non-audit services that are compatible with maintaining independence. The policy requires that the Audit Committee pre-approve all audit and non-audit services for which our auditors are engaged. The Audit Committee may delegate the authority to grant pre-approvals to the Chairman of the Audit Committee or, in the event of his non-availability, to any other Audit Committee member. The Chairman of the Audit Committee or such other Audit Committee member must present to the Audit Committee at each scheduled meeting any pre-approvals that are granted. For the years ended December 31, 2008 and 2007, 100% of the audit fees were pre-approved. For the years ended December 31, 2008 and 2007, 100% of the audit related fees and 100% of the tax fees were pre-approved.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the New York Stock Exchange reports on Forms 3, 4 and 5 concerning their ownership of the common shares and other equity securities of the Company. Under SEC rules, we must be furnished with copies of these reports.

Based on our review of these reports, we believe that all of our directors, executive officers and shareholders who are required to file reports filed all of such reports on a timely basis during the year ended December 31, 2008, with the exception of a single Form 4 filing for each of Mr. Greene and Mr. Tasco that was not timely filed.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Shareholder proposals intended for inclusion in the Proxy Statement for the 2010 Annual General Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act should be sent to our Secretary at AXIS House, 92 Pitts Bay Road, Pembroke HM 08, Bermuda and must be received by November 27, 2009 and otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2010 proxy materials. If the date of next year’s annual general meeting is moved more than 30 days before or after the anniversary date of this year’s annual general meeting, the deadline for inclusion of proposals in our proxy materials is instead a reasonable time before we begin to print and mail our proxy materials. In addition, if a holder of our common shares intends to present a proposal at the 2010 Annual General Meeting other than pursuant to Rule 14a-8 under the Exchange Act, and if the proposal is not received by our Secretary by February 5, 2010 or, if the date of next year’s annual general meeting is moved more than 30 days before or after the anniversary date of this year’s annual general meeting, a reasonable time before we mail our proxy materials for the 2010 Annual General Meeting of Shareholders, then the proxies designated by our Board of Directors for the 2010 Annual General Meeting of Shareholders may vote in their discretion on any such proposal any common shares for which they have been appointed proxies without mention of such matter in the proxy materials for such meeting.

Any shareholder entitled to vote at a meeting may submit candidates to be nominated for election as directors. A shareholder who wishes to submit a candidate for consideration must be a shareholder of record at the time that it submits a candidate for nomination and must be entitled to vote for the candidate at the meeting. A shareholder must give written notice of the submission to our Secretary not less than 90 days nor more than 120 days prior to the anniversary of the annual general meeting of shareholders of the preceding year. The notice must include:

(1)	the name, age and business and residence addresses of the candidate,

(2)	the principal occupation or employment of the candidate,

(3)	the number of common shares or other securities of the Company beneficially owned by the candidate,

(4)	all other information relating to the candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and

(5)	the candidate’s written consent to be named in the proxy statement and to serve as a director if elected.

The notice also must include information on the shareholder submitting the nomination, including the shareholder’s name and address as it appears on our books and the number of our common shares beneficially owned by the shareholder.

OTHER MATTERS

We know of no specific matter to be brought before the meeting that is not referred to in this proxy statement. If any other matter properly comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote the proxies in accordance with their best judgment on such matter.

We will bear the cost of this solicitation of proxies. We have engaged Morrow & Co., LLC to assist us in the solicitation of proxies and the anticipated cost of such engagement is approximately $25,000. Proxies also may be solicited by our directors, officers and employees and our subsidiaries without receiving additional compensation. The solicitation may be conducted by mail, telephone, telegram, telecopy, email, internet and personal solicitation. Upon request, we also will reimburse brokers, banks and others who hold shares in their names, or in the names of nominees, for forwarding proxy materials to the beneficial owners.

WE WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 MAY BE OBTAINED UPON WRITTEN REQUEST TO OUR SECRETARY AT AXIS HOUSE, 92 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA.

Appendix A

AXIS CAPITAL HOLDINGS LIMITED

2007 LONG-TERM EQUITY COMPENSATION PLAN

SECTION 1. Purpose.    The purpose of this AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan is to promote the interests of AXIS Capital Holdings Limited, a company organized and existing under Bermuda law, and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions.    As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Change of Control” (a) shall have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, will be deemed to have occurred as of the first day any of the following events occurs:

(i) Any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii) Individuals who, as of the Effective Date, constitute the Board (hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided however, that any individual becoming a director subsequent to the date herein whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) Consummation of a reorganization, merger, share exchange, amalgamation, recapitalization, consolidation or similar transaction by and among the Company and another Person, including, for this purpose, a transaction as a result of which another Person owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors

(or equivalent management personnel) of the Person resulting from such Business Combination or that, as a result of such Business Combination, owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries, in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination; (B) no Person (excluding any Person resulting from such Business Combination, or that, as a result of such Business Combination, owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries, or any employee benefit plan (or related trust) of the foregoing) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent management personnel) of the Person resulting from such Business Combination or that, as a result of such Business Combination, owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries, except to the extent that such ownership existed with respect to the Company prior to the Business Combination; and (C) at least a majority of the members of the board of directors (or equivalent management personnel) of the Person resulting from such Business Combination or that, as a result of such Business Combination, owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the board, pursuant to which such Business Combination is effected or approved; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the Company’s assets.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means AXIS Capital Holdings Limited and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of AXIS Capital Holdings Limited.

“Disability” shall have the meaning ascribed to such term in the employee health care plan maintained by the Company, or if no such plan exists, at the discretion of the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the closing per share sales price of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“NYSE” means the New York Stock Exchange or any successor thereto.

“Non-Employee Director” means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6(b) and (b) is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing a Performance Goal for a Performance Period with respect to any Performance Unit under the Plan.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Unit.

“Performance Unit” means an Award under Section 6(e) that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” means this AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan, as in effect from time to time.

“Restricted Share” means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“Retirement” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, means:

(i) for an employee, such employee’s termination of employment with the Company and its Affiliates but only if either (A) such termination shall have occurred on or after the date on which he or she shall have attained age 60 and prior to such termination such employee shall have completed 5 years of continuous employment with the Company and its Affiliates or (B) the Committee by affirmative action determines such termination shall constitute a Retirement for purposes of the Plan; and

(ii) for a director, such director’s termination of service with the Company and its Affiliates but only if either (A) such termination shall have occurred on or after the date on which he or she shall have attained age 60 and prior to such termination such director shall have completed 5 years of continuous employment with the Company and its Affiliates or (B) the Board by affirmative action determines such termination shall constitute a Retirement for purposes of the Plan.

Consultants shall not be eligible for Retirement hereunder.

“RSU” means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of common stock of the Company, par value $0.0125 per share, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

SECTION 3. Administration.    (a) Composition of Committee.    The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Non-Employee Directors and all of whom shall (i) meet the independence requirements of the NYSE and (ii) qualify as “Non-Employee Directors” under Rule 16b-3.

(b) Authority of Committee.    Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification.    No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Memorandum of Association or Bye-Laws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Memorandum of Association or Bye-Laws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers.    The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than officers subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto; provided, however, that the cash settlement of Awards may only be permitted with the express written consent of the Committee.

(f) Awards to Non-Employee Directors.    Notwithstanding anything to the contrary contained herein, the Compensation Committee may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Non-Employee Directors.

SECTION 4. Shares Available for Awards.    (a) Shares Available.    Subject to adjustment as provided in Section 4(b), the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 9,000,000. The maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 9,000,000 (“Plan Shares”). If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan. Notwithstanding any provision of the Plan to the contrary, the aggregate number of Shares subject to Awards (i) granted in the form of

“other equity-based or equity-related Awards” pursuant to Section 6(a)(vi) and (ii) with respect to which restrictions may be waived or lapsed pursuant to Section 7(b), other than in connection with a Change of Control or in the case of the death, Disability or Retirement of a Participant, shall not exceed 10% of the Plan Shares.

(b) Adjustments for Changes in Capitalization and Similar Events.    (i) In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, split-up or spin-off, the Committee shall, in order to preserve the value of the Award and in the manner determined by the Committee, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options), as provided in Section 4(a) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award.

(ii) In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem equitable or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4(a) and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards.    Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (such Awards, “Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the aggregate number of Shares available for

Incentive Stock Options under the Plan. Notwithstanding anything in this Section 4(c) to the contrary, Substitute Awards shall not be granted to the extent that such grant would result in an assumption of, or substitution for, an outstanding Option or SAR previously granted by the Company or any of its Affiliates, that would have the effect of reducing the Exercise Price of such outstanding Option or SAR.

(d) Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility.    Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6. Awards.    (a) Types of Awards.    Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units and (vi) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b) Options.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price.    The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(iii) Vesting and Exercise.    Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-third of the Shares subject to such Options on each of the first three anniversaries of the date of grant. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Section 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment.    (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, any other manner, including (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest) or (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld.

(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration.    Each Option shall expire at the time or times, and on the other terms and conditions, set forth in the applicable Award Agreement, except that no Option may be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs.    (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

(ii) Exercise Price.    The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).

(iii) Exercise.    A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv) Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

(v) Expiration.    Each SAR shall expire at the time or times, and on the other terms and conditions, set forth in the applicable Award Agreement, except that no SAR may be exercisable after the tenth anniversary of the date the SAR is granted.

(d) Restricted Shares and RSUs.    (i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company (the “Period of Restriction”) and the other terms and conditions of such

Awards. Subject to Section 3, no grant of Restricted Shares or RSUs shall become vested with respect to all the Restricted Shares or RSUs subject to such grant over a period that is shorter than three years after the date of grant; provided that Restricted Shares or RSUs that are subject to performance-based vesting criteria, may become vested with respect to all the Restricted Shares or RSUs covered by the applicable grant over a period that is not shorter than one year after the date of grant.

(ii) Transfer Restrictions.    Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that prior to vesting, Restricted Shares and RSUs may not be transferred. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.

(iii) Payment/Lapse of Restrictions.    Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(iv) Dividends and Other Distributions.    During the Period of Restriction, Participants holding Restricted Shares or RSUs granted hereunder may, as determined by the Committee or specified in the applicable Award Agreement, be paid or credited with (A) regular dividends paid with respect to the Shares underlying the Restricted Shares while they are so held or (B) regular dividends paid with respect to the number of Shares equivalent to the number of RSUs while they are so held. Such dividends may, as determined by the Committee or specified in the applicable Award Agreement, be credited with interest from the date of the dividends through the date of payment. The Committee may also apply any restrictions to the dividends that the Committee deems appropriate and as are set forth in the Award Agreement.

(e) Performance Units.    (i) Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted and the terms and conditions thereof.

(ii) Value of Performance Units.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units.    Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv) Form and Timing of Payment of Performance Units.    Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement.

(f) Other Stock-Based Awards.    Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine.

(g) Dividend Equivalents.    In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.

SECTION 7. Amendment and Termination.    (a) Amendments to the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), (ii) change the class of employees or other individuals eligible to participate in the Plan, or (iii) materially amend the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

SECTION 8. Change of Control.    Unless otherwise provided in the applicable Award Agreement or any other agreement between the applicable Participant and the Company, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target performance levels” had been attained and (iii) all other outstanding Awards (including Restricted Shares and RSUs) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

SECTION 9. General Provisions.    (a) Nontransferability. During the Participant’s lifetime, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Awards cannot be transferred for consideration; provided further, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding.    (i) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Alternative Ways to Satisfy Withholding Liability.    Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) having a Fair Market Value equal to such withholding liability or, at the discretion of the Company, by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Awards (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

(e) Section 409A of the Code.    Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) voids any Participant election to the extent it would violate Section 409A of the Code and (iii) for any distribution event or election that could be expected to violate Section 409A of the Code, make the distribution only upon the earliest of the first to occur of a “permissible distribution event” within the meaning of Section 409A of the Code, or a distribution event that the participant elects in accordance with Section 409A of the Code. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

(f) Award Agreements.    Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder.    No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of Bermuda, without giving effect to the conflict of laws provisions thereof.

(k) Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m) No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(o) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law (whether United States, United Kingdom or otherwise) may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(p) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.    If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(q) Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 10. Term of the Plan.    (a) Effective Date. The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders; provided, however, that no Incentive Stock Options may be granted under the Plan unless it is approved by the Company’s stockholders within twelve (12) months before or after the date the Plan is adopted by the Board.

(b) Expiration Date.    No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

Appendix B

AMENDED AND RESTATED

BYE-LAWS

of

AXIS CAPITAL HOLDINGS LIMITED

Effective May 6, 2009

Adopted and Effective: May 11, 2007

AMENDED AND RESTATED BYE-LAWS

OF

AXIS CAPITAL HOLDINGS LIMITED

INTERPRETATION

1.	Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

(a) “Act” means the Companies Act 1981 as amended from time to time;

(b) “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person, provided that no Member of the Company shall be deemed an Affiliate of another Member solely by the reason of an investment in the Company. For the purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Audit Committee” means the audit committee appointed by the Board in accordance with these Bye-laws, provided that in the event that the Board shall not have appointed an Audit Committee, the Board shall constitute the Audit Committee;

(d) “Auditor” means any individual or partnership appointed to audit the accounts of the Company;

(e) “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(f) “Cause” means willful misconduct, fraud, gross negligence, embezzlement or any criminal conduct;

(g) “Code” means the Internal Revenue Code of 1986, as amended, of the United States of America;

(h) “Company” means the company for which these Bye-laws are approved and confirmed;

(i) “Director” means a director of the Company;

(j) “Member” means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

(k) “notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(l) “Officer” means any person appointed by the Board to hold an office in the Company;

(m) “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(n) “Register of Members” means the Register of Members referred to in these Bye-laws;

(o) “Resident Representative” means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

(p) “Secretary” means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary; and

(q) “Treasury Share” means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

(2) In these Bye-laws, where not inconsistent with the context:

(a) words denoting the plural number include the singular number and vice versa;

(b) words denoting the masculine gender include the feminine gender;

(c) words importing persons include companies, associations or bodies of persons whether corporate or not;

(d) the word:

(i) “may” shall be construed as permissive;

(ii) “shall” shall be construed as imperative; and

(e)	unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

(4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2.	Board of Directors

The business of the Company shall be managed and conducted by the Board.

3.	Management of Company

(1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to the provisions of any statute, to these Bye-laws and to such directions as may be prescribed by the Company in general meeting.

(2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.	Power to appoint managing director or chief executive officer

The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.	Power to appoint manager

The Board may appoint a person to act as manager of the Company’s day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.	Power to authorise specific actions

The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.	Power to appoint attorney

The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

8.	Power to delegate to a committee

The Board may delegate any of its powers to a committee appointed by the Board that may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

9.	Power to appoint and dismiss employees

The Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.	Power to borrow and charge property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.	Exercise of power to purchase shares of or discontinue the Company

(1) The Board may exercise all the powers of the Company to purchase and acquire all or any part of its own shares in accordance with the Act.

(2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

12.	Composition of Board of Directors

(1) The Board shall consist of not less than nine (9) and not more than sixteen (16) Directors (as determined by resolution of the Board of Directors) or such number as the Members may from time to time determine.

(2) The Directors shall be elected by the Members, except in the case of casual vacancy, at the annual general meeting or a any special general meeting called for that purpose and shall be divided by the Board of Directors into three classes, designated Class I, Class II and Class III as follows. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. Each Director shall serve for a term ending on the date of the third annual general meeting of shareholders next following the annual general meeting at which such Director was elected, PROVIDED, that Directors initially designated by the Board of Directors as Class III Directors shall serve for an initial term ending on the date of the first annual general meeting of Members next following the effectiveness of their designation as Class III Directors, Directors initially designated by the Board of Directors as Class II Directors shall serve for an initial term ending on the date of the second annual general meeting of Members next following the effectiveness of their designation as Class II Directors and Directors initially designated by the Board of Directors as Class I

Directors shall serve for an initial term ending on the date of the third annual general meeting of Members next following the effectiveness of their designation as Class I Directors. Notwithstanding the foregoing, each Director shall hold office until such Director’s successor shall have been duly elected and qualified or until they are removed from office by the Members pursuant to Bye-law 15 or their office is otherwise vacated. In the event of any change in the number of Directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent Director.

13.	Defects in appointment of Directors

All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.	Alternate Directors/Observers

There shall be no alternate Directors and no Member or Director shall have a right to designate any person to attend meetings of the Board or Board committees as a non-voting observer.

15.	Removal of Directors

(1) The Members may, at any annual general meeting convened and held in accordance with these Bye-laws, remove a Director only for Cause by the affirmative vote of Members holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company after giving effect to any reduction in voting power required under Bye-laws 51 and 52; PROVIDED, that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served upon such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2) A vacancy on the Board created by the removal of a Director under the provisions of Subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy. A Director so elected shall hold office until the next annual general meeting or until such Director’s office is otherwise vacated.

16.	Other vacancies on the Board

(1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification or resignation of any Director or from an increase in the size of the Board of Directors pursuant to subparagraph (1) of Bye-law 12(1). The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting.

(2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company or preserving the assets of the Company.

(3) The office of Director shall be vacated if the Director:

(a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c) is or becomes disqualified, of unsound mind or dies;

(d) resigns his or her office by notice in writing to the Company.

17.	Notice of meetings of the Board

(1) The Chairman may, and the Chairman on the requisition of a majority of the Directors then in office shall, at any time, summon a meeting of the Board.

(2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, telecopier, facsimile, email or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

18.	Quorum at meetings of the Board

The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office present in person or represented by a duly authorized representative appointed in accordance with the Act, provided that at least two Directors are present in person.

19.	Meetings of the Board

(1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

(2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

20.	Unanimous written resolutions

A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

21.	Contracts and disclosure of Directors’ interests

(1) Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, PROVIDED, that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

OFFICERS

23.	Officers of the Company

The Officers of the Company may consist of any of the following officers: a Chairman, a Deputy Chairman, a President, one or more Vice Presidents, a Secretary and such additional Officers as the Board may from time to time determine, all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

24.	Appointment of Officers

(1) The Board shall, as soon as possible after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors.

(2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may from time to time determine.

26.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.	Chairman of meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

29.	Obligations of Board to keep minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

30.	Indemnification of Directors and Officers of the Company

(1) The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators (the “Indemnitees”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty.

(2) The Company may advance moneys to the Indemnitees or any of them for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that any person to whom such moneys are advanced shall repay the advance if any allegation of fraud or dishonesty is proved against such person.

31.	Waiver of claim by Member

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action, in the performance of his duties with or for the Company, PROVIDED, that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

32.	Notice of annual general meeting

The annual general meeting of the Company shall be held in each year at such time and place as the President or the Chairman, or any two Directors or any Director and the Secretary or the Board shall appoint. At least 20-days’ notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.	Notice of special general meeting

The Chairman or the President may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five-days’ notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.	Accidental omission of notice of general meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.	Meeting called on requisition of Members

Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition shares representing ten percent (10%) or more of the aggregate voting power of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

36.	Short notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (a) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (b) by a majority in number of the Members, which majority must hold 95% or more of the aggregate voting power of the Company and having the right to attend and vote thereat, in the case of a special general meeting.

37.	Postponement of meetings

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38.	Quorum for general meeting

At the commencement of any general meeting of the Company two or more persons present in person and representing in person or by proxy shares representing more than fifty percent (50%) of the aggregate voting power of the Company shall form a quorum for the transaction of business, PROVIDED, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within a reasonable period from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

39.	Adjournment of meetings

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.	Attendance at meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

41.	Written resolutions

(1) Subject to subparagraph (6) of this Bye-law, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

(4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favor of a resolution shall be construed accordingly.

(5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

(6) This Bye-law shall not apply to:

(a) a resolution passed pursuant to Section 89(5) of the Act; or

(b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

42.	Attendance of Directors

The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.	Voting at meetings

(1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes, in all cases as determined pursuant to Bye-laws 50-54, cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

(2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

44.	Voting on show of hands

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands, subject to any rights or restrictions for the time being lawfully attached to any class of shares, including the provisions of Bye-laws 50-54.

45.	Decision of chairman

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.	Demand for a poll

(1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

(a) the chairman of such meeting; or

(b) at least three Members present in person or represented by proxy; or

(c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

(2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have for each voting share of which such person is the holder or for which such person holds a proxy, the number of votes determined pursuant to Bye-laws 50-54 and such votes shall be counted in the manner set out in subparagraph (4) of this Bye-law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct. The result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(3) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

(4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

47.	Seniority of joint holders voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.	Instrument of proxy

(1) Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a proxy executed and delivered in accordance with these Bye-laws.

(2) A person so authorised as a proxy shall be entitled to exercise the same power on behalf of the grantor of the proxy as the grantor could exercise at a general meeting of the Company.

(3) The instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any postponement or adjournment or, in either case in any document sent therewith), prior to the holding of the relevant meeting or postponed or adjourned meeting at which the individual named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

(4) Instruments of proxy shall be in such form as the Board may approve (including written or electronic form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any postponement or adjournment of the meeting as for the meeting to which it relates.

(5) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed.

49.	Representation of corporations at meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

VOTES OF MEMBERS

50.	General

Subject to the provisions of Bye-laws 51-54 below, and subject to any rights and restrictions for the time being attached to any class or classes of shares, every Member shall have one vote for each share carrying the right to vote on the matter in question of which he is the holder. Notwithstanding any other provisions of these Bye-laws, all determinations in these Bye-laws that are made by or subject to a vote or approval of Members shall be based upon the voting power of such Members’ shares as determined pursuant to Bye-laws 51-54.

51.	Adjustment of voting power

The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder or 9.5% Direct Foreign Shareholder Group. The Board of Directors shall implement the foregoing in the manner provided herein; PROVIDED, that the foregoing provision and the remainder of this Bye-law 51 shall not apply in the event that one Member of the Company owns greater than 75% of the issued and outstanding shares of the Company.

(1) The Board shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps, including those specified in Bye-law 54, necessary to ascertain, through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.5% U.S. Shareholder or a Tentative 9.5% Direct Foreign Shareholder Group.

(a) In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages, PROVIDED, that in the event of a tie, the reduction shall apply first to the Member whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The adjustments of voting power described in this Bye-law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board of Directors may deviate from any of the principles described in this Bye-law and determine that shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates. For the avoidance of doubt, in applying the provisions of Bye-laws 51-54, a share may carry a fraction of a vote.

“Attribution Percentage” shall mean, with respect to a Member, the percentage of the Member’s shares that are treated as Controlled Shares of a Tentative 9.5% Shareholder.

“Controlled Shares” in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Section 958 of the Code.

“9.5% U.S. Shareholder” means a “United States person” as defined in the Code (a “U.S. Person”) whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of the

Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the Code, if the Company were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

“Tentative 9.5% U.S. Shareholder” means a U.S. Person that, but for adjustments to the voting rights of shares pursuant to Bye-laws 51-52, would be a 9.5% U.S. Shareholder.

(b) Immediately after completing the adjustment of voting power provided for in Bye-law 51(1)(a), in the event that a Tentative 9.5% Direct Foreign Shareholder Group exists, the aggregate votes conferred by shares held by the Tentative 9.5% Direct Foreign Shareholder Group shall be reduced to less than 9.5% of the voting power of all shares.

(c) “9.5% Direct Foreign Shareholder Group” means a shareholder that is not a U.S. Person or a group of commonly controlled shareholders that are not U.S. Persons, in either case whose shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of the Company.

“Tentative 9.5% Direct Foreign Shareholder Group” means a shareholder that is not a U.S. Person or a group of commonly controlled shareholders that are not U.S. Persons that, but for adjustments to the voting rights of shares pursuant to Bye-laws 51-52, would be a 9.5% Direct Foreign Shareholder Group.

52.	Other adjustments of voting power

In addition to the provisions of Bye-law 51, any shares shall not carry any right to vote to the extent that the Board of Directors determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates, PROVIDED, that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Shareholder or a 9.5% Direct Foreign Shareholder Group.

53.	Notice

Prior to any date on which Members shall vote on any matter, the Board of Directors shall (a) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of Bye-laws 51-54, (b) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to Bye-laws 51-54 and (c) notify each Member of the voting power conferred by its shares determined in accordance with Bye-laws 51-54.

54.	Requirement to provide information and notice

(1) The Directors shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Directors may reasonably request for the purpose of determining whether any holder’s voting rights are to be adjusted. If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Directors may in their sole discretion determine that such holder’s shares shall carry no voting rights in which case such shares shall not carry any voting rights until otherwise determined by the Directors in their absolute discretion.

(2) Any holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is the owner of Controlled Shares that constitute 9.5% or more of the voting power of all shares.

(3) Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under subparagraph (1) of this Bye-law or from such Member’s failure to give notice under subparagraph (2) of this Bye-law.

SHARE CAPITAL AND SHARES

55.	Rights of shares

(1) Subject to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall consist of one class of common shares that carry voting rights. The holders of shares shall, subject to the provisions of these Bye-laws:

(a) be entitled to such dividends as the Board may from time to time declare;

(b) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(c) generally be entitled to enjoy all of the rights attaching to shares.

(2) All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

56.	Power to issue shares

(1) Subject to any restrictions that are provided for in these Bye-laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class or series of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may determine. Further, the Board may create and issue shares of a new class or series or of any existing class or series of shares and the Board may generally exercise the powers of the Company set out in sections 45(1)(b), (c), (d) and (e) of the Act, without the need of any approval of the Members as might otherwise be required by such sections of the Act. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to Section 43 of the Act, securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issue of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.

(2) The Board shall, in connection with the issue of any share, have the power to authorise the Company to pay such commission and brokerage as may be permitted by law.

(3) Except as authorised by the Board and permitted by applicable law, the Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

(4) The Company may from time to time do any one or more of the following things:

(a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

(b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

(c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

57.	Variation of rights, alteration of share capital and purchase of shares of the Company

(1) Subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

(2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4) The Company may from time to time purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

58.	Registered holder of shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

59.	Death of a joint holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

60.	Share certificates

(1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

(2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

(3) If any such certificate shall be proved to the satisfaction of any Officer to have been worn out, lost, mislaid or destroyed the Officer may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

61.	Calls on shares

(1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

62.	Forfeiture of shares

(1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form “A” in the Schedule hereto.

(2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

(3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

63.	Repurchase of shares

If the Directors in their sole discretion determine that share ownership by any person may result in a non-de minimis adverse tax, legal or regulatory consequence to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares that constitute 9.5% or more of the value of the Company or the voting shares of the Company (but subject to the provisions of Bye-laws 50—54)), the Company will have the option but not the obligation to repurchase or assign to a third party the right to purchase the minimum number of shares held by such person which is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence at a price determined in the good faith discretion of the Directors to represent such shares’ fair market value; PROVIDED, that (a) if the shares are not traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Directors without a minority discount but with an appropriate liquidity discount, such value and liquidity discount, if any, as determined by the Board of Directors, or (b) if the shares are traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Directors based on the average of the last sales price per share or if there is none, the average of the bid and asked price per share, without a minority discount or a liquidity discount, in each case for the eight business days prior to the repurchase date. If a Member disagrees with the price so determined by the Board of Directors, the fair market value per share and the liquidity discount, if any, will be determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to such Member.

REGISTER OF MEMBERS

64.	Contents of Register of Members

The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

65.	Inspection of Register of Members

The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

66.	Determination of record dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a) determining the Members entitled to receive any dividend; and

(b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

TRANSFER OF SHARES

67.	Instrument of transfer

(1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form “B” in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

(2) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

68.	Restrictions on transfer

(1) The Directors may decline to approve or register any transfer of shares if it appears to the Directors, in their sole and reasonable discretion, after taking into account, among other things, the limitation on voting rights contained in these Bye-laws, that any non-de minimis adverse tax, regulatory or legal consequence to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates would result from such transfer (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares that constitute 9.5% or more of the value of the Company or the voting shares of the Company (but subject to the provisions of Bye-laws 50 through 54)). The Directors shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Directors may reasonably request for the purpose of determining whether any transfer should be permitted.

(2) Subject to any applicable requirements of the New York Stock Exchange, the Directors (a) may decline to approve or to register any transfer of any share if a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required and (b) shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required.

(3) If the Board refuses to register a transfer of any share the Secretary shall, within one month after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

(4) The registration of transfers may be suspended at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

69.	Transfers by joint holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

70.	Representative of deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

71.	Registration on death or bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favor of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form “C” in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

DIVIDENDS AND OTHER DISTRIBUTIONS

72.	Declaration of dividends by the Board

The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

73.	Other distributions

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

74.	Reserve fund

The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other special purpose.

75.	Deduction of Amounts due to the Company

The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

CERTAIN SUBSIDIARIES

76.	Voting of subsidiary shares

Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general meeting of any direct subsidiary of the Company during any period in which the voting rights of any shares of the Company are adjusted pursuant to Bye-laws 51-52 (inclusive), the Directors shall refer the subject matter of the vote, other than the appointment, removal and remuneration of auditors, the approval of financial statements and any reports thereon and the remuneration of directors, to the Members of the Company on a poll (subject to Bye-laws 50-54) and seek authority from the Members for the Company’s corporate representative or proxy to vote in favor of the resolution proposed by the subsidiary. The Directors shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the subsidiary.

77.	Bye-laws or articles of association of certain subsidiaries

The Board in its discretion shall require that the Bye-laws or Articles of Association of each subsidiary of the Company, organized under the laws of a jurisdiction outside the United States of America, shall contain provisions substantially similar to Bye-law 76. The Company shall enter into agreements with each such subsidiary, as reasonably necessary, to effectuate or implement this Bye-law.

CAPITALISATION

78.	Issue of bonus shares

(1) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

(2) The Company may capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

ACCOUNTS AND FINANCIAL STATEMENTS

79.	Records of account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

80.	Financial year end

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

81.	Financial statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

82.	Appointment of Auditor

Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor. Any Auditor appointed by the Members shall, prior to such appointment, have been appointed by the Audit Committee. Such Auditor may not be a Member and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

83.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Audit Committee or in such manner as the Members may determine.

84.	Vacation of office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of disqualification, illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, fill the vacancy thereby created.

85.	Access to books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

86.	Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

(3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

NOTICES

87.	Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, email or other mode of representing words in a legible and non-transitory form.

88.	Notices to joint Members

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

89.	Service and delivery of notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

SEAL OF THE COMPANY

90.	The seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

91.	Manner in which seal is to be affixed

The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, PROVIDED, that any Director, Officer or Resident Representative may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

WINDING-UP

92.	Winding-up/distribution by liquidator

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members; PROVIDED THAT, each Member holding common shares of the Company shall receive at least the pro rata portion (based on its ownership of such shares) of any cash so distributed. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

93.	Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

						Please mark your votes as indicated in this example		☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.
		FOR all nominees	WITHHOLD AUTHORITY for all nominees	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
1.	To elect the following four nominees as Class I directors of AXIS Capital Holdings Limited: Nominees: (1) Michael A. Butt (2) John R. Charman	☐	☐	☐

2.   To approve an amendment to the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan which increases the aggregate number of shares of common stock authorized for issuance under the plan by 4,000,000 and provides that no material amendments may be made to the plan without shareholder consent.

						☐	☐	☐

(3)    Charles A. Davis

(4)    Sir Andrew Large

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

* Exceptions

					3. To amend the bye-laws of AXIS Capital Holdings Limited as described in the proxy statement.	☐	☐	☐

4.   To appoint Deloitte & Touche to act as the independent registered public accounting firm of AXIS Capital Holdings Limited for the fiscal year ending December 31, 2009 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

						☐	☐	☐
In their judgment, upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
IMPORTANT: Please sign exactly as your name(s) appear(s) hereon. If you are acting as attorney-in-fact, corporate officer or in another representative capacity, please indicate the capacity in which you are signing.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET http://www.eproxy.com/axs
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-580-9477
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of

Shareholders to be Held on May 6, 2009:

The Proxy Statement, the 2008 Annual Report to

Shareholders and the Form 10-K of AXIS

Capital Holdings Limited for 2008 are available at

http://materials.proxyvote.com/G0692U.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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AXIS CAPITAL HOLDINGS LIMITED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John J. Murray and Richard T. Gieryn, Jr., and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the common shares of AXIS Capital Holdings Limited held in the name of the undersigned at the close of business on March 9, 2009 on all matters presented at the Annual General Meeting of Shareholders of AXIS Capital Holdings Limited to be held on May 6, 2009 in Pembroke, Bermuda, and at any postponement or adjournment thereof.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES THAT IT REPRESENTS WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be Held on May 6, 2009:

The Proxy Statement, the 2008 Annual Report to Shareholders and the Form 10-K of AXIS Capital Holdings Limited

for 2008 are available at http://materials.proxyvote.com/G0692U.

(Continued, and to be marked, signed and dated, on the other side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for AXIS Capital Holdings Limited now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymelon.com/shareowner/isd

For Technical Assistance Cal 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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